EXHIBIT 10.3

POOLING AND SERVICING AGREEMENT

AMONG

ALLIANCE LAUNDRY SYSTEMS LLC

Servicer and Originator

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2005 LLC

Transferor

AND

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2005-A

Issuer

DATED AS OF JUNE 28, 2005

(continued)

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(continued)

3

(continued)

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EXHIBITS
EXHIBIT A-1	Form of Initial PSA Assignment

EXHIBIT A-2	Form of Additional PSA Assignment

EXHIBIT A-3	Form of Substitution Assignment

EXHIBIT B	Locations of Schedule of Loans and Receivables

EXHIBIT C	Backup Servicer Requirements

EXHIBIT D	Form of Servicer’s Certificate

EXHIBIT E	Form of Control Agreement

EXHIBIT F	Form of Borrowing Base Certificate

EXHIBIT G	Agreed Upon Procedures

APPENDICES
APPENDIX A	Defined Terms and Rules of Construction

APPENDIX B	Addresses and Procedures

APPENDIX C	Credit Agreement

SCHEDULES
SCHEDULE 7.01	Perfection Certificate – Transferor

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THIS POOLING AND SERVICING AGREEMENT (this “Agreement”) is made as of June 28, 2005, by and among ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company (“ALS” and, in its capacity as Originator and Servicer hereunder, the “Originator” and the “Servicer,” respectively), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2005 LLC, a Delaware limited liability company (“ALER” and, in its capacity as the Transferor hereunder, the “Transferor”), and ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2005-A, a Delaware statutory trust (the “Issuer”).

WHEREAS, pursuant to the Purchase Agreement, ALS will from time to time sell or convey certain Loans and all of its Receivables to the Transferor;

WHEREAS, the Transferor desires to further contribute such Loans and Receivables to the Issuer in respect of its beneficial interest in the Issuer, and the Servicer desires to perform the servicing obligations set forth herein for, and in consideration of, the fees and other benefits set forth in this Agreement;

WHEREAS, the Transferor and the Issuer wish to set forth the terms pursuant to which such Loans and Receivables are to be transferred by the Transferor to the Issuer, and the Servicer and the Issuer wish to set forth the terms pursuant to which such Loans and Receivables will be serviced by the Servicer;

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

PURCHASE AND SALE

SECTION 2.01 Purchase and Sale. The Originator has previously sold, transferred and conveyed to the Transferor, the Transferor hereby conveys, transfers or assigns to the Issuer, and the Issuer hereby accepts from the Transferor, at the times set forth in Section 2.2, all of Transferor’s right, title and interest in, to and under:

(a) all Specified Assets that existed and were transferred to the Transferor on the Closing Date under the Purchase Agreement;

(b) all Specified Assets that existed and were acquired by the Transferor on each Purchase Date during the period from and including the closing of business on the Closing Date to the Purchase Termination Date;

(c) the Purchase Agreement and the other Basic Documents (other than the Trust Agreement, and the documents and certificates executed in connection with the foregoing) to the extent such rights relate to the Specified Assets, including the right of the Transferor to cause ALS to perform its obligations thereunder (including the obligation of ALS under Sections 2.12(c) and (d) of the Purchase Agreement); and

(d) any and all income and Proceeds of the property described in clauses (a) through (c) above.

As used herein, “Second Tier Purchased Assets” means the items listed above in clauses (a), (b), (c) and (d) collectively.

SECTION 2.02 Timing of Conveyances.

(a) Initial Closing Date Conveyances. On the Closing Date, the Transferor will, pursuant to an assignment in the form attached hereto as Exhibit A-1 (the “Initial PSA Assignment”), convey, transfer, assign, and set over to the Issuer all of the Specified Assets acquired by the Transferor on the Closing Date pursuant to the Purchase Agreement.

(b) Regular Conveyances. On each Purchase Date under the Purchase Agreement, the Transferor will immediately, upon the acquisition by the Transferor of such Specified Assets, transfer, pursuant to an assignment in the form attached hereto as Exhibit A-2 (the “Additional PSA Assignment”), each and every Specified Asset acquired by the Transferor on such Purchase Date pursuant to the terms of the Purchase Agreement.

SECTION 2.03 Character of Transfers. Each transfer of Second Tier Purchased Assets as set forth in Section 2.02 will be treated as a capital contribution by the Transferor to the Issuer.

SECTION 2.04 No Recourse. Except as specifically provided in Section 2.12 of this Agreement, the transfer of Second Tier Purchased Assets under this Agreement shall be without recourse to the Transferor; it being understood that the Transferor shall be liable to the Issuer for all representations, warranties, covenants and indemnities made by the Transferor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Transferor for the credit risk of the Obligors under any Second Tier Purchased Assets.

SECTION 2.05 No Assumption of Obligations Relating to Second Tier Purchased Assets. Neither the Issuer nor the Servicer shall have any obligation or liability to any Obligor or other customer or client of the Transferor (including any obligation to perform any of the obligations of the Transferor under any Second Tier Purchased Asset including any contract or purchase orders or other agreements related to any Second Tier Purchased Asset). No such obligation or liability is intended to be assumed by the Issuer or the Servicer hereunder, and any such assumption is expressly disclaimed.

SECTION 2.06 Absolute Conveyances. Each of the Transferor and the Issuer intends each transfer of the Second Tier Purchased Assets hereunder to be capital contributions by the Transferor to the Issuer, that in each case are absolute and irrevocable and that provide the Issuer with the full benefits of ownership of the Second Tier Purchased Assets. Neither the Issuer nor the Transferor intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Issuer to the Transferor.

The Transferor, the Servicer and the Issuer intend to treat such transfer and assignment as a capital contribution for accounting purposes. Notwithstanding the foregoing, if the arrangements with respect to such assets are deemed for any purpose to constitute a loan and not a purchase and sale or capital contribution of the Second Tier Purchased Assets, it is the intention of the parties hereto that this Agreement shall still constitute a security agreement under applicable law, and Transferor hereby grants to the Issuer a first priority perfected security interest in all of Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Second Tier Purchased Assets, and all money, accounts, general intangibles, payment intangibles, chattel paper, instruments, documents, supporting obligations, goods, investment property, deposit accounts, securities entitlements, certificates of deposit, letters of credit, letter-of-credit rights, and advices of credit consisting of, arising from or related to such assets, and all proceeds thereof, to secure its obligations hereunder, including its obligation to remit to the Issuer, or its successors and assigns, all Collections of such assets and other proceeds of such assets and all other Second Tier Purchased Assets. The Transferor and the Issuer agree that the foregoing transfers of Purchased Receivables and Loans included in the Second Tier Purchased Assets constitute sales of “accounts,” “promissory notes” and “chattel paper” as described in the UCC, and that this Agreement shall create a security interest in favor of the Issuer as the purchaser of such assets.

Each of the Transferor and the Issuer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement is deemed to create a security interest in the Second Tier Purchased Assets, such security interest would be deemed to be a perfected security interest of first priority Lien in favor of the Indenture Trustee (as assignee of the Issuer) under applicable law (including the filing of any financing statements describing the subject of such security interest as all assets of the Transferor) and will be maintained as such throughout the term of this Agreement. Such grant of a security interest in the Second Tier Purchased Assets shall be deemed to include all rights, powers and options (but none of the obligations, if any) of the Transferor under any agreement or instrument included in the assets referred to in the Second Tier Purchased Assets, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of Purchased Equipment Loans and all other monies payable under such Purchased Equipment Loans, the immediate and continuing right to collect the Purchased Receivables to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Transferor or otherwise and generally to do and receive anything that the Transferor is or may be entitled to do or receive under or with respect to the Second Tier Purchased Assets. For purposes of such grant, this Agreement shall constitute a security agreement under the UCC.

SECTION 2.07 Effect of Transfer. Upon each Advance under the Indenture and the Note Purchase Agreement, title to the Second Tier Purchased Assets shall vest in the Issuer, whether or not the conditions precedent to the obligation of the Issuer to acquire such Second Tier Purchased Assets were in fact satisfied.

SECTION 2.08 Servicing of Second Tier Purchased Assets. Consistent with the Issuer’s ownership of the Second Tier Purchased Assets, the Issuer shall have the sole right to service, administer and collect the Second Tier Purchased Assets and to assign such right to others.

SECTION 2.09 Custody of Collateral Documents. Simultaneously with the execution and delivery of this Agreement, the Servicer, the Issuer, the Indenture Trustee and the Custodian shall enter into the Custodial Agreement, whereby the Custodian shall act as the agent of the Indenture Trustee as custodian of the following documents and instruments (collectively, the “Collateral Documents”) for each Loan to be acquired by the Issuer pursuant to the terms of this Agreement:

(a) the fully executed endorsed original of the Equipment Note and any original loan agreement for any such Loan (which shall not bear any transfer or encumbrance legend or, if it shall bear such a legend, shall be accompanied by an unconditional release from the party or parties named in such legend);

(b) the original, fully executed Guaranty executed in respect of such Loan (unless the Loan Schedule certifies that such document does not exist with respect to the applicable Loan);

(c) the original, fully executed security agreement executed for such Loan;

(d) the original file-stamped UCC financing statement with recording information indicated thereon for such Loan filed by the Originator against the Obligor with respect to the related Equipment or a copy thereof and related certificates (as provided in the second paragraph below);

(e) the Delivery and Acceptance Receipt for the Equipment relating to such Loan (unless the Loan Schedule certifies that such document does not exist with respect to the applicable Loan) or a copy thereof and related certification (as provided in the second paragraph below); and

(f) the assignment of lease, landlord waiver, mortgagee waiver or deed, in each case, with respect to the real property on which the related Equipment is located (unless the Loan Schedule certifies that such document does not exist with respect to the applicable Loan and is not required to be delivered to the Custodian pursuant to this Agreement).

The Transferor shall, or shall cause the Servicer to, deliver to the Custodian (i) on or prior to the Closing Date, all of the Collateral Documents (but shall retain copies thereof)

relating to at least 98% of the Aggregate Initial Loan Balance of the Initial Loans, and (ii) the Collateral Documents relating to the remaining Initial Loans within three (3) Business Days of the Closing Date. On or prior to the Closing Date (with respect to the 98%) and two Business Days after receipt by the Custodian (with respect to the remaining 2%) such Collateral Documents shall have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian (a copy of such certification will be provided to the Insurer and the Indenture Trustee). With respect to any Loan transferred to the Issuer after the Closing Date, the Transferor shall, or shall cause the Servicer to, deliver all of the Collateral Documents (but shall retain copies thereof) relating to such Loans to the Custodian and such Collateral Documents shall have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian (a copy of such certification will be provided to the Insurer and the Indenture Trustee) no later than 3:00 p.m. on the Business Day prior to, and as a condition to the funding of the Equipment Loan under the Indenture, on the applicable Equipment Loan Borrowing Date. The Custodian shall, in accordance with the Custodial Agreement, review and certify as complete pursuant to a Custodian Receipt Certification all Collateral Documents required to be delivered to the Custodian with respect to each Loan. Except as otherwise provided herein with respect to the transfer of servicing duties hereunder, the Servicer: (i) shall maintain in its possession the Loan Files and Receivables Files (other than the Collateral Documents) in a manner consistent with the Loan Servicing Standards, (ii) will not dispose of any documents constituting the Loan Files or Receivables Files, (iii) will not permit any Person other than the Indenture Trustee to maintain any adverse claim upon any Loan File or Receivables File, and (iv) will not permit any Person other than the Indenture Trustee, the Servicer (or any sub-servicer or other agent permitted hereunder) or the Custodian to maintain possession of any Loan File or Receivable File so long as the related Loan or Receivable shall remain part of the Trust Estate.

With respect to any Collateral Documents described in clauses (d) or (f) above which have been delivered, or are being delivered, to recording offices for recording and have not been returned to the Transferor or Servicer in time to permit their delivery hereunder at the time required, then, in lieu of delivering such original documents, the Transferor or Servicer shall deliver to the Custodian a true copy thereof with a certification (a copy of which certification shall be delivered to the Control Party) executed by an authorized representative of the Transferor or Servicer certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. The Transferor or Servicer shall deliver such original documents to the Custodian promptly when they are received.

Upon termination of the Servicer as Servicer, the terminated Servicer shall promptly deliver to the Indenture Trustee any Loan Files and any Receivables Files, or portion thereof, as applicable, and any copies of the Collateral Documents that may be in the possession of such Servicer and that may have been delivered to such Servicer pursuant to this Section 2.09. From time to time, solely to the extent the same is required to implement the foreclosure, purchase, payoff, substitution or servicing of the Loans or Receivables by the Servicer or any related collateral, the Servicer may request release by the Custodian of, and the Custodian shall deliver to the Servicer, any portion of the Collateral Documents in accordance with the terms of the Custodial Agreement. A copy of any such request shall be sent concurrently to the Control Party. In the event that an Event of Default, Default, Rapid Amortization Event or Servicer Default has occurred and is continuing, the consent of the Control Party shall be required in order for the Servicer to make any such request. The Servicer shall promptly return to the Custodian each and every document previously requested from the Collateral Documents when the Servicer’s need therefor no longer exists, unless the Loan or Receivable has been liquidated, paid off or collected, is a Warranty Loan, an Administrative Loan or is a Loan with respect to which a Substitute Loan has been substituted in its place, in which case, the Servicer shall provide a certification to this effect to the Custodian, which may be included in the request for release, a copy of which shall be sent concurrently to the Control Party.

Notwithstanding anything to the contrary set forth herein, the Servicer shall not, without the prior written consent of the Control Party, be entitled to request any Collateral Documents held by the Custodian if the sum of the unpaid Loan Balances of all Loans for which the Servicer is then in possession of the related Collateral Documents (other than for Loans then held by the Servicer which have been repurchased, paid off, substituted or liquidated in accordance with the Loan Servicing Standards) (including the Collateral Documents to be requested) exceeds 5% of the Aggregate Loan Balances of all Loans then owned by the Trust. The Servicer may hold, and hereby acknowledges that it shall hold, any Collateral Documents and all other property included in the Trust Estate property that it may from time to time receive hereunder as custodian for the Indenture Trustee solely at the will of the Custodian and the Indenture Trustee for the sole purpose of facilitating the servicing of the Loans and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Indenture Trustee and the Issuer, holds any Trust Estate property, the Servicer shall do so in accordance with the Loan Servicing Standards as such standard applies to servicers acting as custodial agent. The Servicer shall promptly report to the Custodian and the Indenture Trustee the loss by it of all or part of any Collateral Documents previously provided to it by the Custodian and shall promptly take appropriate action to remedy any such loss. In such custodial capacity, the Servicer shall have and perform the following powers and duties:

(i) hold the Loan Files and Collateral Documents that it may from time to time receive hereunder from the Indenture Trustee for the benefit of the Indenture Trustee, maintain accurate records pertaining to each Loan to enable it to comply with the terms and conditions of the Indenture and this Agreement, and maintain a current inventory thereof;

(ii) implement policies and procedures consistent with the Servicing Standards (and the Credit and Collection Policies generally) and requirements of the Custodial Agreement so that the integrity and physical possession of such Loan Files and Collateral Documents will be maintained; and

(iii) take all other actions, in accordance with the Servicing Standards (and the Credit and Collection Policies generally), in connection with maintaining custody of such Loan Files and Collateral Documents on behalf of the Indenture Trustee.

Acting as custodian of the Loan Files pursuant to this Section, the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Loans, the Loan Files or the Collateral Documents.

The Servicer agrees to maintain the Collateral Documents in its possession that it may from time to time receive from the Custodian at its office located in Ripon, Wisconsin or at such other offices of the Servicer as shall from time to time be identified by prior written notice to the Indenture Trustee and the Control Party. Notwithstanding the foregoing, the Servicer may temporarily move individual Loan Files or Receivables Files (or any portion thereof) or any Collateral Documents without notice as necessary to conduct the collection and other servicing activities originally set forth in the request for release in accordance with the Servicing Standards; provided, that the Servicer shall not move any such Loan Files, Receivables Files or such Collateral Documents for more than 30 days without obtaining the written consent of the Indenture Trustee and the Control Party, such consent not to be unreasonably withheld or delayed.

SECTION 2.10 Acceptance and Acknowledgment by Issuer. (a) The Issuer hereby accepts the Second Tier Purchased Assets and declares that the Issuer shall hold such assets in trust for the benefit of Beneficiaries in accordance with the Trust Agreement, the Indenture and this Agreement. The Issuer hereby accepts the appointment of ALS as Servicer.

(b) Transfer of Conveyed Assets. Each of the Transferor, ALS, as the Originator, and the Servicer understands that the Issuer intends to pledge the Trust Estate to the Indenture Trustee for the benefit of the Beneficiaries pursuant to the Indenture. Each of the Transferor, ALS, as the Originator, and the Servicer agrees that, upon the occurrence of an Event of Default, the Indenture Trustee may exercise the rights of the Issuer hereunder and shall be entitled to all of the benefits to which the Issuer is entitled hereunder to the extent provided for in the Indenture.

SECTION 2.11 Representations and Warranties as to the Loans and Receivables. Pursuant to Section 2.01(c), the Transferor assigned to the Issuer all of its right, title and interest in, to and under the Purchase Agreement, including the representations and warranties of ALS made to the Transferor pursuant to Section 3.1 of the Purchase Agreement. Each of the Originator and the Transferor hereby represents, warrants and covenants to the Issuer that it has taken no action, and will take no action, which would cause such representations, warranties and covenants to be false in any material respect as of the Closing Date, Purchase Date or Substitution Date, as applicable. Each of the Originator and the Transferor further acknowledges that the Issuer, the Indenture Trustee and the Control Party rely on, and for their benefit, the Transferor hereby reaffirms, the representations, warranties and covenants of the Transferor under this Agreement and the Originator hereby reaffirms the representations, warranties and covenants of ALS under the Purchase Agreement, in accepting the Loans and Receivables in trust and executing and delivering the Securities. The foregoing representations and warranties are made as of the Closing Date, Purchase Date or Substitution Date but shall survive the sale, transfer and assignment of the Loans, the Receivables and the other Second Tier Purchased Assets to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

SECTION 2.12 Payments in Respect of Receivables and Repurchases of Loans. Upon discovery by the Transferor, the Control Party, the Servicer, the Issuer or the Indenture Trustee of a breach of any of the representations and warranties made with respect to any Conveyed Assets that were identified as Eligible Receivables and/or Eligible Equipment Loans on the relevant Funding Date Data Pool Report in:

(x) Section 3.01 of the Purchase Agreement (irrespective of any limitation set forth in the Purchase Agreement regarding knowledge of the Originator); or

(y) Section 2.11 or clauses (i), (ii) or (iii) of Section 7.01(b) of this Agreement; or

(z) Section 7.01(a), Section 7.01(b) (other than clauses (i), (ii) and (iii) of Section 7.01(b)) or Section 7.01(c) of this Agreement which breach materially and adversely affects the interests of the Beneficiaries in, or collectability of, the affected Loan or Receivable, as the case may be;

the party discovering such breach shall give prompt written notice thereof to the others.

Unless such breach shall have been waived in writing by the Control Party or cured in all material respects (whether by remedying the affected Loan or Receivable or by the Transferor’s acquiring and conveying to the Issuer additional Eligible Receivables or Eligible Equipment Loans, as the case may be), then the Transferor (in the event of a breach of the representations and warranties made by the Transferor and not by the Originator) or the Originator (in the event of a breach of representation and warranty of the Originator and not the Transferor), shall:

(i) in the case of a non-conforming Receivable, on the Conversion Date (and on each Business Day after the Conversion Date, with respect to events or conditions that occur or exist (or are discovered) after the Conversion Date) pay the Receivable Repurchase Amount, if any, as described and defined in Section 2.12(c) of the Purchase Agreement; and

(ii) in the case of a non-conforming Loan, unless the Transferor shall have provided a Substitute Loan as provided in Section 2.13, repurchase such Loan from the Issuer for a price equal to the Warranty Payment by not later than the Distribution Date following the second Accounting Date after the receipt of notice of such breach.

The Owner Trustee shall have no affirmative duty to conduct any investigation as to the occurrence of any event requiring the repurchase of any non-conforming Loan or the payment in respect of any non-conforming Receivable pursuant to this Section 2.12.

It is understood and agreed that the obligation of the Warranty Purchaser to repurchase any Loan or make such payment in respect of a Receivable as to which a breach has occurred and is continuing shall, if such payment or repurchase obligations are fulfilled, constitute the sole remedy against the Transferor, the Servicer or ALS for such breach available to any Interested Party. The Servicer acknowledges its obligations to repurchase Administrative Loans from the Issuer pursuant to Section 3.08 hereof and ALS, in its capacity as the seller under the Purchase Agreement, acknowledges its obligations to repurchase Warranty Loans pursuant to Section 2.12 of the Purchase Agreement.

SECTION	2.13 Substitution of Loans.

(a) Provided no Rapid Amortization Event or Event of Default has occurred and is continuing, the Transferor may, at its option, transfer to the Issuer on or prior to the eighth day of a month, pursuant to an assignment, substantially in the form attached hereto as Exhibit A-3 (each, a “Substitution Assignment”) one or more Eligible Equipment Loans (each, a “Substitute Loan”) for any Loan that became subject to a Warranty Event (each such replaced Loan, a “Predecessor Loan”), together with all right, title and interest of the Transferor in, to and under:

(i) all documents and instruments evidencing or governing the Substitute Loans and all Loan Files relating thereto, identified in the schedule to the Substitution Assignment and all monies paid or payable thereon (including Liquidation Proceeds) on or after or due and payable, but in each case not paid, as of the Substitution Cutoff Date;

(ii) the Equipment, including, without limitation, all security interests therein, granted by Obligors pursuant to such Substitute Loans and any other collateral securing such Substitute Loans;

(iii) any Insurance Policies, and proceeds thereof, and rights and benefits thereunder, with respect to such Equipment and any other collateral securing such Substitute Loans;

(iv) with respect to such Substitute Loans, any Guaranties, and proceeds thereof, and all rights and benefits thereunder;

(v) all funds on deposit from time to time in the Loan Lockbox or in the Loan Lockbox Account with respect to such Substitute Loans and all proceeds thereof;

(vi) the Purchase Agreement, and the other Basic Documents (other than the Trust Agreement, the Trust Certificate, the Certificates and the documents and certificates executed in connection with the foregoing) relating to such Loan, including the right of the Transferor to cause ALS to perform its obligations thereunder (including the obligation to repurchase such Loans under certain circumstances); and

(vii) any Proceeds of the property described in clauses (i) through (vi) above.

The sum of the Loan Balances, measured as of the Substitution Cutoff Date, of the Substitute Loans to be transferred to the Issuer on any Substitution Date shall not be less than the sum of the Loan Balances, or more than 110%, of the sum of the Loan Balance of the Predecessor Loans, in each case measured as of the Substitution Cutoff Date. Any such Substitute Loan shall also bear interest at the same or higher rate of interest as the Predecessor Loan and shall also have a final maturity date that is not later than six months prior to the Final Scheduled Distribution Date.

(b) Each Substitute Loan shall be an Eligible Equipment Loan as of the close of business on the last day of the month preceding the Substitution Date (the “Substitution Cutoff Date”), and no Substitute Loan shall have previously been a Substitute Loan. Loans may not be substituted for Warranty Loans if and to the extent (i) from the Closing Date, the sum of the Loan Balances (measured as of the related Substitution Cutoff Date) of all Substitute Loans

(including the Eligible Equipment Loans to be substituted on such date) exceeds an amount equal to 5% of the sum of the Loan Balances of all Loans transferred by the Transferor to the Trust on or after the Closing Date, or (ii) after giving effect to the addition of the Substitute Loans to be added on such date, the Equipment Loan Borrowing Base would be less than the Aggregate Equipment Loan Note Principal Balance.

(c) Upon the replacement of a Loan and collateral as described above, the interest of the Trustees and the Noteholders in such Predecessor Loan and related collateral shall be terminated and such Predecessor Loan and collateral shall be released to the Transferor.

(d) Any substitution of a Loan pursuant to this Agreement shall be effected by (i) delivery to the Custodian on behalf of the Indenture Trustee of the Collateral Documents for each such Substitute Loan on or prior to the related Substitution Date in accordance with Section 2.03, (ii) filing of any UCC financing statements necessary to perfect the interest of the Indenture Trustee in the Substitute Loans, (iii) delivery to the Indenture Trustee of a list of Substitute Loans reflecting such substitution, and (iv) execution of and delivery of the related Assignments.

ARTICLE III

GENERAL ADMINISTRATION; ADMINISTRATION AND SERVICING OF LOANS

SECTION 3.01 Duties of the Servicer regarding Loans. ALS is hereby appointed as the initial Servicer. The Servicer is hereby appointed and authorized to act as agent for the Owner of the Loans and in such capacity shall manage, service, administer and make Collections on the Loans with reasonable care, using no less than that degree of skill and attention that the Servicer exercises with respect to comparable stand-alone commercial laundry equipment loans that it services for itself or others and consistent with the Loan Credit and Collection Policy (collectively, the “Loan Servicing Standards”). ALS hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Loans set forth herein. The Servicer’s duties shall include, but not be limited to, collection and posting of all payments, responding to inquiries of Obligors on the Loans, investigating delinquencies, sending payment statements to Obligors, upon the request of an Obligor reporting tax information to such Obligors (which currently consists of IRS Form 1098), monitoring the collateral in accordance with the Loan Servicing Standards, accounting for Collections and furnishing monthly and annual statements to the Owner of any Loans with respect to distributions, maintaining the first priority perfected security interest of the Indenture Trustee in the Trust Estate (other than Exempt Collateral) for the benefit of the Beneficiaries and filing any financing and continuation statements required to be filed pursuant to the UCC, including, but not limited to, filings against ALS, Transferor and Alliance Laundry Equipment Receivables 2002 LLC, respectively, to perfect the transfers pursuant to the Purchase Agreement, this Agreement and any document pursuant to which ALS acquired such assets from Alliance Laundry Equipment Receivables 2002 LLC, continuation statements shall be filed on or before the 60th day prior to the expiration date of such financing statement; and promptly delivering evidence of all such filings to the Indenture Trustee and the Insurer which evidence shall be satisfactory in form and substance to the Insurer with evidence of the filing of continuation statements being delivered on or before the 30th day before the expiration of such financing statements, and performing the other duties specified herein. Subject to the provisions of Section 3.02, the Servicer shall follow the Loan Servicing Standards and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Owner of the Loans, pursuant to this Section 3.01 to execute and deliver, on behalf of all Interested Parties, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Loans and the related collateral but solely to the extent such release or discharge is expressly permitted pursuant to the terms of the Basic Documents. The Servicer is hereby authorized to commence in the name of the Owner of such Loan or, to the extent necessary, in its own name, a legal proceeding to enforce a Defaulted Equipment Loan as contemplated by Section 3.04, to enforce all obligations of ALS and ALER, in its capacity as the Transferor or otherwise, under each of the Purchase Agreement and the Pooling and Servicing Agreement or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Loan or a Defaulted Equipment Loan. If the Servicer commences or participates in such a legal proceeding in its own name (which any successor Servicer shall not be permitted to do, it being understood that in no event will any successor Servicer take any action hereunder in its own name, including, without limitation, setting up accounts or directing Obligors to make payments to it or in its name), the Owner of such Loan shall thereupon be deemed to have automatically assigned such Loan to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, the Servicer is hereby authorized and empowered by the Owner of a Loan to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits, all instruments of satisfaction or cancellation, or of partial or full release or discharge or other documents or instruments in connection with any such proceeding. Any Owner of Loans, upon the written request of the initial Servicer, shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.01 shall be nonexclusive and shall not be construed to be in derogation of the retention by the Owner of a Loan of equivalent authority and rights. If in any proceeding it is held that the Servicer may not enforce a Loan on the grounds that it is not a real party in interest or a holder entitled to enforce the Loan, the applicable Trustee shall, at the Servicer’s specific written direction and expense, take such steps as shall be reasonably required to enforce the Loan, including bringing suit in the name of such Person.

SECTION 3.02 Collection of Loan Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans as and when the same shall become due, and shall follow the Loan Servicing Standards. Notwithstanding anything in this Agreement to the contrary, neither the Indenture Trustee nor the Servicer shall release the Equipment or other collateral securing a Loan from the lien of the Indenture unless the outstanding Loan Balance, if any, of such Loan has been deposited into the Equipment Collection Account, except (x) upon substitution of Substitute Loans, (y) substitution of equivalent Equipment or other collateral (such substitution shall not reduce the Obligor’s payment obligations under such Loan) or (z) the foreclosure and sale of collateral or final settlement or compromise of a Defaulted Equipment Loan in which case the proceeds of such foreclosure, sale, or final settlement or compromise shall be deposited into the Collection Account as required under the Basic Documents. Subject to the limitations in subsection 3.07(c), the Servicer is hereby authorized to (i) grant extensions, rebates or adjustments on a Loan without the prior consent of the Owner or the Control Party, and (ii) consent to the assignment or assumption, including the release of the existing Obligor in connection therewith, without the prior consent of the Owner or the Control Party, provided that (x) after giving effect to such extension, rebate or adjustment, the Equipment Loan Borrowing Base would not be less than the then Aggregate Equipment Loan Note Principal Balance, (y) with respect to any such assignment or assumption (other than the assignment or assumption of a Defaulted Equipment Loan) after giving effect to such assignment or assumption, the new Obligor and Eligible Loan would satisfy all of the criteria set forth in the definition of Eligible Equipment Loan applicable to Obligors and (z) such Loan, after any such extension, rebate or adjustment, meets the definition of an Eligible Equipment Loan; provided, further, that subject to preceding clauses (x), (y) and (z) and Section 3.07(c), any successor Servicer (other than an Affiliate of ALS) shall be authorized to grant extensions, rebates or adjustments without the consent of the Control Party only to the extent it determines that such action is reasonably likely to prevent a payment event of default by the Obligor. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other fees that may be collected in the ordinary course of servicing such Loan; provided, however, that once the Servicer waives such fees, then such fee cannot be collected from the Designated Accounts, the Loan Lockbox Account or any other source. To the extent provided for in any Loan, the Servicer shall make reasonable efforts to collect all payments with respect to amounts due for maintenance, taxes or assessments on the Equipment or the Loans and shall remit such amounts to the appropriate maintenance provider or Governmental Authority on or prior to the date such payments are due.

SECTION 3.03 Prepayments. The Servicer may accept the prepayment in part or in full of a Loan; provided, that in the event of Full Prepayment, the Servicer may consent to such Full Prepayment only if the amount thereof deposited into the Collection Account in connection with such prepayment is not less than the then Loan Balance of, and all accrued and unpaid interest on, such Loan and all other amounts due and payable in connection therewith other than fees and charges that would otherwise be payable to the Servicer pursuant to Section 8.2(c)(1) or Section 8.2(f)(1) of the Indenture; and provided further, that in the event of a Prepayment in part, the outstanding Loan Balance of such Loan is not reduced by more than the amount of such Prepayment allocable to the payment of principal pursuant to Section 3.11.

SECTION 3.04 Realization Upon Defaulted Equipment Loans. The Servicer shall use reasonable efforts, consistent with the Loan Servicing Standards, to repossess, remarket or otherwise comparably convert the ownership of each item of Equipment and other collateral that it has reasonably determined should be repossessed or otherwise converted following a default under the Loan secured by each such item of Equipment and other collateral. The Servicer is authorized to follow such practices, policies and procedures as it shall deem necessary or advisable and as shall be in accordance with the Loan Servicing Standards to realize upon or obtain benefits of any proceeds from any Insurance Policies and proceeds from any Guaranties, in each case with respect to the Loans, selling the related Equipment and other collateral at public or private sale or sales and other actions by the Servicer in order to realize upon such a Loan. The foregoing is subject to the provision that, in any case in which the

Equipment shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion consistent with the Loan Servicing Standards that such repair and/or repossession shall likely increase the proceeds of liquidation of the related Loan by an amount greater than the amount of such expenses. The Servicer shall be entitled to receive Liquidation Expenses with respect to each Defaulted Equipment Loan out of amounts that would otherwise comprise Liquidation Proceeds with respect to the related Loan. The Servicer shall enforce any of the foregoing rights and remedies described in this Section 3.04 with respect to any Defaulted Equipment Loans that are cross collateralized by other loan obligations, in the manner and priority specified in Section 5.1(k) of the Purchase Agreement. To the extent that an escrow account has been established by, or on behalf of an Obligor to cover defaults on contracts between such Obligor and the Originator, amounts in such escrow account shall be applied against defaults under each such contract in the order that such defaults occur with respect to any such contract unless otherwise required by law, regulation or judicial order. The Servicer shall not accelerate any Scheduled Payment unless permitted to do so by the terms of the Loan or under applicable law.

SECTION 3.05 Maintenance of Insurance Policies. The Servicer shall, except as specified in clause (q) of the definition of “Eligible Equipment Loan,” require that each Obligor shall have obtained physical damage insurance covering each item of Equipment as of the execution of the related Loan. The Servicer shall, in accordance with the Loan Servicing Standards, monitor such physical damage insurance with respect to each item of Equipment that secures each Loan. The Servicer shall remit to the Collection Account within two Business Days of receipt all Insurance Proceeds received directly by the Servicer with respect to any Loan or Equipment subject thereto. Additionally, the Servicer shall maintain a general liability policy in the amount of at least $1,000,000 per occurrence and at least $2,000,000 in the aggregate, and an excess liability insurance policy in umbrella form in the aggregate amount of at least $5,000,000. All premiums due and payable for the term of the period in respect of such policies have been paid and shall continue to be paid promptly as such premiums become due. The Indenture Trustee, the Insurer, the Issuer, the Transferor and the Noteholders shall at all times while the Notes are outstanding be named as an additional insured or a primary insured on such casualty and liability policies maintained by the Servicer.

SECTION 3.06 Maintenance of Security Interests in Collateral. The Servicer shall, in accordance with the Loan Servicing Standards and at its own expense, take such steps as are necessary to maintain in favor of the Indenture Trustee perfection of the first priority security interest in the Trust Estate (other than Exempt Collateral) including, without limitation, filings required because of revisions to the UCC. The Owner of each Loan hereby authorizes the Servicer to re-perfect such first priority security interest as necessary for any reason. The Servicer shall file such continuation statements and any other documents reasonably requested by the Indenture Trustee or which may be required by law to fully preserve and protect the first priority perfected security interest of the Indenture Trustee on behalf of the Beneficiaries in and to the Trust Estate other than Exempt Collateral. The Servicer shall use commercially reasonable efforts to enforce the obligations of the Obligors under the applicable loan documents to remove any Lien on the Trust Estate of which the Servicer has actual knowledge or reason to have knowledge pursuant to the performance of its obligations as Servicer hereunder other than the Lien created pursuant to the Indenture.

SECTION 3.07 Covenants of the Servicer. The Servicer hereby makes the following covenants on which the Issuer, the Control Party, the Indenture Trustee and the Noteholders are relying in connection with the Issuer acquiring the Loans hereunder and issuing the Securities under the Basic Documents. The Servicer covenants that from and after the Closing Date:

(a) Liens in Force. Except as expressly provided in this Agreement, the Servicer shall not release in whole or in part any Lien on any collateral securing any Loan or any Equipment or other collateral from the security interest securing such related Loan and shall use reasonable efforts not to permit any Liens to attach to the Trust Estate except those created under the Indenture.

(b) No Impairment. The Servicer shall not impair the rights of the Issuer, the Insurer or any Interested Party in and to any Loan and shall take no action with respect to a Loan which at the time the Servicer reasonably believes would be contrary to the maximization of the ultimate repayment on such Loan.

(c) No Modifications. The Servicer shall not (i) amend or otherwise modify or grant rebates or adjustments on any Loan such that (A) the Loan Balance is decreased, (B) after such amendment, modification, rebate or adjustment, the Equipment Loan Borrowing Base would be less than the Aggregate Equipment Loan Note Principal Balance, (C) the Loan no longer meets the definition of Eligible Equipment Loan or (ii) grant any extension with respect to, or amend, any Scheduled Payment to extend or delay any payments of principal on any Loan which modification or amendment would extend the due date for the final Scheduled Payment on such Loan beyond six (6) months prior to the Final Scheduled Distribution Date. Except as accounted for under clause (o) of the definition of “Excess Loan Concentration Amount,” the Servicer shall not amend or otherwise modify any Loan more than once after its applicable Cutoff Date.

(d) Contract Management System. The Servicer will, at its own cost and expense, (A) retain the Contract Management System, or an alternative system of equal capability, used by the Servicer as a master record of the Loans and Receivables and (B) mark the Contract Management System to the effect that the Loans and Receivables listed thereon have been conveyed to the Issuer pursuant to this Agreement and pledged by the Issuer pursuant to the Indenture to the Indenture Trustee for the benefit of the Beneficiaries.

The Servicer will maintain accounts and records as to each Loan and Receivable serviced by the Servicer that are accurate and sufficiently detailed to permit (i) the reader thereof to know as of the most recent Determination Date the status of such Loan or Receivable, including payments and recoveries made and payments owing (and the nature of each), and (ii) reconciliation between payments or recoveries on (or with respect to) each Loan and Receivable and the amounts from time to time deposited in the Collection Account in respect of such Loan or Receivable.

(e) Compliance with Law. The Servicer will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Loans, the Receivables and the Equipment or any part thereof; provided, however, that the Servicer may contest any act, regulation, order, decree or direction in any reasonable manner that shall not materially and adversely affect the rights of the Noteholders or the Insurer in the Trust Estate; and provided, further, that such contests shall be in good faith by appropriate proceedings and shall not subject the Insurer or the Indenture Trustee to any civil or criminal liability or risk of loss of any collateral.

(f) Obligations with Respect to Loans and Receivables. The Loans and Receivables shall impose no material obligation on the Originator or any successor or assignee. Without limiting the foregoing, as more specifically set forth in this Agreement, in performing its servicing duties hereunder, the Servicer shall, in accordance with the Servicing Standards, collect all payments required to be made by the Obligors under the Loans and Receivables and enforce all material rights of the Issuer under the Loans and Receivables. The Servicer shall not assign, sell, pledge, or exchange, or in any way encumber or otherwise dispose of the Equipment or other collateral securing the Loans, except as expressly permitted under this Agreement and the Indenture.

(g) No Ownership Interest. The Servicer does not have any ownership interest in the Trust Estate and, except for the purposes of commencing a collection proceeding against an Obligor as provided in Section 3.01 hereof, will not assert any ownership interest in the Trust Estate.

(h) Collection Policies and Procedures. The Servicer shall not, without the prior written consent of the Control Party, amend, modify or otherwise change its Credit and Collection Policies in any manner unless such amendment, modification or change (i) applies generally to all contracts, loans or receivables serviced by the Servicer (and not just to Loans or Receivables in the Trust Estate) and (ii) would not materially and adversely affect the Trust Estate or the ability of the Servicer to collect the Loans or Receivables or the minimum required credit quality of the Loans or Receivables consistent with the underwriting criteria of ALS in the ordinary course of business. The Servicer shall provide at least five (5) Business Days’ prior written notice to the Control Party (with a copy to the initial Noteholders) of any proposed material change to the Credit and Collection Policy.

(i) Financial Condition Covenants. For so long as any payments of principal or interest remain outstanding on the Notes or any other amounts are owed to any Beneficiary, the Issuer or the Indenture Trustee under the Basic Documents, the Servicer shall, so long as ALS, any Affiliate thereof or any successor thereto pursuant to Section 8.02 is the Servicer, maintain the following financial ratios (the “Financial Condition Covenants”) as specified in this Section 3.07. The Servicer shall not permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Servicer ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter under the column entitled “Consolidated Leverage Ratio”:

Fiscal Period	Consolidated Leverage Ratio
June 30, 2005	6.60 to 1.00
September 30, 2005	6.60 to 1.00
December 31, 2005	6.60 to 1.00
March 31, 2006	6.60 to 1.00
June 30, 2006	6.60 to 1.00
September 30, 2006	6.60 to 1.00
December 31, 2006	6.00 to 1.00
March 31, 2007	6.00 to 1.00
June 30, 2007	6.00 to 1.00
September 30, 2007	6.00 to 1.00
December 31, 2007	5.25 to 1.00
March 31, 2008	5.25 to 1.00
June 30, 2008	5.25 to 1.00
September 30, 2008	5.25 to 1.00
December 31, 2008	5.00 to 1.00
March 31, 2009	5.00 to 1.00
June 30, 2009	5.00 to 1.00
September 30, 2009	5.00 to 1.00
December 31, 2009	4.75 to 1.00
Each Fiscal Quarter thereafter	4.75 to 1.00

and;

The Servicer shall not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Servicer ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter under the column entitled “Consolidated Interest Coverage Ratio”:

Fiscal Period	Consolidated Interest Coverage Ratio
June 30, 2005	1.60 to 1.00
September 30, 2005	1.60 to 1.00
December 31, 2005	1.60 to 1.00
March 31, 2006	1.60 to 1.00
June 30, 2006	1.60 to 1.00

September 30, 2006	1.60 to 1.00
December 31, 2006	1.75 to 1.00
March 31, 2007	1.75 to 1.00
June 30, 2007	1.75 to 1.00
September 30, 2007	1.75 to 1.00
December 31, 2007	1.95 to 1.00
March 31, 2008	1.95 to 1.00
June 30, 2008	1.95 to 1.00
September 30, 2008	1.95 to 1.00
December 31, 2008	2.15 to 1.00
March 31, 2009	2.15 to 1.00
June 30, 2009	2.15 to 1.00
September 30, 2009	2.15 to 1.00
December 31, 2009	2.25 to 1.00
Each Fiscal Quarter thereafter	2.25 to 1.00

SECTION 3.08 Servicer’s Purchase of Loans or Payments in Respect of Receivables Upon Breach of Covenant. (a) Upon discovery by any of the Control Party, the Issuer, the Transferor, the Servicer or any party under the Transfer and Servicing Agreements of a breach of any of the covenants set forth in Section 3.06 or Section 3.07(a), (b) or (c), the party discovering such breach shall give prompt written notice thereof to the other Persons set forth above. Unless such breach shall have been waived by the Control Party or cured in all material respects, the Servicer shall purchase from the Owner thereof any Loan affected by such breach by depositing the Administrative Purchase Payment in the Loan Collection Account by not later than the Determination Date immediately following the second Accounting Date after receipt of notice of such breach. It is understood and agreed that the obligation of the Servicer to purchase any Loan with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Transferor or any Interested Party so long as the cumulative sum of the then Principal Balance of all Loans shall not exceed 4% of the sum of the Loan Balances of all Loans sold to the Trust on or after the Closing Date. Should the Servicer’s cumulative repurchases exceed the 4% threshold described in the foregoing sentence, then the Transferor, the Control Party or any Interested Party shall be entitled to exercise any rights to which they are entitled pursuant to Section 9.02. Each of the Owner Trustee and the Indenture Trustee shall have no affirmative duty to conduct any investigation as to the occurrence of any event requiring the repurchase of any Loan pursuant to this Section 3.08.

(a) If on any Business Day, either of the following conditions shall apply:

(A) the Servicer shall have breached its covenants set forth in Section 4.03(a) (no impairment) with respect to any Receivable that was an Eligible Receivable on the Purchase Date on which it was transferred by the Originator to the Transferor; or

(B) the Servicer shall have breached its covenants set forth in Section 4.03(b) (limited modifications) with respect to any Receivable that was an Eligible Receivable on the Purchase Date on which it was transferred by the Originator to the Transferor.

then, in either such instance, the Issuer shall be entitled to a credit (such credit, a “Servicer Modification Credit”) in an amount equal to (i) in the case of clause (A) above, the Unpaid Balance on such Business Day of such non-conforming Receivable, and (ii) in the case of clause (B) above, the full amount of such reduction, setoff or cancellation in the Unpaid Balance of such Receivable (the applicable amount set forth in clause (i) or (ii), the “Servicer Modification Credit Amount”). On each Purchase Date with respect to Receivables and for so long as the Servicer is the sole owner of the Tranferor, the Servicer Modification Credit Amount, if any, shall be reduced by the amount of the capital contributions made pursuant to Section 2.12(a)(ii) of the Purchase Agreement and not previously applied to the Servicer Modification Credit Amounts. The Servicer may, at its option, at any time prior to the Conversion Date elect to remedy the events described in clause (A) or (B) above by remitting to the Issuer cash in an amount equal to the unpaid Servicer Modification Credit Amount.

Notwithstanding the foregoing, the Servicer shall remit to the Issuer: (x) on the Conversion Date, cash in an amount equal to the sum of all then unpaid Servicer Modification Credit Amounts calculated as of the Conversion Date and (y) on each Business Day after the Conversion Date, cash in an amount equal to all unpaid Servicer Modification Credit Amounts that result from events or conditions that occur or exist (or are discovered) subsequent to the Conversion Date.

SECTION 3.09 Servicing Fees; Payment of Certain Expenses by Servicer. The Servicer is entitled to receive the Servicing Fee out of Collections (to the extent not waived by the Servicer) in respect of the Trust Estate as provided in Section 8.2 of the Indenture. Subject to any limitations on the Servicer’s liability hereunder or as otherwise specifically provided herein, the Servicer shall be required to pay from its own funds all expenses incurred by it in connection with its activities under this Agreement (including fees and disbursements of the Issuer, any trustees and independent accountants, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to the Beneficiaries and the Registered Owners the fees of the Indenture Trustee, the Backup Servicer, the Custodian and the Lockbox Bank, and all other fees and expenses not expressly stated under this Agreement to be for the account of the Beneficiaries and the Registered Owners, but excluding federal, state and local income and franchise taxes, if any, of the Issuer, the Beneficiaries and the Registered Owners).

SECTION 3.10 Servicer’s Certificate. Not later than 11:00 a.m. (New York City time) on each Determination Date, the Servicer shall deliver to the Issuer, the Indenture Trustee, the initial Noteholders, the Control Party and the Rating Agencies a Servicer’s Certificate substantially in the form of Exhibit D hereto with respect to the immediately preceding Monthly Period executed by the President or any of the Vice President/Controller, the Vice President/Chief Financial Officer or the Treasurer of the initial Servicer or by an appropriate officer of any successor Servicer (or, if such Servicer’s Certificate is delivered electronically, such Servicer’s Certificate shall be deemed for all purposes to have been certified by the Chief Financial Officer or similar officer), containing all information necessary to each such party for making the calculations, withdrawals, deposits, transfers and distributions required by Section 5.06 of this Agreement and Section 8.2 of the Indenture, all information required to be provided to Registered Owners, the Insurer and Noteholders under Section 5.08(a) and the net amount of Servicer Modification Credits. Loans to be purchased by the Servicer under Section 3.08 hereof or to be repurchased by the Transferor or Originator under Section 2.12 hereunder or by ALS under the Purchase Agreement as of the last day of any Monthly Period shall be identified by Loan number (as set forth in the Schedule of Loans). With respect to any Loans for which the Transferor, the Originator or ALS becomes the Owner, the Servicer shall deliver to the Transferor, the Originator or ALS such accountings relating to such Loans and the actions of the Servicer with respect thereto as the Transferor, the Originator or ALS may reasonably request and at the expense of the requesting party.

SECTION 3.11 Application of Collections. For the purposes of this Agreement, as of each Accounting Date, all payments by, or on behalf of, an Obligor received during a Monthly Period with respect to a Loan shall be applied by the Servicer (i) first, to any unpaid Scheduled Payment for any prior Monthly Period with respect to such Loan, (ii) second, to the Scheduled Payment for such Monthly Period with respect to such Loan, (iii) third, to the payment of any late fees, rewrite charges, and other related fees with respect to such Loan and (iv) fourth, the remainder shall constitute, with respect to such Loan, a Prepayment of principal of the Loan.

SECTION 3.12 Power of Attorney. The Servicer (other than a successor Servicer) and the Originator each irrevocably constitute and appoint the Indenture Trustee, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Servicer or the Originator, as applicable, and in the name of the Servicer or the Originator, as applicable, or in its own name, for purposes of taking any and all appropriate action and executing any and all documents and instruments which may be necessary to accomplish either of the following:

(a) so long as an Event of Default, Rapid Amortization Event or Servicer Default has occurred and is continuing, at any time, for the purpose of carrying out the terms of this Agreement in the name of the Servicer or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instrument, general intangible or contract or with respect to any other collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Indenture Trustee or the Insurer for the purpose of collecting any and all such monies due under any account, instrument, general intangible or contract with respect to the Trust Estate; and

(b) whether or not an Event of Default, Rapid Amortization Event or Servicer Default has occurred or is continuing, execute and deliver any and all agreements, instruments, documents and papers (including, without limitation, UCC Financing Statements) as the Indenture Trustee or the Insurer may reasonably request to perfect the Indenture Trustee’s security interest in the Trust Estate (other than Exempt Collateral).

SECTION 3.13 Backup Servicer. The Servicer shall retain a backup servicer (the “Backup Servicer”) designated by the Control Party, which is reasonably acceptable to the Servicer to be the Backup Servicer for the Equipment Loans and Receivables, who will agree to perform the services set forth in Exhibit C pursuant to terms and conditions acceptable to the Control Party. The initial Backup Servicer shall be The Bank of New York and the Control Party hereby agrees that the terms and conditions of the Backup Servicing Agreement entered into on the date hereof with The Bank of New York is acceptable. The Servicer shall on or prior to the time set forth in the Backup Servicing Agreement send such Backup Servicer the information required to be provided pursuant to the Backup Servicing Agreement. The fees and expenses of the Backup Servicer shall be paid by the Servicer from the Servicing Fee. To the extent the obligations of the Backup Servicer as Servicer under this Agreement shall be expressly modified pursuant to the provisions of its Backup Servicing Agreement, such provisions shall modify the obligations of the Backup Servicer as Servicer under this Agreement.

SECTION 3.14 Schedule of Loans. Servicer shall maintain the Schedule of Loans, showing all Loans owned by the Issuer and whether those Loans are Eligible Equipment Loans.

ARTICLE IV

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.01 Designation of the Servicer. The servicing, administering and collection of the Receivables shall be conducted by the Person designated as the Servicer hereunder from time to time in accordance with this section. ALS is designated (and agrees to act) as the initial Servicer.

SECTION 4.02 Duties of the Servicer and Transferor.

(a) Duties of the Servicer in General. The Servicer shall service the Receivables and, subject to the terms and provisions of this Agreement, shall have full power and authority, acting alone or through any sub-servicer permitted hereunder, to do any and all things in connection with such servicing that it may deem necessary or appropriate. The Indenture Trustee shall execute and deliver to the Servicer any instruments or documents that are prepared by the Servicer and stated in an Officer’s Certificate to be, and shall furnish the Servicer with any documents in its possession, necessary or appropriate to enable the Servicer to carry out its servicing duties. The Servicer shall manage, service, administer and make Collections on the Receivables with reasonable care, using no less than that degree of skill and attention that the Servicer would exercise and apply if it owned such Receivables and consistent with the Receivables Credit and Collection Policy (collectively the “Receivables Servicing Standards”).

The Servicer shall take all such actions as the Servicer deems necessary or appropriate to collect each Receivable, all in accordance with applicable law and the Receivables Credit and Collection Policy.

Without limiting the generality of the foregoing and subject to the preceding paragraph and Article VIII, the Servicer or its designee is hereby authorized and empowered, unless such power and authority is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default, (i) to instruct Indenture Trustee to make withdrawals and payments from the Designated Accounts as set forth in this Agreement, (ii) to execute and deliver, on behalf of the Issuer for the benefit of the Beneficiaries, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables, (iii) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission, the Ontario Securities Commission and any state securities authority on behalf of the Issuer as may be necessary or appropriate to comply with any federal or state securities laws or reporting requirements or other laws or regulations, and (iv) to the extent permitted under, and in compliance with, the Receivables Credit and Collection Policy and all Applicable Law, to commence or settle collection proceedings with respect to the Receivables and otherwise to enforce the rights and interests of the Trust and the Registered Owners and the Beneficiaries in, to and under the Receivables. If in any proceeding it is held that the Servicer may not enforce a Receivable on the grounds that it is not a real party in interest or a holder entitled to enforce the Receivable, the applicable Trustee shall, at the Servicer’s specific written direction and expense, take such steps as shall be reasonably required to enforce the Receivable, including bringing suit in the name of such Person.

(b) Identification and Transfer of Collections. The Servicer shall direct the Lockbox Bank to transfer Collections of Receivables that consist of cash or cash equivalents to be deposited into the Collection Account pursuant to the terms and provisions of the Basic Documents.

(c) [Reserved]

(d) Documents and Records. At any time when ALS is not Servicer, ALER, to the extent that it is entitled to do so under the Purchase Agreement, shall, upon the request of the then-acting Servicer, cause the applicable Transferor to deliver to Servicer, and Servicer shall hold in trust for ALER and Indenture Trustee in accordance with their respective interests, all records that evidence or relate to the Receivables originated by such Transferor and the contracts related to the Receivables, or that are otherwise necessary or desirable to collect the Receivables of the applicable Transferor, and Servicer shall make the same available to the Indenture Trustee at one or more places selected by Trustee or its designee.

(e) Identification of Eligible Receivables. The initial Servicer will include in each Servicer’s Certificate and Borrowing Base Certificate information that shows whether, and to what extent, the Receivables described in such Servicer’s Certificate and Borrowing Base Certificate, as the case may be, are Eligible Receivables.

(f) Authorization to Act as Issuer’s Agent. Without limiting the generality of subsection (a), with respect to the Receivables, the Issuer hereby appoints the Servicer as its agent for the following purposes: (i) specifying deposit accounts to which payments to the Issuer are to be made, (ii) making transfers among, and deposits to and withdrawals from, all deposit accounts of the Issuer for the purposes described in the Basic Documents, and (iii) arranging payment by the Issuer of all fees, expenses and other amounts payable by the Issuer pursuant to the Basic Documents. The Issuer irrevocably agrees that (i) it shall be bound by all actions taken by the Servicer pursuant to the preceding sentence, and (ii) Indenture Trustee and the banks holding all deposit accounts of the Issuer are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from the Servicer on behalf of the Issuer.

(g) Schedule of Receivables. Servicer shall maintain the Schedule of Receivables, showing all Receivables owned by the Issuer and whether those Receivables are Eligible Receivables.

SECTION 4.03 Covenants of the Servicer. The Servicer hereby makes the following covenants on which the Issuer, the Insurer, the Indenture Trustee and the Noteholders are relying in connection with the Issuer acquiring the Receivables hereunder and issuing the Securities under the Basic Documents. The Servicer covenants that from and after the Closing Date:

(a) No Impairment. The Servicer shall not impair the rights of the Issuer, the Control Party or any Interested Party in and to any Receivable and shall take no action with respect to a Receivable which at the time the Servicer reasonably believes would be contrary to the maximization of the ultimate payment of such Receivable.

(b) Limited Modifications. Except (i) on account of Dilution or (ii) as is accounted for pursuant to clause (j) of the term “Excess Receivables Concentration Amount,” the Servicer shall not amend, modify or waive the terms of any Receivable.

SECTION 4.04 Application of Collections. For the purposes of this Agreement, as of each Accounting Date, unless the Obligor shall have otherwise specified pursuant to specific instructions, all payments received from, or on behalf of, an Obligor during a Monthly Period with respect to a Receivable shall be applied by the Servicer (i) first, to any unpaid payment for any prior Monthly Period with respect to such Receivable, (ii) second, to the current payment for such Monthly Period with respect to such Receivable and (iii) third, to the payment of any late fees, and other related fees with respect to such Receivable.

ARTICLE V

SERVICER’S COVENANTS; DISTRIBUTIONS;

STATEMENTS TO BENEFICIARIES

SECTION 5.01 Annual Statement as to Compliance: Notice of Servicer Default.

(a) The Servicer shall deliver to each Trustee and the Insurer (with a copy to the Noteholders), on or before April 15 of each year, beginning April 15, 2006, an officer’s certificate signed by an Executive Officer of the initial Servicer (or by an appropriate officer of any successor Servicer), dated as of the immediately preceding December 31, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to December 31, 2005) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled its obligations under this Agreement in all material respects throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder or any Registered Owner by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee or the Owner Trustee, respectively.

(b) The Servicer shall deliver to each Trustee, the Insurer and the Rating Agencies (with a copy to the Noteholders), promptly after having obtained knowledge thereof, but in no event later than (2) two Business Days thereafter, written notice in an officer’s certificate signed by an Executive Officer of the Servicer of any Servicer Default or event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 9.01. Such notice shall describe the nature and period of existence of such event and the action, if any, the Servicer is taking or proposes to take with respect thereto.

SECTION 5.02 Annual Independent Accountants’ Report.

(a) The Servicer shall, at its own expense, cause a firm of independent accountants, who may also render other services to the Servicer or the Transferor, to deliver to each Trustee, the Insurer and the Rating Agencies (with a copy to the Noteholders), on or before April 15 of each year, beginning April 15, 2006, with respect to the twelve months ended on the immediately preceding December 31 (or, with respect to the first such report, such period as shall have elapsed from the Closing Date to December 31, 2005), a report (the “Accountants’ Report”) addressed to the board of directors of the Servicer and to each Trustee and the Insurer, to the effect that such firm has reviewed the Servicer’s performance of its obligations under this Agreement and issued its report thereon and that (A) such Accountants’ Report was made in accordance with generally accepted auditing standards and the requirements of the Ambac Insurance Agreement, (B) such Accountants’ Report included tests relating to Loans and the Receivables serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the “Program”), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement, (C) such Accountant’s Report included the results of the procedures set forth on Exhibit G and (D) except as described in the Accountants’ Report, disclosed no exceptions or errors in the records relating to equipment notes or receivables serviced for others that, in the firm’s opinion, paragraph four of the Program requires such firm to report.

(b) The Accountants’ Report shall also indicate that the firm is independent of the Transferor, the Servicer and ALH within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

(c) For so long as ALS or any of its Affiliates is the Servicer, Servicer shall deliver to the Indenture Trustee, the Agents and the Insurer:

(i) as soon as publicly available and in any event by the Reporting Date after the end of each of the first three quarterly fiscal periods of each fiscal year of ALH, the unaudited consolidated balance sheet of ALH and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statement of income and cash flows for ALH and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of an Authorized Officer of ALH, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations ALH and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal fiscal year-end audit adjustments and the omission of footnotes);

(ii) as soon as publicly available and in any event by the Reporting Date after the end of each fiscal year of ALH, the consolidated balance sheet of ALH and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and cash flows for ALH and its consolidated Subsidiaries for such year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of ALH and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP; and

(iii) promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission (or the Ontario Securities Commission, as applicable) or any national securities exchange, or any successor agency, and copies of all proxy statements, and material notices, if any, and reports (including without limitation compliance certificates and financial reports) as ALH or any of its Subsidiaries shall send to its equity holders generally or to a holder of any indenture, note or other indebtedness owed by ALH or any of its Subsidiaries.

(d) Other Information. Each of the Servicer and the Transferor will furnish to the Issuer, the Control Party and the Agents such other information (including non-financial information and information regarding the financial condition, operations or business of ALH) as such Persons (or any of their respective assignees) may from time to time reasonably request.

SECTION 5.03 Access to Certain Documentation and Information Regarding Loans and Receivables.

(a) The Servicer shall provide to the Insurer, the initial Noteholders (so long as they are Noteholders), the Issuer, the Indenture Trustee and each of their respective representatives, attorneys and accountants access (as described below) to the documentation regarding the Loans and Receivables as described below. The Servicer shall provide such access to any other Noteholder only in such cases where a Noteholder is required by applicable statutes or regulations to review such documentation, and then, if permitted by law, only upon receipt by it of a confidentiality agreement reasonably acceptable to it and such Noteholder restricting the Noteholder’s use of any proprietary information of the Servicer made available to the Noteholder in connection with such review. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer. The failure of the Servicer to provide access as provided in this Section 5.03, because the Servicer reasonably believes access would violate applicable law with respect to disclosure shall not constitute a breach of this Section 5.03.

(b) At all times during the term hereof, the Servicer shall maintain electronic facilities which allow the Loan Schedule and a reconciliation of the Loan Schedule to the list of Initial Loans to be generated in a readable form which can be accessed by the Issuer, the Indenture Trustee and each of their respective representatives, attorneys or accountants (it being agreed that information in ASCII or Excel are acceptable forms).

(c) The Servicer shall maintain and implement administrative and operating procedures (including an ability to generate duplicates of Records evidencing Receivables in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that the Servicer deems reasonably necessary for the collection of all Receivables.

SECTION 5.04 Amendments to Loans and to Schedule of Loans. If the Servicer, during a Monthly Period, assigns to a Loan an account number that differs from the account number previously identifying such Loan on the Schedule of Loans, the Servicer shall deliver to the Transferor, the Backup Servicer, the Control Party and each Trustee on or before the Distribution Date related to such Monthly Period an amendment to the Schedule of Loans to report the newly assigned account number. Each such amendment shall list all new account numbers assigned to Loans during such Monthly Period and shall show by cross reference the prior account numbers identifying such Loans on the Schedule of Loans. The Servicer shall amend the Schedule of Loans, as appropriate, to reflect (x) the removal of repaid Loans, substituted Loans, Administrative Loans, Warranty Loans, Defaulted Equipment Loans and Loans which have been liquidated in accordance with the Loan Servicing Standards and (y) the addition of Loans and shall deliver an updated Schedule of Loans to the Control Party, the Backup Servicer, the Transferor and each Trustee on each Distribution Date.

SECTION 5.05 Assignment of Administrative Loans, Warranty Loans. Upon deposit into the Loan Collection Account of an Administrative Purchase Payment or a Warranty Payment with respect to an Administrative Loan or Warranty Loan, respectively, or upon the substitution of a Substitute Loan for a Warranty Loan and provided that such purchase or substitution of a Loan shall otherwise have been made in full compliance with the provisions of the Basic Documents, each Trustee shall assign, without recourse, representation or warranty, to the Servicer or the Warranty Purchaser, as applicable, all of such Person’s right, title and interest in, to and under, with respect to the Administrative Loan or Warranty Loan, (i) such Administrative Loan or Warranty Loan and all monies due thereon, (ii) the security interests in the related collateral, (iii) amounts held on deposit in the Designated Accounts or the Loan Lockbox Account with respect to such Loan and not applied to the Loan Balance as of the applicable Accounting Date, if any, (iv) proceeds from any Insurance Policies with respect to the collateral securing such Loan or any Guaranties of such Loan received after the applicable

Accounting Date, if any, and (v) the rights of such Person under the Purchase Agreement with respect to such Loan, such assignment being an assignment outright and not for security. Upon the assignment of such Loan described in the preceding sentence, the Servicer, the Warranty Purchaser or the Transferor, as applicable, shall own such Loan and all such security and documents, free of any further obligations to either Trustee or Beneficiaries and the Certificateholders with respect thereto.

SECTION 5.06 Distributions. On or before each Determination Date, with respect to the preceding Monthly Period and the related Distribution Date, the Servicer shall calculate each of the amounts required to be distributed or drawn from the Reserve Account, the Equipment Loan Collection Account and/or the Receivables Collection Account (including the Carrying Cost Account), as applicable, on the next succeeding Distribution Date.

SECTION 5.07 No Set-off. ALS shall not be permitted to offset against any Collections any amounts owed to ALS by the Issuer or the Transferor.

SECTION 5.08 Reporting.

(a) On each Distribution Date, the Owner Trustee shall include with each distribution to each Registered Owner, and the Indenture Trustee shall include with each distribution to each Noteholder, a copy of the Servicer’s Certificate furnished pursuant to Section 3.10.

(b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Servicer shall prepare and execute and the Indenture Trustee and the Owner Trustee shall mail to each Person who at any time during such calendar year shall have been a holder of Notes or Certificates, respectively, and received any payments thereon, a statement prepared and supplied by the Servicer containing the sum of the amount of interest and principal paid to such Person for such calendar year or, if such Person shall have been a Securityholder during a portion of such calendar year and received any payments thereon, for the applicable portion of such year, for the purposes of such Securityholder’s preparation of federal income tax returns.

SECTION 5.09 Information Provided to Rating Agencies. In addition to receiving any information or documents required to be delivered to any Rating Agency pursuant to any Basic Document, each Rating Agency and the Control Party and the Administrative Agent may request in writing to the Servicer, and the Servicer shall deliver, reasonable additional information necessary to the Rating Agencies and the Control Party to monitor the Notes. Promptly, but in no event later than two (2) Business Days, after obtaining knowledge of an Insolvency Event with respect to the Servicer, the Transferor or the Trust, the Servicer shall deliver to each of the Rating Agencies and the Control Party notice of such Insolvency Event.

ARTICLE VI

LOCKBOXES, ACCOUNTS; COLLECTIONS, DEPOSITS AND

INVESTMENTS; ADVANCES

SECTION 6.01 Loan Lockbox Account.

(a) The Servicer, for the benefit of the Beneficiaries shall establish and maintain in the name of the Indenture Trustee and under the Indenture Trustee’s sole dominion and control an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2005-A Loan Lockbox Account (the “Loan Lockbox Account”) bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Beneficiaries.

(b) Prior to the date on which any Loan is transferred to the Trust, the Servicer shall direct each of the Obligors under such Loan to make all Scheduled Payments and other payments under such Loan or otherwise in connection with the Trust Estate, including any and all payments of late fees, directly to the Loan Lockbox Account in the name of the Indenture Trustee. In the event that any Servicer resigns or is replaced, then, if the place for payment of amounts owing by an Obligor with respect to any Loan is changed, the successor Servicer shall give each related Obligor prompt written notice of its appointment and the revised address to which such Obligor should make payment to each such Loan.

(c) The Servicer shall no later than 15 days after the Closing Date direct each obligor which is not an Obligor of Loans held by the Issuer, to make all payments to an address other than the Loan Lockbox. So long as no Servicer Default is continuing, the Servicer is hereby expressly authorized and empowered to request that the Indenture Trustee return to it from the Loan Collection Account any payment received and deposited into the Loan Collection Account which is not a payment with respect to the Loans, the Receivables or the Trust Estate. The Servicer shall certify in writing to the Indenture Trustee that such request is pursuant to this Section 6.01(c) and such request shall be accompanied by appropriate documentation in form and substance satisfactory to the Indenture Trustee. Any amounts deposited into the Loan Lockbox Account shall not be removed by the Servicer.

(d) The Servicer and the Indenture Trustee shall direct the Lockbox Bank to transfer by wire transfer of immediately available funds on each Business Day all available amounts in the Loan Lockbox Account to the Loan Collection Account. The Servicer’s Certificate shall specify the amounts transferred into the Loan Collection Account with respect to the immediately preceding Monthly Period.

(e) The parties hereto agree that, in the event (i) none of ALS, an affiliate of ALS or a successor to ALS pursuant to Section 8.02 is the Servicer or (ii) any Rating Agency has indicated that maintenance of the Lockboxes or the Lockbox Accounts with the then current Lockbox Bank could result in a downgrading of the Notes, the Servicer shall, at the request of the Control Party, designate a new Lockbox Bank acceptable to the Control Party and shall promptly thereafter (A) establish new Lockboxes and Lockbox Accounts in the name and under the sole dominion and control of the Indenture Trustee with such new Lockbox Bank, (B) instruct all Obligors to make payments under the Loans or otherwise in connection with the Trust Estate directly to such new Loan Lockbox, and (iii) enter into a Lockbox Agreement with such new Lockbox Bank satisfactory to the Control Party. In such event, the Indenture Trustee shall promptly send a termination notice to the existing Lockbox Bank to terminate the Lockbox Agreement with the existing Lockbox Bank following receipt of an instruction to such effect from the Control Party.

SECTION 6.02 Receivables Lockbox Accounts.

(a) The Servicer, for the benefit of the Beneficiaries shall establish and maintain in the name of the Indenture Trustee under the Indenture Trustee’s sole dominion and control (i) with respect to the Domestic Receivables, an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2005-A Domestic Receivables Lockbox Account (the “Domestic Receivables Lockbox Account”) and (ii) with respect to the Foreign Receivables, an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2005-A Foreign Receivables Lockbox Account (the “Foreign Receivables Lockbox Account”), each Receivables Lockbox Account bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Beneficiaries.

(b) Prior to the date on which any Receivable is transferred to the Trust, the Servicer shall direct each of the Obligors under such Receivable to make all payments under such Receivable or otherwise in connection with the Trust Estate, including any and all payments of late fees, directly to the Receivables Lockboxes in the name of the Indenture Trustee. In the event that any Servicer resigns or is replaced, then if the place for payment pursuant to any Receivable is changed, the successor Servicer shall give each related Obligor prompt written notice of its appointment and the address, if not the Receivables Lockboxes, to which such Obligor should make payments to each such Receivable.

(c) So long as no Servicer Default is continuing, the Servicer is hereby expressly authorized and empowered to request the Indenture Trustee to return to it from the Receivables Collection Account any payment received and deposited into the Receivables Collection Account which is not a payment with respect to the Receivables, the Loans or the Trust Estate. The Servicer shall certify in writing to the Indenture Trustee that such withdrawal is pursuant to this Section 6.02(c) and such request shall be accompanied by appropriate documentation in form and substance satisfactory to the Indenture Trustee. Any amounts transferred into the Receivables Lockbox Account shall not be removed by the Servicer.

(d) The Servicer and the Indenture Trustee shall direct the Lockbox Bank to transfer by wire transfer of immediately available funds all available amounts on each Business Day in the Receivables Lockbox Accounts to the Receivables Collection Account. The Servicer’s Certificate shall specify the amounts transferred into the Receivables Collection Account with respect to the immediately preceding Monthly Period.

SECTION 6.03 Loan Collection Account.

(a) Prior to the Closing Date, the Servicer, for the benefit of the Beneficiaries shall establish and maintain in the name of the Indenture Trustee and under the Indenture Trustee’s sole dominion and control an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2005-A Loan Collection Account (the “Loan Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries.

(b) On each Distribution Date, the Indenture Trustee shall withdraw funds from the Loan Collection Account in the amounts specified in the Indenture and make the distributions required by Section 8.2 of the Indenture.

SECTION 6.04 Receivables Collection Account.

(a) Prior to the Closing Date, the Servicer, for the benefit of the Beneficiaries, shall establish and maintain in the name of the Indenture Trustee and under the Indenture Trustee’s sole dominion and control an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2005-A Receivables Collection Account (the “Receivables Collection Account”), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries. Such Receivables Collection Account shall have a sub-account (the “Carrying Cost Account”) into which the Daily Carrying Costs will be credited.

(b) On the Closing Date and, prior to the occurrence of a Rapid Amortization Event or Event of Default, on each Receivables Borrowing Date thereafter, the Servicer shall calculate the Purchasers’ Interest and the Transferor’s Interest and such calculations shall remain in effect until the earlier to occur of (x) the next Receivables Borrowing Date or (y) the occurrence of a Rapid Amortization Event or an Event of Default. So long as a Rapid Amortization Event or an Event of Default has occurred and is continuing, the Purchasers’ Interest shall be 100% and the Transferor’s Interest shall be 0%.

(c) [Reserved]

(d) On each Business Day, an amount equal to Daily Carrying Costs for such Business Day will be reserved in the Carrying Cost Account and such reserve will be funded from that portion of Collections received in the Receivables Collection Account on such Business Day. On each Business Day, the excess of (x) the amount then on deposit in the Receivables Collection Account over (y) the Daily Carrying Costs will be distributed by the Indenture Trustee in accordance with Section 8.2(d) and (e) of the Indenture. On each Distribution Date, the Indenture Trustee shall withdraw funds from the Carrying Cost Account in the amounts specified in the Indenture and make the distributions required by Section 8.2(e) of the Indenture.

(e) Following notification from the Lockbox Bank that an item received therein has been returned or is uncollected and that the Lockbox Bank has not been otherwise reimbursed pursuant to the terms of the Lockbox Agreement for any such amounts, the Servicer shall instruct Indenture Trustee in writing to, and the Indenture Trustee shall turn over to such Lockbox Bank, funds in such amount from funds then on deposit in the Receivables Collection Account.

SECTION 6.05 Reserve Account.

(a) Prior to the Closing Date, the Servicer, for the benefit of the Beneficiaries, shall establish and maintain in the name of the Indenture Trustee and subject to the sole dominion and control of the Indenture Trustee an Eligible Deposit Account known as the Alliance Laundry Equipment Receivables Trust 2005-A Reserve Account (the “Reserve

Account”) to include the money and other property deposited and held therein pursuant to this Section 6.05 and Section 8.2 of the Indenture. On the Closing Date, the Transferor shall deposit into the Reserve Account funds in an amount equal to Two Million Six Hundred Six Thousand Nine Hundred Thirty-Five Dollars and Eight Cents ($2,606,935.08).

(b) If on any Distribution Date the amount on deposit in the Reserve Account (after giving effect to all deposits therein or withdrawals therefrom on such Distribution Date) exceeds the Reserve Account Required Amount for such Distribution Date, the Servicer shall instruct the Indenture Trustee to deposit such excess into the corresponding Collection Accounts and shall be deemed Available Amounts at the times and in the amounts determined under the Indenture.

SECTION 6.06 Transfers Between Accounts.

So long as no Servicer Default is continuing, the Servicer is hereby expressly authorized and empowered to direct the Indenture Trustee to transfer funds between the Collection Accounts to the extent of funds deposited in such accounts in error and such direction shall be accompanied by appropriate documentation in form and substance satisfactory to the Indenture Trustee.

SECTION 6.07 The Designated Accounts; Control of Designated Accounts.

(a) Each of the Designated Accounts shall be initially established with the Indenture Trustee and shall be maintained with the Indenture Trustee and shall be under its sole dominion and control so long as (A) the short-term unsecured debt obligations of the Indenture Trustee have the Required Deposit Rating or (B) each of the Designated Accounts are maintained in the corporate trust department of the Indenture Trustee. All amounts held in such accounts (including amounts which the Servicer is required to remit daily to the Collection Accounts pursuant to Section 6.08 hereof) shall, to the extent permitted by applicable laws, rules and regulations, be invested, at the written direction of the Servicer, by such bank or trust company in Eligible Investments. Such written direction shall constitute certification by the Servicer that any such investment is authorized by this Section 6.07. Funds deposited in the Loan Collection Account, the Receivables Collection Account and Reserve Account shall be invested in Eligible Investments that mature prior to the next Distribution Date except, and then only to the extent, as shall be otherwise permitted by the Rating Agencies and the Control Party. Investments in Eligible Investments shall be made in the name of the Indenture Trustee or its nominee, and such investments shall not be sold or disposed of prior to their maturity. Should the short-term unsecured debt obligations of the Indenture Trustee (or any other bank or trust company with which the Designated Accounts are maintained) no longer have the Required Deposit Rating, then the Servicer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and the Control Party shall consent), with the Indenture Trustee’s assistance as necessary, cause the Designated Accounts (A) to be moved to a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating and which is otherwise acceptable to the Control Party, or (B) to be moved to the corporate trust department of the Indenture Trustee.

(b) Each of the Lockbox Accounts shall at all times be subject to the respective Lockbox Agreement, and each of the Loan Collection Account, Receivables Collection Account and the Reserve Account shall at all times be subject to a control agreement (the “Control Agreement”) substantially in the form of Exhibit E hereto.

SECTION 6.08 Collections. Notwithstanding the Servicer’s notice to each Obligor pursuant to Section 6.02(b), the Servicer shall remit or shall cause to be remitted to the Lockbox Accounts, the Loan Collection Account or the Receivables Collection Account, as applicable, within two (2) Business Days after receipt all payments by, or on behalf of, the Obligors on the Loans or the Receivables, including all Insurance Proceeds, Liquidation Proceeds and proceeds from any Guaranties, that were received directly by the Servicer, the Issuer or any of their respective Affiliates; provided, however, that up to Three Hundred Thousand Dollars ($300,000) of such payments and proceeds deposited to a lockbox account associated with another financing facility in a calendar month may be remitted to the appropriate Collection Account on a later date which is no later than the last day of the calendar month in which they were received. Until such amounts are so remitted, the Servicer shall (or shall cause such recipient to) segregate such payments and hold such payments in trust for Indenture Trustee. Based upon the amounts set forth in the Servicer’s Certificate or the daily report of the Indenture Trustee delivered pursuant to Section 7.3 of the Indenture, as the case may be, the Servicer shall direct the Indenture Trustee to distribute the Available Amounts in the appropriate Collection Accounts (and the Reserve Account, if applicable) according to the priority of payments set forth in Section 8.2 of the Indenture.

SECTION 6.09 Investment Earnings.

Investment Earnings on the Designated Accounts and any available Investment Earnings on the Lockbox Accounts shall be deposited in the corresponding Collection Accounts and shall be deemed to be Available Amounts.

SECTION 6.10 Servicer Advances. As of each Accounting Date, if the payments during the related Monthly Period by or on behalf of the Obligor on a Loan (other than an Administrative Loan, a Warranty Loan or a Defaulted Equipment Loan) after application under subsection 3.11 shall be less than the Scheduled Payment then the Servicer may, if in its sole discretion it deems the shortfall recoverable, but in either event shall not be obligated to, advance from its own funds any such shortfall (such amounts, a “Servicer Advance”). In addition, the Servicer shall be required to advance the amount of any fees paid to the Lockbox Banks by setoff against amounts in the Lockbox Accounts pursuant to the Lockbox Agreements. The Servicer shall receive Servicer Advance Reimbursement Amounts pursuant to Section 8.2 of the Indenture.

SECTION 6.11 Additional Deposits. Servicer Advances pursuant to Section 6.10 and the proceeds of Administrative Purchase Payments and the Warranty Payments with respect to Administrative Loans and Warranty Loans, respectively, shall be deposited into the Collection Accounts. All such deposits with respect to a Monthly Period shall be made in immediately available funds one Business Day prior to the Distribution Date related to such Monthly Period.

SECTION 6.12 Ambac Policy Proceeds. All proceeds with respect to the Ambac Policy shall be deposited in the Loan Collection Account or Receivables Collection Account, as the case may be, for distribution to Noteholders as set forth in Section 6.17 of the Indenture.

ARTICLE VII

REPRESENTATIONS AND

WARRANTIES OF THE TRANSFEROR,

ORIGINATOR, SELLER, ISSUER AND THE SERVICER

SECTION 7.01 Representations and Warranties of the Transferor, Originator, Seller, Issuer and the Servicer. The Transferor, the Originator, the Issuer and the Servicer, in its capacity as such, each makes the following representations and warranties as to itself on which the Issuer is relying in acquiring the Loans and Receivables hereunder and issuing the Securities under the other Transfer and Servicing Agreements and for the benefit of the Indenture Trustee, the Insurer and the Noteholders. The following representations and warranties are made jointly and severally by each of the Transferor, the Originator, the Servicer and the Issuer (for purposes of this Section 7.01, each, a “Party”) and, unless otherwise specified, are made as of the Closing Date and each Purchase Date (in each case with respect to the Second Tier Purchased Assets, to such assets acquired on such date) but shall survive the sale, transfer and assignment of the Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Representations and Warranties as to each Party.

(i) Organization and Good Standing. Such Party has been duly organized and is validly existing as a limited liability company (with respect to the Issuer, a Delaware statutory trust) in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right (A) in the case of the Transferor, to acquire, own and sell the Loans and Receivables and (B) in the case of the Servicer, to service the Loans and Receivables as provided in this Agreement.

(ii) Due Qualification. Such Party is duly qualified to do business as a foreign limited liability company (with respect to the Issuer, a foreign statutory trust) in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, in the case of the Servicer, the servicing of the Loans and Receivables as required by this Agreement) requires or shall require such qualification.

(iii) Power and Authority. Such Party (A) has the power and authority to execute and deliver the Basic Documents to which it is a party (as used in this Section 7.01(a), the “applicable Basic Documents”) and to carry out the respective terms of such agreements, (B) in the case of the Transferor, has the power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer as part of the

Owner Trust Estate and has duly authorized such sale and assignment to the Issuer by all necessary limited liability company action, and (C) in the case of the Originator, has the power and authority to sell and assign the property to be sold and assigned to the Transferor and has duly authorized such sale and assignment to the Transferor by all necessary limited liability company action; and the execution, delivery and performance by such Party of the applicable Basic Documents have been duly authorized by such Party by all necessary limited liability company (with respect to the Issuer, statutory trust) action.

(iv) Binding Obligations. The applicable Basic Documents, when duly executed and delivered, shall constitute a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) No Violation. The consummation by such Party of the transactions contemplated by the applicable Basic Documents and the fulfillment of the terms of such agreements by such Party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement (with respect to the Issuer, trust agreement) of such Party, or any indenture, agreement or other instrument to which such Party is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, other than the applicable Basic Documents, or violate any law or, to such Party’s knowledge, any order, rule or regulation applicable to such Party of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such Party or any of its properties.

(vi) No Proceedings. There are no proceedings or, investigations pending or, to such Party’s knowledge, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over such Party or its properties (i) asserting the invalidity of the applicable Basic Documents, any Securities issued pursuant thereto and, in the case of the Transferor, the Custodial Agreement or the Administration Agreement, (ii) seeking to prevent the issuance of such Securities or the consummation of any of the transactions contemplated by the applicable Basic Documents, or (iii) seeking any determination or ruling that might materially and adversely affect the performance by such Party of its obligations under, or the validity or enforceability of, such Securities, under the applicable Basic Documents.

(vii) Consents and Approvals. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the transactions contemplated hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Basic Documents except as to such consents which have already been obtained prior to the Closing Date and filings necessary to perfect the security interests of the Indenture Trustee in the Trust Estate.

(b) Representations and Warranties of the Transferor and Issuer Only.

(i) Good Title. No Loan or Receivable has been sold, transferred, assigned or pledged by the Transferor to any Person other than the Issuer; immediately prior to the conveyance of the Loans or Receivables pursuant to this Agreement the Transferor had good and marketable (provided that the Transferor makes no representation as to the existence of a willing buyer of such Loans or Receivables) title thereto, free of any Lien; and, upon execution and delivery of this Agreement by the Transferor, the Issuer shall have all of the right, title and interest of the Transferor in, to and under the Purchased Property transferred thereby free of any Lien.

(ii) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first priority perfected security or ownership interest in the Trust Estate (other than Exempt Collateral) shall have been made.

(iii) Valid Transfer. This Agreement constitutes a valid transfer and assignment of the Purchased Property transferred thereby, enforceable against creditors of the Transferor.

(iv) Financial Condition. Each of the Transferor and Issuer is solvent and able to pay its debts when due, and is not the subject of any case or proceeding, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, adjustment of debts, winding-up, liquidation, dissolution, composition, receivership, trusteeship, custodianship, or any other proceeding regarding relief of debtors or enforcement of creditors’ rights. Neither the Transferor nor the Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing cases or proceedings. Neither the Transferor nor the Issuer is a defendant in any case, proceeding or other action seeking issuance of a writ or warrant of attachment, execution, distraint or similar process against all or any part of its assets.

(v) Place of Business. The principal places of business and chief executive office of the Transferor and Issuer and the offices where Transferor keeps all of its Loan Files (other than any Collateral Documents held by the Custodian) and Receivables Files is located at Shepard Street, Ripon, WI 54971-0990.

(vi) Absence of Event. No event has occurred which materially and adversely affects the Transferor’s operations or its ability to perform its obligations under the Basic Documents to which it is a party.

(vii) UCC Information. The information set forth on Schedule 7.01 hereto is true, correct and complete in all material respects.

(viii) Security Interest Representations.

(1) In the event that the transfer of the Second Tier Purchased Assets pursuant to the terms of this Agreement is held not to constitute a “true sale” or “true contribution,” this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Second Tier Purchased Assets in favor of the Issuer, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Transferor;

(2) The Receivables constitute “accounts” within the meaning of the applicable UCC. The Equipment Loans constitute “tangible chattel paper” within the meaning of the applicable UCC. The Equipment Notes constitute “instruments” within the meaning of the applicable UCC. The rights of the Transferor under the Purchase Agreement are “general intangibles” under the applicable UCC.

(3) Immediately prior to the conveyance of the Second Tier Purchased Assets set forth in this Agreement, the Transferor was the sole owner of such Second Tier Purchased Assets and owned and had good and marketable title to the Second Tier Purchased Assets, free and clear of any Lien, claim or encumbrance of any Person (whether senior, junior or pari passu) other than Permitted Adverse Claims; provided, however, that the Transferor makes no representation regarding the availability of a willing buyer for the Second Tier Purchased Assets;

(4) The Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Second Tier Purchased Assets granted to the Issuer and assigned to the Indenture Trustee. All financing statements filed against the Transferor in favor of the Issuer in connection herewith describing the Second Tier Purchased Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement except in favor of the Indenture Trustee will violate the rights of the Issuer and the Indenture Trustee”;

(5) Other than the security interest granted to the Issuer pursuant to this Agreement and assigned to the Indenture Trustee, the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Second Tier Purchased Assets except as permitted hereby. The Transferor has not authorized the filing of, and is not aware of, any financing statements or documents of similar import against the Transferor that include a description of collateral covering the Second Tier Purchased Assets other than any financing statement or document of similar import (i) relating to the security interest granted to the Issuer and assigned to the Indenture Trustee or (ii) that has been terminated. The Transferor is not aware of any judgment or tax lien filings against the Transferor;

(6) The Transferor has received a written acknowledgement from the Custodian that the Custodian is holding the only original executed counterpart of each Equipment Note and the related security agreement on behalf of, and for the benefit of, the Indenture Trustee and is subject to the Custodian’s customary security and safekeeping procedures;

(7) None of the Equipment Notes or Equipment Loans have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer’s assignee, the Indenture Trustee, except as provided in Section 2.09(a); and

(8) The Transferor has received all necessary consents and approvals required by the terms of the Second Tier Purchased Assets to pledge to the Issuer its interest and rights in such Second Tier Purchased Assets hereunder, or the Indenture.

The representations and warranties set forth above shall survive until the Indenture is terminated in accordance with its terms. Any breaches of the representations and warranties set forth in Section 7.01(b)(viii) above maybe waived upon satisfaction of the Rating Agency Condition.

(ix) Non-Consolidation of Issuer and Transferor. (I) Such Party has, consistent with the Basic Agreements, been operated in such a manner that it shall not be substantively consolidated with the trust estate of any other person in the event of the bankruptcy or insolvency of the such Party or such other person. Without limiting the foregoing the Issuer has (1) conducted its business in its own name, (2) maintained its books, records and cash management accounts separate from those of any other person, (3) maintained its bank accounts separate from those of any other person, (4) maintained separate financial statements of the Transferor, showing its assets and liabilities separate and apart from those of any other person, (5) paid its own liabilities and expenses only out of its own funds, (6) allocated fairly and reasonably any overhead expenses that are shared with an Affiliate, (7) held itself out as a separate entity, (8) maintained adequate capital in light of its contemplated business operations and (9) observed all other appropriate limited liability or trust and other organizational formalities including, inter alia, remaining in good standing and qualified as a foreign limited liability or trust in each jurisdiction and obtaining all necessary licenses and approvals as required under Applicable Law.

(II) Such Party has not (1) held itself out as being liable for the debts of any other person, (2) acted other than in its own name and through its trustee or its duly authorized officers or agents, (3) engaged in any joint activity or transaction of any kind with or for the benefit of any Affiliate including any loan to or from or guarantee of the indebtedness of any Affiliate, except payment of lawful distributions to its beneficial owners or members, (4) commingled its funds or other assets with those of any other person, (5) created, incurred, assumed, guaranteed or in any manner became liable in respect of any indebtedness (except pursuant to the Indenture) other than indemnities, trade payables and expense accruals incurred in the ordinary course of its business, (6) entered into a transaction with an Affiliate unless such transaction was commercially reasonable and on the same terms as would be available in an arm’s length transaction with a person or entity that is not an Affiliate, or (7) taken any other action that would be inconsistent with maintaining the separate legal identity of such Party.

(c) Representations and Warranties of the Originator Only.

(i) Purchase Agreement Representations and Warranties. The representations and warranties of the Originator in Section 3.1 of the Purchase Agreement are true and correct as of the date when made.

(ii) Absence of Event. No event has occurred which materially and adversely affects the Originator’s operations or its ability to perform its obligations as Originator under the Basic Documents.

(iii) Non-Consolidation of ALS. (a) ALS has, consistent with the Basic Agreements, been operated in such a manner that it shall not be substantively consolidated with the trust estate of either or both of the Transferor or the Issuer in the event of the bankruptcy or insolvency of either or both of the Transferor or the Issuer. Without limiting the foregoing ALS has (1) maintained its books, records and cash management accounts separate from those of either or both of the Transferor or the Issuer, (2) maintained its bank accounts separate from those of either or both of the Transferor or the Issuer, (3) maintained separate financial statements, showing its assets and liabilities separate and apart from those of either or both of the Transferor or the Issuer or maintained consolidated financial statements that contain a footnote indicating that the assets of the Transferor and the Issuer are not available to creditors of ALS, (4) paid its own liabilities and expenses of either or both of the Transferor or the Issuer, (5) allocated fairly and reasonably any overhead expenses that are shared with either or both of the Transferor or the Issuer and (6) held itself out as a separate entity from either or both of the Transferor or the Issuer.

(b) ALS has not (1) held itself out as being liable for the debts of either or both of the Transferor or the Issuer, (2) acted or conducted its business in the name of either or both of the Transferor or the Issuer, (3) engaged in any joint activity or transaction of any kind with or for the benefit of either or both of the Transferor or the Issuer including any loan to or from or guarantee of the indebtedness of any Affiliate, (4) commingled its funds or other assets with those of either or both of the Transferor or the Issuer, (5) created, incurred, assumed, guaranteed or in any manner became liable in respect of any indebtedness of either or both of the Transferor or the Issuer, (6) entered into a transaction with either or both of the Transferor or the Issuer unless such transaction is commercially reasonable and on the same terms as would be available in an arm’s length transaction with a person or entity that is not an Affiliate, (7) conducted its business in the name of either or both of the Transferor or the Issuer, or (8) taken any other action that would be inconsistent with maintaining the separate legal identity of the either or both of the Transferor or the Issuer.

(c) Representations and Warranties of the Servicer Only.

(i) No Servicer Default has occurred and no condition exists which, upon the issuance of the Notes, would constitute a Servicer Default.

SECTION 7.02 Liability of Transferor. The Transferor shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Transferor.

SECTION 7.03 Merger or Consolidation of, or Assumption of the Obligations of, Transferor; Amendment of Limited Liability Company Agreement.

(a) Any entity (i) into which the Transferor may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Transferor shall be a party, (iii) succeeding to the business of the Transferor, or (iv) more than 50% of the voting interests of which is owned directly or indirectly by ALS, which entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Transferor under this Agreement, shall be the successor to the Transferor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided that the Transferor shall provide 10 days’ prior notice of any merger, consolidation or succession pursuant to this Section 7.03 to the Rating Agencies and obtain the prior written consent of the Control Party.

(b) Until the Outstanding Obligations have been paid in full, the Transferor shall at all times have two “Independent Managers.” The Transferor hereby agrees that during the term of this Agreement it shall not amend the definition of “Independent Manager” or Sections 1.3, 1.4, 1.5, 1.7, 4.1, 4.2, 4.4, 5.1, 5.3, 5.4, 5.5, 6.1, 6.2, 6.3, 9.1 or 9.7 or Schedule 1 of its limited liability agreement without obtaining the prior written consent of the Rating Agencies and the Control Party, and the prior written consent of the Registered Owners of not less than a majority of the ownership interest in the Trust as of the close of the preceding Distribution Date.

SECTION 7.04 Limitation on Liability of Transferor and Others. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Transferor shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Transferor of the Loans or Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 7.05 Transferor May Own Securities. Each of the Transferor and any Person controlling, controlled by or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Securities with the same rights as it would have if it were not the Transferor or an Affiliate thereof except as otherwise specifically provided herein. Except as otherwise provided herein, Securities so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of such Securities.

SECTION 7.06 Rule 144A. The Transferor, the Issuer and the Servicer shall furnish, upon the request of any Noteholder, the Insurer or the Owner Trustee, to the Trust the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of such request the Issuer or the Transferor is not a reporting company under Section 13 or Section 15(d) of the Exchange Act, and any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act at such time.

ARTICLE VIII

LIABILITIES OF SERVICER AND OTHERS

SECTION 8.01 Liability of Servicer; Indemnities.

(a) The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include (but are not limited to) the following:

(i) The Servicer shall defend, indemnify and hold harmless each Trustee, each Issuer, the Beneficiaries, the Registered Owners and any director, officer, employee or agent thereof (and, if ALS or any of its Affiliates is no longer the Servicer, then the indemnities in this provision shall run, in addition to the foregoing, to the benefit of the Agents, the Administrative Agent and the Noteholders and any director, officer, employee or agent thereof) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from claims by third parties (other than parties to the Basic Documents) arising from the servicing of Loans or Receivables or the use, ownership, repossession (other than losses related to a decline in value of the Equipment repossessed) or operation by the Servicer or any Affiliate thereof of any item of Equipment or other collateral therefor;

(ii) The Servicer shall indemnify, defend and hold harmless each Trustee, each Beneficiary, the Registered Owners, the Insurer, the Issuer and any director, officer, employee or agent thereof (and, if ALS or any of its Affiliates is no longer the Servicer, then indemnities in this provision shall run, in addition to the foregoing, to the benefit of the Agent, the Administrative Agent and the Noteholders and any director, officer, employee or agent thereof) from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Loans and the Receivables to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Loans or Receivables, or federal or other income taxes arising out of distributions on the Securities, or any fees or other compensation payable to any such Person) and costs and expenses in defending against the same;

(iii) The Servicer shall indemnify, defend and hold harmless each Trustee, the Issuer, the Beneficiaries, the Registered Owners and any director, officer, employee or agent thereof (and, if ALS or any of its Affiliates is no longer the Servicer, then the indemnities in this provision shall run, in addition to the foregoing, to the benefit of the Agent, the Administrative Agent and the Noteholders and any director, officer, employee or agent thereof) from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such Trustee, the Issuer, the Beneficiaries or the Registered Owners through the negligence, willful misfeasance or bad faith of the Servicer or any breach or failure by the Servicer in the performance of its duties under this Agreement and any other Basic Documents or by reason of negligent disregard of its obligations and duties or if any of the representations and warranties by the Servicer shall be inaccurate as of the date made under any of the Basic Documents; and

(iv) The Servicer (other than the Indenture Trustee in its capacity as successor Servicer pursuant to Section 9.02 hereof) shall indemnify, defend and hold harmless each Trustee and their respective agents, officers, directors and servants, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the Owner Trustee, the Indenture Trustee’s performance of its duties under the Basic Documents, (y) in the case of the Indenture Trustee, the Owner Trustee’s performance of its duties under the Basic Documents or (z) the acceptance, administration or performance by, or action or inaction of, the applicable Trustee of the trusts and duties contained in this Agreement, the Basic Documents, the Indenture (in the case of the Indenture Trustee), including the administration of the Trust Estate, and the Trust Agreement (in the case of the Owner Trustee), including the administration of the Owner Trust Estate, except in each case to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or gross negligence of the Person seeking to be indemnified, (B) to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee’s breach of any of its representations or warranties in Section 6.13 of the Indenture or (C) to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee’s breach of any of its representations or warranties set forth in Section 6.6 of the Trust Agreement.

(b) Indemnification under this Section 8.01 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement. If the Servicer has made any indemnity payments pursuant to this Section 8.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(c) The Servicer shall pay any amounts owing pursuant to Section 8.01 hereof directly to the indemnified Person and such amounts will not be deposited in the Collection Accounts.

(d) Indemnification pursuant to this Section 8.01 will include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred.

(e) Notwithstanding the foregoing indemnification obligations, nothing in this Section 8.01 shall be intended by the parties to constitute a guaranty by the Servicer of repayment of the Loans.

SECTION 8.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Notwithstanding anything in this Agreement to the contrary, without the consent of the Control Party or any other person, (a) the Servicer may consolidate, merge or sell all or substantially all of its assets and (b) any entity (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer, or (iv) more than 50% of the voting interests of which is owned directly or indirectly by ALS and which is otherwise servicing the Transferor’s loans, which corporation or other entity in any of the foregoing cases executes an agreement of assumption reasonably satisfactory to the Insurer and Indenture Trustee to perform every obligation of the Servicer under this Agreement shall be the successor to the Servicer under this Agreement without the further execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that immediately after giving effect thereto, there shall be no Servicer Default. In the event that the requirements in the proviso of the preceding sentence are not satisfied, such transaction shall require the Control Party’s written consent, not to be unreasonably withheld. Pursuant to this Section 8.02, the Servicer shall provide the Control Party and the Rating Agencies at least thirty days’ prior written notice of any merger, consolidation or succession and a copy of the agreement of assumption in respect of such merger, consolidation or succession, the pro forma financial calculations supporting the successor entity’s compliance with the financial covenants specified in Section 3.07(i), if applicable, and such other additional information as the Control Party shall reasonably request. It is understood that nothing in this Section 8.02 shall be construed to limit or otherwise impair the ability of the Transferor or any Interested Party to enforce such remedies as are available to them under the Basic Documents.

SECTION 8.03 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer or the Noteholders, except as specifically provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to the Basic Documents or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence (negligence, in the case of the initial Servicer) in the performance of duties or by reason of reckless (negligent, in the case of the initial Servicer) disregard of obligations and duties under the Basic Documents. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) [Reserved]

(c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Loans or Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Beneficiaries and the Registered Owners under this Agreement and the Beneficiaries under the Indenture and the interests of the Registered Owners under the Trust Agreement. In such event, the reasonable legal expenses and costs for such action and any liability resulting therefrom that is not incidental to its duties to service the Loans or Receivables in accordance with this Agreement shall be expenses, costs and liabilities of the Issuer and the Servicer shall be entitled to be reimbursed therefor.

(d) The Indenture Trustee shall distribute out of the Collection Accounts on a Distribution Date any amounts permitted for reimbursement pursuant to subsection 8.03(c) which have not been previously reimbursed in accordance with Section 8.2 of the Indenture; provided, however, that the Indenture Trustee shall not distribute such amounts if the amount on deposit in the Reserve Account (after giving effect to all deposits and withdrawals pursuant to Section 8.2 of the Indenture) is greater than zero but less than the Reserve Account Required Amount for such Distribution Date.

SECTION 8.04 Delegation of Duties. So long as ALS acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to any other entity more than 50% of the voting stock of which is owned, directly or indirectly, by ALS. The Servicer may at any time perform specific duties as Servicer through sub-contractors who are in the business of servicing stand alone commercial laundry equipment loans; provided, however, that (i) Servicer shall not delegate to any such sub-contractor any material portion of such servicing duties without the Control Party’s consent, and (ii) no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 8.05 Servicer Not to Resign. Subject to the provisions of Section 9.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer without the consent of the Control Party, except upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to each Trustee and the Control Party and the Rating Agencies (with a copy to the initial Noteholders). No such resignation shall become effective until the Indenture Trustee or a successor Servicer acceptable to the Control Party shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 9.02.

ARTICLE IX

SERVICER DEFAULT

SECTION 9.01 Servicer Defaults. Each of the following shall constitute a “Servicer Default”:

(a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Designated Accounts or the Lockbox Accounts any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of three Business Days after the date when due;

(b) failure on the part of the Transferor or the Servicer to duly observe or perform any of their respective covenants or agreements set forth in the Purchase Agreement, this Agreement or any of the other Basic Documents which failure (i) materially and adversely affects the rights of the Beneficiaries, and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor or the Servicer, as applicable, by the Indenture Trustee (acting at the direction of the Control Party), or to the Transferor or the Servicer, as applicable, and to either Trustee by the Control Party;

(c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar official for the Transferor or the Servicer, in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 or more consecutive days;

(d) the consent by the Transferor or the Servicer to the appointment of a conservator or receiver, liquidator or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Transferor or the Servicer or of or relating to substantially all of their respective property; or the Transferor or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e) the failure to distribute a Servicer’s Certificate pursuant to the terms of Section 3.10 or Section 5.08 within three Business Days after the related Determination Date provided, however that a Servicer Default will not occur if such failure is cured within an additional two business days such exception to be limited to one time per 12 months during the life of this Agreement;

(f) any assignment of rights or delegation of duties by the Servicer in violation of this Agreement;

(g) any material adverse change in the properties, business or condition (financial or otherwise) of the Servicer or the existence of any other condition which, in each case, constitutes, in the reasonable discretion of the Control Party constitutes, a material impairment of the Servicer’s ability to perform its obligations under this Agreement; provided that a change in the value of any Loan or Receivable shall not result in a Servicer Default under this subsection (g);

(h) the first to occur of (i) an event of default by the Servicer or its Affiliate, as applicable, in the performance of any term, provision or condition of any indebtedness for borrowed money in excess of $5,000,000, which event of default other than a payment default is neither waived pursuant to an unconditional waiver nor cured within 60 days (inclusive of any cure period or other period of grace) of the date upon which such event of default occurs or (ii) the acceleration of any such indebtedness as a result of an event of default, such that any indebtedness due thereunder is due prior to its stated maturity; or any such indebtedness shall be declared to be due and payable prior to the date of maturity thereof or shall be unpaid on its maturity date;

(i) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate against the Servicer and the same shall not be discharged (or provisions made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within sixty days from the date of entry thereof and the Servicer shall not, within said period of sixty days, or within such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;

(j) the rolling three (3) month average of the Delinquency Ratio - Receivables exceeds 8.25%;

(k) the rolling three (3) month average of the Delinquency Ratio - Equipment Loans exceeds 3.00%;

(l) the rolling three (3) month average of the Dilution Ratio - Receivables exceeds 16.5%;

(m) the rolling three (3) month average of the Default Ratio - Receivables exceeds 6.00%;

(n) the rolling three (3) month average of the Default Ratio - Equipment Loans exceeds 1.50%;

(o) the Days Sales Outstanding - Receivables exceeds 110 days;

(p) if ALS or an Affiliate thereof is the Servicer, the breach by the Servicer of one or both of the covenants set forth in Section 3.07(i); or

(q) the breach, in any material respect, by the Servicer of any representation or warranty made by the Servicer in this Agreement or any of the Basic Documents.

SECTION 9.02 Consequences of a Servicer Default.

(a) If a Servicer Default shall occur and be continuing (and has not been waived in writing by the Control Party), the Control Party by notice then given in writing to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) may, in addition to other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance, elect to waive such Servicer Default or direct the Indenture Trustee to terminate all of the rights and obligations of the Servicer as Servicer under this Agreement (provided that a termination shall occur without notice upon a Servicer Default under Section 9.01(c) or (d)). On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Securities, the Loans or Receivables or otherwise, shall pass to and be vested in the Indenture Trustee and any successor Servicer pursuant to and under Section 9.03. The Indenture Trustee and any successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Loans and related documents, or otherwise. The predecessor Servicer agrees to cooperate with the Indenture Trustee and any successor Servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to either Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or that shall have been deposited by the Servicer in the Lockbox Accounts, the Collection Accounts, the

Reserve Account or thereafter received with respect to the Loans and the Receivables that shall at that time be held by the Servicer, and will provide the Indenture Trustee and any successor Servicer reasonable access to the servicing systems and records with respect to the Loans and the Receivables. In addition to any other amounts that are then payable to the predecessor Servicer under this Agreement, the predecessor Servicer shall be entitled to receive from the successor Servicer the portions of any Servicer Advance Reimbursement Amount which relates to any Servicer Advance made by the terminated Servicer. To assist the successor Servicer in enforcing all rights under the Loans and the Receivables, the predecessor Servicer, at its own expense, shall transfer its electronic records relating to such Loans and Receivables to the successor Servicer in such electronic form as is then-maintained by the predecessor Servicer in the ordinary course of its business and shall transfer the related Loan Files and all other records, correspondence and documents relating to the Loans and Receivables that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request.

(b) Following the occurrence of a Servicer Default, but without limiting the rights of the Indenture Trustee or the Control Party under any other provisions of the Basic Documents, the Control Party may direct the Indenture Trustee to conduct a review of the Servicer’s cash application procedures with respect to Collections on the Loans and Receivables, including, without limitation, transfers from the Lockbox Accounts to the Collection Accounts, and the Indenture Trustee hereby agrees to conduct such review, or cause a third party to conduct such review, at the expense of the Servicer, on such basis as the Control Party shall reasonably determine.

SECTION 9.03 Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 9.02 unless and until the Control Party has designated a successor Servicer, which has accepted such appointment, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement; provided, however, that the predecessor Servicer shall remain liable for, and the successor Servicer shall have no liability for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor Servicer was the Servicer, and provided, further, that ALS shall remain liable for the indemnification obligations of the Servicer under subsections 8.01(ii) and (iv) of this Agreement without regard to whether it is still Servicer hereunder. The Servicer shall be subrogated to the rights of the indemnified party with respect to claims against a replacement Servicer. As compensation therefor, the Indenture Trustee or a successor Servicer designated by the Control Party shall be entitled to reimbursement of costs and expenses incurred in the transfer and conversion of the electronic records relating to the Loans and the Receivables received from the predecessor Servicer, together with such compensation (whether payable out of the Collection Accounts or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given including, but not limited to, the Servicing Fee. In the event the Indenture Trustee becomes the successor Servicer, it hereby reserves the right to terminate any then existing sub-servicing agreements as may be entered into pursuant to Section 8.04 hereof. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $10,000,000, (ii) acceptable to the Control Party and (iii) whose regular business includes the servicing of equipment loans, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Loans and Receivables as it and such successor shall agree, subject to the consent of the Control Party; provided, that if a successor Servicer is appointed and assumes the duties of successor Servicer hereunder, the Servicing Fee Rate used to calculate the Servicing Fee payable to the successor Servicer shall be a rate agreed upon by such successor Servicer and the person or group appointing it hereunder but not in excess of 1.0% unless the Rating Agency Condition has been satisfied. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. No removal or resignation of the Servicer shall (other than under Section 9.02(a) with respect to a Servicer Default under Section 9.01(c) or (d)) become effective until the Indenture Trustee, the Backup Servicer under Section 3.13 or another successor Servicer acceptable to the Control Party shall have assumed the Servicer’s responsibilities and obligations in accordance with this Section 9.03.

SECTION 9.04 Notification to the Beneficiaries and the Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article IX, the Indenture Trustee shall give prompt written notice thereof to the Noteholders, the Insurer and the Rating Agencies, and the Owner Trustee shall give prompt written notice thereof to the Certificateholders.

SECTION 9.05 Waiver of Past Defaults. The Control Party may, on behalf of all Beneficiaries and Registered Owners, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, including a default in making any required deposits to or payments from any of the accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 9.06 Effects of Termination or Resignation of Servicer.

(a) Upon the appointment of the successor Servicer, the predecessor Servicer shall immediately remit any Scheduled Payments, Liquidation Proceeds or other payments that it may receive pursuant to any Loan or Receivable or otherwise to the successor Servicer for the benefit of the Issuer after such date of appointment.

(b) After the termination of the Servicer pursuant to Section 9.02 or resignation pursuant to Section 8.05 (except as otherwise provided in Section 8.05 or 9.03), the predecessor Servicer shall have no further rights or obligations with respect to the management or servicing of the Trust Estate or the enforcement, custody or collection of the Loans or Receivables, and the successor Servicer shall have all of such obligations, except that the predecessor Servicer will transmit or cause to be transmitted directly to the relevant Designated Account, promptly upon receipt and in the same form in which received, any amounts held by the predecessor Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans or Receivables. The predecessor Servicer’s indemnification obligations pursuant to Section 8.01 hereof will survive the termination or resignation of the predecessor Servicer but will not extend to any acts or omissions of a successor Servicer.

ARTICLE X

TERMINATION; REDEMPTION

SECTION 10.01 Optional Purchase of Equipment Loans and Receivables. If at any time after the Conversion Date, the Aggregate Loan Balance of the Loans held by the Trust is 10% or less of the Aggregate Loan Balance on such Conversion Date, the Servicer shall have the option, but not the obligation, to purchase for cash the Equipment Loans and related assets and Receivables at a price equal to the aggregate Administrative Purchase Payments for all Loans (including Defaulted Equipment Loans) plus the appraised value of the Receivables and such other related assets held by the Trust (less the Liquidation Expenses to be incurred in connection with the recovery thereof (excluding the Receivables and related assets)), such value to be determined by an appraiser mutually agreed upon by the Servicer, each Trustee and the Control Party (the “Optional Purchase Price”); provided, however, that the Servicer may not exercise its option if the Optional Purchase Price would be less than the sum of (i) the Redemption Price, (ii) all administrative expenses, operating costs and amounts to third parties due as of such Distribution Date, and (iii) all Reimbursement Amounts due to the Insurer, if any. In the event the Servicer elects to exercise its option, the Issuer shall redeem the Equipment Notes and the Receivables Notes in accordance with this Section 10.01 effective as of such date of purchase. The Issuer shall be required to notify the Indenture Trustee and the Control Party in writing by no later than five (5) Business Days prior to a notice required to be sent by the Indenture Trustee pursuant to Section 11.1(a) of the Indenture, and return the cancelled Ambac Policy to the Insurer once all of the preceding amounts have been paid in full. To exercise such option, the Servicer shall deposit in the Loan Collection Account an amount equal to the Optional Purchase Price.

SECTION 10.02 Termination of the Agreement. Unless otherwise agreed by the Transferor, the Servicer, the Issuer and the Beneficiaries and the Registered Owners, this Agreement shall terminate upon termination of the Indenture and the Servicer shall give the Owner Trustee prompt notice of such termination; provided that the Notes and all other amounts due to third parties referred to in Section 10.01 have been paid in full, and all amounts due to the Insurer have been paid and the Ambac Policy has been returned.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01 Amendment.

(a) This Agreement may be amended by the Transferor, the Servicer and the Issuer with the consent of the Indenture Trustee and the Control Party, but without the consent of any of the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Basic Document, (iii) to add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Insurer or either Trustee or (iv) to add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Officer’s Certificate, adversely affect in any material respect the interests of the Noteholders.

(b) Notwithstanding paragraph (a), this Agreement may also be amended from time to time by the Transferor, the Servicer and the Issuer with the consent of the Control Party for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders, and any provisions hereof may be waived with the consent of the Control Party except that no amendment may be made to this Agreement which would be prohibited under the proviso of Section 9.2 of the Indenture if such amendment were to be made to the Indenture unless the consent that would have been required as described therein, if such amendment were to be made to the Indenture, shall have been obtained.

(c) Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to the Rating Agencies, the initial Noteholders and the Control Party.

(d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Registered Owner and the Insurer, and the Indenture Trustee shall furnish written notification to each Noteholder.

(e) It shall not be necessary for the consent of the Noteholders pursuant to subsection 11.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof but it shall be necessary to obtain the consent of the Control Party. The manner of obtaining such consents of the Noteholders (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as either Trustee may prescribe.

(f) The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects the Indenture Trustee’s rights, duties or immunities under this Agreement or otherwise.

(g) Each of ALS and the Transferor agrees that such Person shall not amend or agree to any amendment of the Purchase Agreement unless such amendment would be permissible under the terms of this Section 11.01 as if this Section 11.01 were contained in the Purchase Agreement with the consent of the Control Party.

(h) Notwithstanding the foregoing, the signatures of the Transferor and the Issuer shall not be required for the effectiveness of any amendment which modifies the representations, warranties, covenants or responsibilities of the Servicer at any time when the Servicer is not the Originator or a successor Servicer is designated pursuant to Section 9.02.

SECTION 11.02 Protection of Title to Owner Trust Estate.

(a) The Transferor or the Servicer or both shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Beneficiaries, the Certificateholders and the Trustees under this Agreement in the Loans and Receivables. The Transferor or the Servicer or both shall deliver (or cause to be delivered) to each Trustee and the Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Transferor nor the Servicer shall change its jurisdiction of organization, name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above incorrect or seriously misleading within the meaning of Section 9-507 of the UCC, unless it shall have given each Trustee and the Insurer at least 60 days prior written notice thereof and shall have taken all such actions as may be reasonably requested by the Trustees or the Insurer or necessary to maintain the perfection and priority of such Liens of the Trustees.

(c) Each of the Transferor and the Servicer shall give each Trustee and the Insurer at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Loans and Receivables and its principal executive office within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Loan, including payments and recoveries made and payments owing (and the nature of each) and extensions of any scheduled payments made not less than 45 days prior thereto, and (ii) reconciliation between payments or recoveries on (or with respect to) each Loan and Receivable and the amounts from time to time deposited in the Lockbox Accounts and the Collection Accounts.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Loans and Receivables to the Issuer, the Servicer’s master computer records (including any Backup archives) that refer to any Loan or Receivable indicate clearly that the Loan or Receivable is owned by the Issuer. Indication of the Issuer’s ownership of a Loan or Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Loan or Receivable has been paid in full, liquidated or repurchased by the Transferor or purchased by the Servicer.

(f) If at any time the Transferor or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in stand-alone commercial laundry equipment loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from Backup archives) that, if they refer in any manner whatsoever to any Loan, indicate clearly that such Loan has been sold and is owned by the Issuer unless such Loan has been paid in full, liquidated or repurchased by the Transferor or purchased by the Servicer.

(g) If at any time the Transferor or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in trade receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from Backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer unless such Receivable has been paid in full, liquidated or repurchased by the Transferor or purchased by the Servicer.

(h) The Servicer shall permit each Trustee and the Insurer and their respective agents (at such Person’s cost and expense except to the extent such costs and expenses shall be required to be paid by ALS or its Affiliates pursuant to the Basic Documents) at any time during normal business hours and upon reasonable advance notice to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Loans and Receivables then or previously included in the Owner Trust Estate.

(i) The Servicer shall furnish to each Trustee and the Insurer at any time upon request a list of all Loans and Receivables then held as part of the Trust including any then existing amendments, substitutions or replacements thereto, together with a reconciliation of such list to the Schedule of Loans and Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Loans or Receivables from the Trust. Upon request, the Servicer shall furnish a copy of any such list to the Transferor. Each Trustee and the Transferor shall hold any such list and the Schedule of Loans and Schedule of Receivables for examination by interested parties during normal business hours at their respective offices located at the addresses set forth in Section 11.03.

SECTION 11.03 Notices. All demands, notices and communications upon or to the Transferor, the Servicer, either Trustee, the Insurer, the Rating Agencies or the initial Noteholders under this Agreement shall be delivered as specified in Appendix B hereto.

SECTION 11.04 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, however that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.

SECTION 11.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the holders thereof.

SECTION 11.06 Assignment.

(a) Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Transferor without the prior written consent of the Control Party. The Transferor shall provide notice of any such assignment to the Rating Agencies and the Control Party (with a copy to the initial Noteholders).

(b) Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Servicer without the prior written consent of the Control Party other than as permitted by Section 8.02. The Servicer shall provide notice of any such assignment to the Rating Agencies and the Control Party (with a copy to the initial Noteholders).

SECTION 11.07 Third-Party Beneficiaries. The Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Pooling and Servicing Agreement, as it may be supplemented or amended, and shall be entitled to rely upon and directly to enforce the provisions of this Pooling and Servicing Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Beneficiaries and the Certificateholders and the Trustees and their respective successors and permitted assigns. Except as otherwise provided in Section 8.01 or in this Article XI, no other Person shall have any right or obligation hereunder.

SECTION 11.08 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.09 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 11.10 Assignment to Indenture Trustee. The Transferor hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders, the Insurer and (only to the extent expressly provided therein) the Registered Owners of all right, title and interest of the Issuer in, to and under the Purchased Property and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Indenture Trustee.

SECTION 11.11 No Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer and the Transferor shall not, prior to the date which is one year and one day after the Outstanding Obligations shall have been paid in full, acquiesce, petition or otherwise invoke or cause the Transferor or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Transferor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Transferor or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Transferor or the Issuer. The covenants set forth in this Section 11.11 shall survive the termination of this Agreement.

SECTION 11.12 Limitation of Liability of the Trustees.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been acknowledged and accepted by The Bank of New York not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement in performance of its rights and duties hereunder, the Indenture Trustee shall be entitled to the benefits of Article VI of the Indenture.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

SECTION 11.13 Survival of Agreement. All covenants, agreements, representations and warranties made herein, in the Basic Documents and in the other agreements delivered pursuant hereto shall survive the pledge of the Trust Estate and the issuance of the Notes and shall continue in full force and effect until payments in full of the Notes and all amounts owing to the Indenture Trustee and the Insurer hereunder and under the Basic Documents, as applicable and return of the Ambac Policy.

SECTION 11.14 Cooperation and Further Assurances. (a) Each of the parties hereto hereby agrees that it will cooperate in good faith and use commercially reasonable efforts to assist the Administrative Agent in any sale or securitization of the Specified Assets to take place after the Conversion Date; provided, however, that each of the parties hereto agrees that it shall not be obligated to take any action (including making any changes or amendments to any of the Basic Documents), or provide any consent if such party would thereby incur any material obligations or liabilities as a result thereof; provided, further, that the Administrative Agent shall, at the written request of the assisting party, offer such party indemnification reasonably satisfactory to such party against any costs, liabilities and expenses incurred in providing any requested assistance.

(b)In the event of any Regulatory Change (as defined in the Note Purchase Agreement; provided, that for purposes of this Section, the term Regulatory Change shall include the Insurer) which results in either (i) a determination that the Issuer or any CP Conduit (as defined in the Note Purchase Agreement) is not a Qualified Special Purpose Entity that is not required, under generally accepted accounting principles, to consolidate its financial statements with any other entity, or (ii) a cost arising under Section 2.3 of the Note Purchase Agreement, the parties hereto agree to negotiate in good faith to amend the Basic Documents in order to eliminate the consolidation requirement; provided, however, that no party shall be obligated to take any action (or make any amendments) if in the reasonable opinion of such party any such amendment to the Basic Documents will be unlawful or otherwise disadvantageous or inconsistent with its policies or regulatory restrictions or result in any liability, unreimbursed cost or expense to such party.

SECTION 11.15 No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2005-A

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

S-1	Pooling and Servicing Agreement

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2005 LLC, as Transferor

By:
Name:
Title:

ALLIANCE LAUNDRY SYSTEMS LLC, as Servicer and Originator

By:
Name:
Title:

S-2	Pooling and Servicing Agreement

Acknowledged and Agreed:

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

S-3	Pooling and Servicing Agreement

EXHIBIT A-1

Form of Initial PSA Assignment

June 28, 2005

For value received, in accordance with the Pooling and Servicing Agreement, dated as of June 28, 2005 (the “Pooling and Servicing Agreement”), among Alliance Laundry Systems LLC, a Delaware limited liability company (“ALS”), Alliance Laundry Equipment Receivables 2005 LLC, a Delaware limited liability company (the “Transferor”), and Alliance Laundry Equipment Receivables Trust 2005-A (the “Issuer”), the Transferor does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as otherwise provided in the Pooling and Servicing Agreement), all right, title and interest of the Transferor in, to and under (a) all Second Tier Purchased Assets that existed on the Closing Date; and (b) any income and Proceeds of the property described in clause (a) above.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Second Tier Purchased Assets or any agreement or instrument relating to any of them.

As set forth in Section 2.06 of the Pooling and Servicing Agreement, the parties hereto intend that the transactions set forth herein constitute an absolute assignment by the Transferor to the Issuer on the Closing Date of all the Transferor’s right, title and interest in and to the Second Tier Purchased Assets. In the event any transaction set forth herein does not constitute an absolute assignment, it shall constitute the granting of a security interest by the Transferor in favor of the Issuer in such assets as provided in Section 2.06 of the Pooling and Servicing Agreement.

This Initial PSA Assignment is made pursuant to and affirms the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement. The undersigned certifies that all conditions precedent under the Basic Documents to transfer to the Issuer of the Second Tier Purchased Assets conveyed hereby have been satisfied.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, however that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned has caused this Initial PSA Assignment to be duly executed as of the day and year first above written.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2005 LLC

By:
Name:
Title:

2

EXHIBIT A-2

Form of Additional PSA Assignment

[Date]

For value received, in accordance with the Pooling and Servicing Agreement, dated as of June 28, 2005 (the “Pooling and Servicing Agreement”), among Alliance Laundry Systems LLC, a Delaware limited liability company (“ALS”), Alliance Laundry Equipment Receivables 2005 LLC, a Delaware limited liability company (the “Transferor”), and Alliance Laundry Equipment Receivables Trust 2005-A (the “Issuer”), the Transferor does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as otherwise provided in the Pooling and Servicing Agreement), all right, title and interest of the Transferor in, to and under (a) all Specified Assets that existed and were acquired by the Transferor on such Purchase Date; and (b) any income and proceeds of the property described in clause (a) above.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Loans, any Insurance Policies or any agreement or instrument relating to any of them.

As set forth in Section 2.06 of the Pooling and Servicing Agreement, the parties hereto intend that the transactions set forth herein constitute an absolute assignment by the Transferor to the Issuer on the Purchase Date of all the Transferor’s right, title and interest in and to the Second Tier Purchased Assets. In the event any transaction set forth herein does not constitute an absolute assignment, it shall constitute the granting of a security interest by the Transferor in favor of the Issuer in such assets as provided in Section 2.06 of the Pooling and Servicing Agreement.

This Additional PSA Assignment is made pursuant to and affirms the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement. The undersigned certifies that all conditions precedent under the Basic Documents to the transfer of the Second Tier Purchased Assets to the Issuer conveyed hereby have been satisfied.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, however that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Replacement Assignment to be duly executed as of the day and year first above written.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2005 LLC

By:
Name:
Title:

EXHIBIT A-3

Form of Substitution Assignment

[Date]

For value received, in accordance with the Pooling and Servicing Agreement, dated as of June 28, 2005 (the “Pooling and Servicing Agreement”), among Alliance Laundry Systems LLC, a Delaware limited liability company (“ALS”), Alliance Laundry Equipment Receivables 2005 LLC, a Delaware limited liability company (the “Transferor”), and Alliance Laundry Equipment Receivables Trust 2005-A (the “Issuer”), the Transferor does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse (except as otherwise provided in the Pooling and Servicing Agreement), all right, title and interest of the Transferor in, to and under (a) the Substitute Loans, including without limitation all documents and instruments evidencing or governing the Substitute Loans and all Loan Files relating thereto, identified on the Schedule of Loans attached hereto (the “Substitute Loans”) and all monies paid or payable thereon (including Liquidation Proceeds) on or after or due and payable, but in each case not paid, as of                              (the “Substitution Cutoff Date”); (b) the Equipment, including, without limitation, all security interests therein, granted by Obligors pursuant to such Substitute Loans and any other collateral securing such Substitute Loans; (c) any Insurance Policies, and proceeds thereof, and all rights and benefits thereunder, with respect to such Equipment and any other collateral securing such Substitute Loans; (d) with respect to such Substitute Loans, any Guaranties, and proceeds thereof, and all rights and benefits thereunder; (e) all funds on deposit from time to time in the Lockbox or in the Lockbox Accounts with respect to such Substitute Loans and all proceeds thereof; (f) the Purchase Agreement with respect to such Substitute Loans, and the other Basic Documents (other than the Trust Agreement and the documents and certificates executed in connection with the foregoing), including the right of the Transferor to cause ALS to perform its obligations thereunder (including the obligation to repurchase such Substitute Loans under certain circumstances); and (g) any income and proceeds of the property described in clauses (a) through (f) above.

The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Second Tier Purchased Assets or any agreement or instrument relating to any of them.

As set forth in Section 2.06 of the Pooling and Servicing Agreement, the parties hereto intend that the transactions set forth herein constitute an absolute assignment by the Transferor to the Issuer on the Substitution Date of all the Transferor’s right, title and interest in and to the Second Tier Purchased Assets. In the event any transaction set forth herein does not constitute an absolute assignment, it shall constitute the granting of a security interest by the Transferor in favor of the Issuer in such assets as provided in Section 2.06 of the Pooling and Servicing Agreement.

This Substitution Assignment is made pursuant to and affirms the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement. The undersigned certifies that all conditions precedent under the Basic Documents to transfer to the Issuer of the Second Tier Purchased Assets conveyed hereby have been satisfied.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, however that the duties and immunities of the Owner Trustee hereunder shall be governed by the laws of the State of Delaware.

*    *    *    *    *

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IN WITNESS WHEREOF, the undersigned has caused this Substitution Assignment to be duly executed as of the day and year first written above.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2005 LLC

By:
Name:
Title:

EXHIBIT B

Locations of Schedule of Loans And Receivables

The Schedule of Loans and Receivables is

on file at the offices of:

1.	The Indenture Trustee

2.	The Owner Trustee

3.	Alliance Laundry Systems LLC

4.	Alliance Laundry Equipment Receivables 2005 LLC

EXHIBIT C

Back Up Servicer Requirements

Execution Counterpart

THIS BACKUP SERVICING AGREEMENT, dated as of June 28, 2005 (the “Agreement”), is entered into by and among ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company, as Servicer (in such capacity, “Alliance” or the “Servicer”), ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2005-A, a Delaware statutory trust (the “Issuer”), THE BANK OF NEW YORK, a New York banking corporation, in its capacity as Indenture Trustee under that certain Indenture dated as of June 28, 2005 (in such capacity, the “Indenture Trustee”), and THE BANK OF NEW YORK (“BNY”), in its capacity as Backup Servicer (in such capacity, the “Backup Servicer”).

PRELIMINARY STATEMENT

WHEREAS, Alliance is servicing certain loan contracts (the “Loans”) and trade receivables (the “Receivables”) for the benefit of the Indenture Trustee pursuant to the servicing provisions contained in the Pooling and Servicing Agreement dated as of June 28, 2005 (the “Servicing Agreement”), among Alliance, as Originator and Servicer, Alliance Laundry Equipment Receivables 2005 LLC, as Transferor and the Issuer, which agreement has been accepted and agreed to by the Indenture Trustee; and

WHEREAS, the Indenture Trustee now desires to appoint the Backup Servicer as a backup to the Servicer, and the Backup Servicer desires to act in such capacity, on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, the parties hereby agree as follows:

Section 1. Defined Terms. Any capitalized terms used herein but not defined herein shall have the meanings set forth in the Servicing Agreement.

Section 2. Duties of Backup Servicer. The Backup Servicer hereby agrees (i) upon forty-five (45) days’ written notice from the Indenture Trustee (which notice shall be provided solely upon the written direction of the Control Party) and subject to payment of a Conversion Fee equal to thirty-two thousand five hundred dollars ($32,500) (the “Conversion Fee”), to assume and perform all of the obligations of Servicer in respect of the Loans, the Receivables or both (as described in such notice) under the Servicing Agreement (including, without limitation, maintaining the first priority perfected security interest of the Indenture Trustee therein and each of the other obligations of the Servicer set forth in Article III thereof), and (ii) to perform on behalf of the Indenture Trustee and the Beneficiaries the following obligations:

(a) (i) With respect to the Loans, on or prior to the Closing Date, the Servicer shall provide the Backup Servicer, and the Backup Servicer shall accept from the Servicer delivery of, the information required to be set forth in the Servicer’s Certificates in hard copy and on computer tape, which shall be in an MS-DOS, PC readable ASCII format or Excel format (such tape, and any tape delivered pursuant to subsection (b)(i) below, being hereinafter referred to as a “Loan Tape”), and

(ii) with respect to the Receivables, on or prior to the Closing Date, the Servicer shall provide the Backup Servicer, and the Backup Servicer shall accept from the Servicer delivery of, the information required to be set forth in the Servicer’s Certificates in hard copy and on computer tape, which shall be in an MS-DOS, PC readable ASCII format or Excel format (such tape, and any tape delivered pursuant to subsection (b)(ii) below, being hereinafter referred to as a “Receivables Tape”);

(b) (i) Not later than 12:00 noon, New York City time, two Business Days prior to each Distribution Date and each Equipment Loan Borrowing Date, the Servicer shall provide the Backup Servicer, and the Backup Servicer shall accept delivery of, a Loan Tape from the Servicer, which shall contain the information described on Exhibit A-1 hereto and a copy of the Servicer’s Certificate, and

(ii) not later than 12:00 noon, New York City time, one Business Day prior to each Distribution Date and each Receivables Borrowing Date, the Servicer shall provide the Backup Servicer, and the Backup Servicer shall accept delivery of, a Receivables Tape from the Servicer, which shall contain information described on Exhibit A-2 hereto;

(c) Establish data records for each Loan and Receivable on its computer systems; and

(d) Promptly notify the Servicer and the Control Party of any delinquency in the delivery of a Loan Tape, Receivables Tape or Servicer’s Certificate or in the event any of them shall be incomplete.

Section 3. Transition of Servicing. Upon the Backup Servicer receiving notice from the Indenture Trustee that it is required to serve as Servicer, the Backup Servicer will promptly begin the transition to Servicer under the Servicing Agreement. The Backup Servicer shall be entitled to receive from Alliance, as the predecessor Servicer, the Conversion Fee, together with reimbursement for all expenses that the Backup Servicer incurs in connection with such transition, including any out-of-pocket reimbursement expenses as provided in Section 11(a) below, which shall be payable fifteen (15) days after billing. Alliance agrees to cooperate and use its best efforts in effecting the transition of the responsibilities and rights of servicing of the Loans and Receivables, including, without limitation, the transfer to the Backup Servicer as successor Servicer for the administration by it of all cash amounts that shall at the time be held by Alliance for deposit, or have been deposited by Alliance, or thereafter received with respect to the Loans and Receivables and the delivery to the Backup Servicer as successor Servicer in an orderly and timely fashion of all files and records with respect to the Loans and Receivables and a computer tape in readable form (consistent with the Loan Tape, Receivables Tape and Exhibits A-1 and A-2) containing all information necessary to enable the Backup Servicer as successor Servicer to service the Loans and Receivables. In addition, Alliance agrees to cooperate and use its best efforts in providing the Backup Servicer with reasonable access to any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Backup Servicer to assume the servicing functions under the Servicing Agreement and to maintain a list of key servicing personnel and contact information.

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The parties hereto acknowledge that the Control Party has no obligation to designate or appoint the Backup Servicer as Servicer and that such designation (and the appointment relating thereto) is in the sole and absolute discretion of the Control Party.

Section 4. Servicing Information. Alliance shall deliver to the Backup Servicer on a monthly basis, but no later than 12:00 noon New York City time two Business Days prior to each Distribution Date, the Servicer’s Certificate together with additional information as required by Section 2 above and any additional information as may be required by the Backup Servicer to fulfill its duties and obligations as set forth in Section 2 above. Such information shall be transmitted monthly by the Servicer to the Backup Servicer by tape, diskette or electronic transmission, and such tape, diskette or electronic transmission must be in a format consistent with the Loan Tape and Receivables Tape.

Section 5. Inspections by Backup Servicer. At any reasonable time and from time to time upon reasonable notice (but not more than once per calendar year) prior to the date on which Backup Servicer shall have commenced performing the obligations of successor Servicer with respect to the Loans and Receivables (the “Transition Commencement Date”), the Backup Servicer may inspect Alliance’s servicing operations and discuss the servicing operations of Alliance. Alliance shall give the Backup Servicer and its counsel, accountants and other representatives reasonable access, during normal business hours, to all of Alliance’s files, books and records (including computer records) relating to the Loans and Receivables. All expenses incurred in relation to any such inspection shall be paid by Alliance.

Section 6. Compensation.

(a) Prior to the Transition Commencement Date, the Servicer agrees to pay the Backup Servicer (i) an initialization payment in the amount of five thousand dollars ($5,000) payable upon execution of this Agreement, (ii) an annual fee payable monthly (or a pro rata portion thereof for any period of less than a month for which the Backup Servicer shall be acting as Backup Servicer hereunder) on each Distribution Date in an amount equal to one-twelfth of the product of (x) 0.01% (one basis point) and (y) the beginning Aggregate Loan Balance of the Loans as set forth in the Servicer’s Certificate for the preceding month, (iii) an annual fee payable monthly (or a pro rata portion thereof for any period of less than a month for which the Backup Servicer shall be acting as a backup servicer hereunder) on each Distribution Date in an amount equal to one-twelfth of the product of (x) 0.01% (one basis point) and (y) the Net Receivables Balance of the Receivables as set forth in the Servicer’s Certificate for the preceding month, and (iv) the Conversion Fee, promptly following delivery by the Indenture Trustee of the notice described in Section 2(i) above; provided, however, that if the sum of (ii) and (iii) above is less than ten thousand dollars ($10,000) in any year in which any Loan or Receivable is outstanding, the Servicer shall promptly pay the Backup Servicer the difference between the sum of (ii) and (iii) above and ten thousand dollars ($10,000) upon receipt of demand therefor from the Backup Servicer. The Servicer shall be required to pay the amounts provided pursuant to this subparagraph (a) regardless of the amount of Collections. The Backup Servicer shall not be expected or obligated to incur any out-of-pocket expenses in the performance of its duties hereunder unless an

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arrangement for reimbursement of such expenses is previously agreed to by the parties hereto.

(b)Effective on and after the Transition Commencement Date, the Issuer agrees to pay BNY for performance of its obligations as successor Servicer, the Servicing Fee, and to reimburse and indemnify BNY, as successor Servicer, against costs and expenses incurred in performing such obligations, in each case as and to the extent such amounts are payable to the Servicer pursuant to the Servicing Agreement (as modified by this Agreement), but in each case solely from the funds expressly available for such payment pursuant to Section 8.2 of the Indenture.

Section 7. Subservicers. BNY may perform any or all of its duties and responsibilities hereunder through subservicers, including but not limited to its duties as successor Servicer hereunder should the Backup Servicer become the Servicer pursuant to Section 3 hereof, provided it obtains the prior written consent of the Control Party. BNY shall remain liable for its duties hereunder notwithstanding any such subservicing but only to the extent it would otherwise be liable hereunder.

Section 8. Representations and Warranties. BNY represents and warrants as follows:

(a) Organization and Good Standing. BNY is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York, and BNY is in compliance with the laws of each State in which any Loan or Receivable is located to the extent necessary to perform its obligations hereunder, including its obligations as successor Servicer.

(b) Power and Authority. BNY has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(c) No Violation of Agreements. The execution and delivery of this Agreement by BNY and performance and compliance with the terms of this Agreement by BNY will not violate BNY’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in BNY’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of BNY to perform its obligations under this agreement or the financial condition of BNY.

(d) No Other Violations. BNY is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, of any order, regulation or demand of any federal, state or local government or regulatory authority, which violation, in the good faith and reasonable judgment of BNY,

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is likely to affect materially and adversely either the ability of BNY to perform its obligations under this Agreement or the financial condition of BNY.

(e) No Consent. No consent, approval, authorization or order or any state or federal court or governmental agency or body is required for the consummation by BNY of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

(f) Binding Obligation. This Agreement, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of BNY, enforceable against BNY in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity regardless of whether considered in a proceeding at law or in equity.

(g) No Proceeding. No litigation is pending or, to the best of BNY’s knowledge, threatened against BNY which would prohibit BNY from entering into this Agreement and consummating the transactions contemplated herein or, in BNY’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of BNY to perform its obligations under this Agreement or the financial condition of BNY.

(h) Reliance on Representations and Warranties. The Backup Servicer may rely on the representations and warranties made by (i) the Servicer in the Servicing Agreement and (ii) the Issuer and the Indenture Trustee in the Indenture.

Section 9. Limitation of Liability of Backup Servicer. The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by Alliance, the Issuer and the Indenture Trustee that there are no implied duties or obligations under this Agreement. The Backup Servicer shall have no obligation to supervise, verify, monitor or administer the performance of Alliance. The Backup Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Backup Servicer becomes the successor Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the terminated Servicer, (iv) except if it shall become successor Servicer, no obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer. Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement as backup servicer other than damages which result from the gross negligence or willful misconduct of it or them. No damages shall be assessed or charged against the Backup Servicer when any delay or breach on its part is caused by the failure of Alliance to furnish input or information required of the Backup Servicer, the failure of any utility or communications company to furnish services or for any other reasons beyond the reasonable control of the Backup Servicer. Except as provided in this Agreement or the Servicing

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Agreement, the Backup Servicer shall not (in its capacity as Backup Servicer or successor Servicer) be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Backup Servicer to service and manage the Loans or Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability. With respect to the foregoing, the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Loan Tape and Receivables Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.

Section 10. Modifications to Servicing Agreement. In the event that BNY shall become the successor Servicer, the following shall apply to BNY in its capacity as successor Servicer, notwithstanding the provisions of the Servicing Agreement to the contrary:

(a) the provisions of Section 2.12 relating to the obligation of the Servicer to purchase Administrative Loans under Section 3.08, and the obligation of the Servicer under Section 3.08 to purchase Administrative Loans shall not apply, and the Backup Servicer, as successor Servicer shall have no such obligations;

(b) the provisions of Section 3.07(b) shall not apply; provided, however, that except as otherwise provided herein or in the Servicing Agreement or except in accordance with the Servicing Standards, the Servicer shall not impair the rights of the Issuer, the Control Party or any Interested Party in and to any Loan or Receivable and shall take no action with respect to a Loan or Receivable which at the time the Servicer reasonably believes would be contrary to the maximization of the ultimate repayment on such Loan or payment on such Receivable;

(c) the obligation of the Servicer, pursuant to the second sentence of Section 3.07(f), in accordance with the Servicing Standards to collect all payments required to be made by the Obligors and to enforce all material rights of the Issuer under the Loans or Receivables shall be satisfied to the extent the Backup Servicer, as successor Servicer, shall exercise reasonable efforts to collect such payments and enforce such rights;

(e) the provisions of Section 8.01 and 8.03 regarding indemnities and liability of the Servicer shall not apply;

(f) the events specified in clauses (g), (h), (i), (j), (k), (l), (m), (n) and (o) of Section 9.01 shall not be Servicer Defaults with respect to the Backup Servicer as successor Servicer;

(g) no amendment to the Servicing Agreement that is materially burdensome to BNY in BNY’s reasonable discretion shall be effective against BNY as successor Servicer unless such amendment shall have been consented to by BNY;

(h) “Credit and Collection Policy” shall mean the standard credit and collection policies of BNY as provided to and approved by the Control Party in writing from time to time; and

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(i) the Accountants’ Report referred to in Section 5.02 of the Servicing Agreement shall consist of the following from the firm of independent accountants to the Backup Servicer as successor Servicer: (A) such firm has obtained a letter of representation regarding certain matters from the management of the Backup Servicer as successor Servicer, which includes an assertion that the Backup Servicer as successor Servicer has complied with certain minimum servicing standards identified in the Uniform Single Audit Program for Mortgage Bankers with respect to the servicing of loans and trade receivables during the most recently completed calendar year and (B) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate, and in rendering its report such firm may rely, as to matters relating to the direct servicing of loans or trade receivables by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

Section 11. Indemnification. (a) Alliance shall indemnify and hold BNY, in its capacity as Backup Servicer and, in the event it shall become Servicer under the Servicing Agreement, in its capacity as Servicer, its officers, directors, employees and agents harmless against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, fees (including reasonable attorneys’ fees), costs and expenses of any nature (collectively, “Indemnified Costs”) that may be imposed or incurred by or assessed against it or them, in the absence of its or their gross negligence or willful misconduct, that arise out of this Agreement, the Servicing Agreement, the Indenture or any other agreement executed and delivered in connection therewith, or any action taken or not taken by it or them in accordance with this Agreement, the Servicing Agreement, the Indenture or any other agreement executed and delivered in connection therewith.

(b) Notwithstanding anything to the contrary in the Servicing Agreement, neither BNY as successor Servicer, nor any director, officer, employee, shareholder or agent of BNY as successor Servicer, shall be liable to the Issuer, the Indenture Trustee, the Control Party, or the holders of the Certificates or the Notes for any action taken, or not taken, by BNY pursuant to this Agreement or the Servicing Agreement; provided that this provision shall not protect BNY as successor Servicer or any other Person from or against any liability arising from the breach by BNY of any representation or warranty in Section 8 of this Agreement, or any liability by reason of gross negligence or willful misconduct of BNY as Backup Servicer or successor Servicer (collectively, the “Excluded Acts”).

(c) (i) BNY, as Backup Servicer and successor Servicer, and its officers, directors, shareholders, employees and agents, shall be indemnified and held harmless by the Issuer from and against all Indemnified Costs (except to the extent such Indemnified Costs are required to be borne by the Servicer pursuant to the Servicing Agreement) incurred as a result of any legal action relating to this Agreement, the Servicing Agreement, the Indenture or any other agreements executed and delivered in connection therewith, and (ii) BNY, as Backup Servicer and successor Servicer, shall be indemnified

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and held harmless by the Issuer from and against all Indemnified Costs (except to the extent such Indemnified Costs are required to be borne by the Servicer pursuant to the Servicing Agreement) incurred by such Person as a result of the performance of its obligations under this Agreement, the Servicing Agreement, the Indenture or any other agreements executed and delivered in connection therewith; provided, however, that the foregoing provisions of this subparagraph shall not apply to Indemnified Costs arising as a result of any Excluded Acts, and provided further that the Issuer shall not have any obligation to pay any Indemnified Costs unless (x) Alliance shall have failed to comply with its obligations to pay such Indemnified Costs pursuant to this Agreement within thirty (30) days after written demand therefor (it being understood that BNY is not required to make further written demand or to reduce such claim to judgment), and (y) funds are expressly available for such payments pursuant to Section 8.2 of the Indenture.

(d) BNY, as Backup Servicer or successor Servicer, and its officers, directors, shareholders, employees and agents, may rely in good faith on any document that prima facie is properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreement.

(e) In the event BNY shall become the Servicer under the Servicing Agreement, Alliance agrees to hold the Indenture Trustee and its agents harmless from and against any and all losses, liabilities, damages, fees (including reasonable attorneys’ fees), costs and expenses that may be imposed or incurred by or assessed against it or them, in the absence of its or their gross negligence or willful misconduct, that arises out of the services performed by it or them under this Agreement, the Indenture or the Servicing Agreement, or any action taken or not taken by it or them in accordance with this Agreement, the Indenture or the Servicing Agreement.

(f) IN NO EVENT SHALL ANY PARTY HEREUNDER BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES RESULTING FROM LOSS OF DATA, REVENUE OR PROFITS).

Section 12. Resignation and Termination of Servicer. The Servicer shall not resign from the obligations and duties imposed on it by the Servicing Agreement except as expressly permitted by the Servicing Agreement. Notwithstanding the foregoing and anything to the contrary in the Servicing Agreement, in the event BNY becomes the Servicer under the Servicing Agreement, it may resign as servicer on not less than ninety (90) days’ (or such longer period as is set forth in Section 12(b)) prior written notice to the Indenture Trustee, the Issuer and the Control Party, and the Indenture Trustee may, with the prior written consent of the Insurer, and shall, upon written direction of the Control Party, terminate BNY, without cause, as successor servicer under the Servicing Agreement, upon not less than ninety (90) days’ (or such longer period as is set forth in Section 12(b)) prior written notice (and a copy of such termination notice shall be provided by the Indenture Trustee to the Control Party and the Issuer); provided that, unless otherwise required by the Control Party, no resignation or such termination of BNY as Servicer shall be effective until the earlier of:

(a) the date on which a successor Servicer designated by the Control Party shall have assumed the responsibilities and obligations of the Servicer with respect to the Loans; or

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(b) with respect to a resignation of the Servicer, one hundred twenty (120) days after the giving of such notice or, provided a successor Servicer shall have been identified by the Control Party by such one hundred twentieth day and transition activities shall have commenced and are being diligently pursued, one hundred fifty (150) days after the giving of such notice; or

(c) with respect to such termination of the Servicer, one hundred twenty (120) days after the giving of such notice.

Except as provided in Section 10(f) of this Agreement, the provisions of Article IX of the Servicing Agreement which apply in the event of termination of the Servicer shall apply with respect to a resignation or termination of the Servicer pursuant to this Section 12. For elimination of doubt, provided that BNY continues to fully perform its responsibilities and obligations as Servicer, any compensation payable to it as Servicer shall continue to be due and payable until such resignation or termination is effective.

Section 13. Resignation and Termination of Backup Servicer. BNY may resign as Backup Servicer under this Agreement on not less than sixty (60) days’ prior written notice to the Indenture Trustee, the Issuer, the Servicer and the Control Party. The Indenture Trustee may, with the prior written consent of the Control Party, and shall, upon written direction of the Control Party, terminate the Backup Servicer, without cause, as backup servicer hereunder upon not less than sixty (60) days’ prior written notice (and a copy of such termination notice shall be provided by the Indenture Trustee to the Servicer, the Control Party and the Issuer). Except as provided in Section 10(f) of this Agreement, the provisions of Article IX of the Servicing Agreement which apply in the event of termination of the Servicer shall apply with respect to a resignation or termination of the Backup Servicer pursuant to this Section 13. For elimination of doubt, provided that BNY continues to fully perform its responsibilities and obligations as Backup Servicer, any compensation payable to it as Backup Servicer shall continue to be due and payable until such resignation or termination is effective.

Section 14. Confidentiality. BNY agrees to maintain, and shall use its reasonable efforts to cause each of its employees and officers to maintain, the confidentiality of this Agreement and the Servicing Agreement and all information regarding the business of Alliance and the Issuer, and their respective businesses obtained by it or them in connection with the structuring, negotiating, and execution of the transactions contemplated herein (the “Information”). Notwithstanding the foregoing, BNY may disclose the Information (i) to any of its directors, members, officers, employees, representatives, accountants, auditors, attorneys and agents and to any of its affiliates, subsidiaries and parents and any of their respective directors, members, officers, employees, representative, accountants, auditors, attorneys and agents who are informed of the confidential nature of such Information and who require such information in order to assist it in performing or enforcing this Agreement (collectively referred to herein as “BNY’s Representatives”); (ii) to any government agency with jurisdiction over BNY, BNY’s Representatives or the transaction contemplated herein; (iii) to any rating agency; and (iv) as

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required by law or regulation, judicial or administrative order, ruling or judgment or legal obligation to disclose (which may include, by way of example and not by way of limitation, any discovery or disclosure demands or requirements issued or arising in any judicial or administrative investigation or proceeding). No Information shall be subject to such confidentiality obligations nor considered confidential if (i) it is already known or becomes known to BNY from sources not actually known by BNY to be subject to any confidentiality obligation relating to such Information, (ii) it is or becomes generally available to the public other than as a result of a breach of this Agreement by BNY or (iii) it was or is independently developed by employees of BNY or any of its affiliates, subsidiaries or parents who did not have access to the Information. BNY’s obligations under this Section 14 shall survive the expiration, cancellation or other termination of this Agreement.

Section 15. Amendments. This Agreement may be amended from time to time only by written agreement of the parties hereto and with the consent of the Control Party, it being understood and agreed that the Control Party is a third-party beneficiary of this Agreement and may, at its option, enforce the terms and provisions hereof and the obligations of the parties hereunder.

Section 16. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of a manually signed copy hereof.

Section 17. Assignment. This Agreement shall bind the parties hereto and their respective successors, but shall not be assigned or pledged by any party without the prior written consent of the other parties hereto and the Control Party, provided, however, that the Issuer’s rights under this Agreement are to be pledged to the Indenture Trustee and the parties hereto consent to such pledge. The Backup Servicer specifically reserves the right to assign its duties under this Agreement to any assignee mutually acceptable to BNY and Indenture Trustee (acting at the direction of the Control Party). No extension or termination of this Agreement by the Indenture Trustee, and no consent required to be given under this Agreement by the Indenture Trustee, shall be effective without the prior written consent of the Control Party.

Section 18. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 19. Attorneys’ Fees. In the event of any litigation to enforce or construe the terms of this Agreement, the prevailing party in such litigation shall be entitled to recover its costs of suit and reasonable attorneys’ fees from the other party or parties, as applicable.

Section 20. Notices. All notices, requests, demands or other communications given hereunder shall be in writing and shall be effective and deemed given upon actual receipt and shall be delivered personally, sent by a nationally recognized overnight courier service,

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transmitted via facsimile or United States mail, postage prepaid, as registered or certified mail, to the parties at the following addresses:

If to Alliance:	Alliance Laundry Systems LLC Shepard Street P.O. Box 990 Ripon, WI 54971-0990 Attention: Chief Financial Officer Facsimile Number: (920) 748-1629 Confirmation Number: (920) 748-1634

If to the Issuer:

Alliance Laundry Equipment Receivables Trust 2005-A

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street CFS, Ninth Floor

Wilmington, Delaware 19890

Attention: Trust Administration

Facsimile No.: (302) 651-1576

Confirmation No.: (302) 651-1834

If to Indenture Trustee:	The Bank of New York 101 Barclay Street, 8W New York, New York 10286 Attention: Corporate Trust Administration Facsimile Number: (212) 815-5544 Confirmation Number: (212) 815-7128

If to the Backup Servicer (as Backup Servicer or successor Servicer):	The Bank of New York, Asset Solutions Division 600 E. Las Colinas Blvd. Irving, Texas 75039 Facsimile Number: (972) 401-8556 Confirmation Number: (972) 401-8500 Attention: ABS Department Head

or to such other addresses as the parties may designate by written notice to the other party in accordance with this section. Notices sent by facsimile shall be confirmed the same day by regular mail. Notices to the Control Party shall be given to its address provided in the Servicing Agreement.

Section 21. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within such state.

Section 22. Bankruptcy. BNY shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes, acquiesce, petition or otherwise invoke or cause any party to invoke the process of any court or government authority for the

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purpose of commencing or sustaining a case against the Issuer or the Transferor under any federal or state bankruptcy, insolvency or similar law or appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Transferor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Transferor.

Section 23. Entire Agreement. This Agreement represents the entire agreement of the parties and supersedes all prior agreements and understandings, relating to the subject matter hereof.

Section 24. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 25. No Recourse as to Indenture Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York, not individually or personally but solely as indenture trustee under the Indenture and the Basic Documents, in the exercise of the powers and authority conferred and vested in it and (b) nothing herein contained shall be construed as creating any liability on The Bank of New York, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

ALLIANCE LAUNDRY SYSTEMS LLC

By:
Name:
Title:

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES TRUST 2005-A

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

THE BANK OF NEW YORK, not in its individual capacity, but solely as Indenture Trustee

By:
Name:
Title:

THE BANK OF NEW YORK, as Backup Servicer

By:
Name:
Title:

BACKUP SERVICING AGREEMENT

EXHIBIT A-I TO BACKUP SERVICING AGREEMENT

Field Name	Field Description
Loan ID #	Unique ID number assigned to the respective loan

Customer ID #	Unique ID Number assigned to the respective customer name

DBA	Customer Name

Customer ID # 2	Secondary ID for additional Debtors

Street Address	Street Address of principal place of Customer’s business (Address of contact designated person)

City / State	City and State of principal place of Customer’s business (Address of contact designated person)

Contact Person – First Name	First Name of designated Contact Person for the respective Customer

Contact Person – Last Name	Last Name of designated Contact Person for the respective Customer

Contact Telephone Number	Telephone number of designated Contact Person for the respective Customer

Origination Date	Date of origination for the respective loan

Original Balance	Amount originally due under the respective loan

Current Balance	Balance due under the respective loan as of the run date of the Tape

Loan Class	Promotion or standard program loans – include description of classes.

Distributor	Two letter code identifying distributor – include description of abbreviations.

F vs. V	F signifies Fixed Rate Note / V signifies Variable Rate Note

New vs. Used	N signifies New Equipment / U signifies Used equipment

APR	Annual Percentage Rate applied to the respective

Current P&I	Current payment based on amortization

First Due Date	First payment date under the respective loan

Next Due Date	Next payment date under the respective loan

Next Amount Due	Amount due from the respective Customer at the Next Due Date

Original Term	Number of months from the date of the respective loan’s origination date until its scheduled date of maturity

Accrual Start Date	Date starts accruing interest

P vs. I	Designates whether loan is Amortizing (P) or Interest only (I)

Interest Due	Interest Payment owed

IO End Date	Date loan begins amortizing

IO Loan P&I	Amortizing payment for Interest Only loans

Margin to Prime	Basis points over Prime Rate

Daycount Basis	Accrual basis “A60”=30/360 v. “B65” =Actual 360

Currency	US Dollars (USD) or Canadian Dollars (CDN)

Deferral Days	Number of days remaining in deferral period

Fully Accreted Balance	Loan balance at end of any deferral period

IO Pmts. Remaining	Number of Interest Only payments remaining on loan

Remaining Payments	Payments reaming until maturity (months)

No. of Days Past Due	Number of days the respective loan is past due

Late Fees Due	Amount of Late Fees due under the respective loan

Late Fee Rate	Late Fee Rate applied to the respective loan

Number of delinquencies in last 12 mos.	Number of time the respective loan has been delinquent in the last twelve (12) months.

Number of Modifications in last 12 mos.	Number of times the respective loan has been modified in the last twelve (12) months

Date of last Modification	Date of the last Modification to the respective loan

Street Address of Equipment Location	Street Address of Equipment Location

City of Equipment Location	City of Equipment Location

County of Equipment Location	County of Equipment Location

State of Equipment Location	State of Equipment Location

Zip Code of Equipment Location	Zip Code of Equipment Location

UCC Filed – State	State in which UCC was filed in connection with respective loan

State UCC Filing Number	UCC Filing number issued by State upon original UCC filing date

State UCC Filing Date	Date of original State UCC Filing filed in connection with the respective loan

UCC Filed – County	County in which UCC was filed in connection with respective loan

County UCC Filing Number	UCC Filing number issued by County upon original UCC filing date

County UCC Filing Date	Date of original County UCC Filing filed in connection with the respective loan

UCC Filed – City	City in which UCC was filed in connection with respective loan

City UCC Filing Number	UCC Filing number issued by City upon original UCC filing date

City UCC Filing Date	Date of original City UCC Filing filed in connection with the respective loan

Filed – Other Jurisdiction	Other jurisdiction in which a lien was filed in connection with the respective loan

Other Jurisdiction Filing Number	Filing number issued by other jurisdiction in which a lien was filed in connection with the respective loan

Other Jurisdiction Filing Date	Date of original filing in other jurisdiction in which a lien was filed in connection with the respective loan

Current UCC Filed – State	State in which subsequent UCC was filed in connection with respective loan

Current State UCC Filing Date	Date of any State UCC filing subsequent to the original State UCC filing made in connection with the respective loan

Current State UCC Filing Number	Number issued by the State in connection with the subsequent State UCC filing made in connection with the respective loan

Current UCC Filed – County	County in which subsequent UCC was filed in connection with the respective loan

Current County UCC Filing Date	Date of any County UCC filing subsequent to the original County UCC filing made in connection with the respective loan

Current County UCC Filing Number	Number issued by the County in connection with the subsequent County UCC filing made in connection with the respective loan

Current UCC Filed – City	City in which subsequent UCC was filed in connection with the respective loan

Current City UCC Filing Date	Date of any City UCC filing subsequent to the original City UCC filing made in connection with the respective loan

Current City UCC Filing Number	Number issued by the City in connection with the subsequent City UCC filing made in connection with the respective loan

Current Filing – Other Jurisdiction	Other Jurisdiction in which subsequent UCC was filed in connection with the respective loan

Current Other Jurisdiction Filing Date	Date of any Other Jurisdiction filing subsequent to the original Other Jurisdiction lien filing made in connection with the respective loan

Current Other Jurisdiction Filing Number	Number issued by the County in connection with the subsequent Other Jurisdiction UCC filing made in connection with the respective loan

EXHIBIT A-2 TO BACKUP SERVICING AGREEMENT

Field Name	Field Description
OHCUNO	Customer account number

CUNAME	Customer name

CUSTAT	State

OHOBNO	Invoice number

OHOBDE	Invoice Date

OHDUEE	Maturity Date

OHOPNA	Invoice amount

CUSLID	Market and/or Channel for Sales classification

OHPTPC	Payment terms

PTDESC	Payment description

CUSMAN	Salesman and/or Country code

CUUFL2	Long term currency classification

EXTTRM	Payment terms that have been extended from original invoice date

EXTDYS	Number of days invoice has been extended

TBAMT1	Amount current

TBAMT2	Amount past due 1 day to 30 days from invoice date

TBAMT3	Amount past due 31 days to 60 days from invoice date

TBAMT4	Amount past due 61 days to 90 days from invoice date

TBAMT5	Amount past due 91 days to 120 days from invoice date

TBAMT6	Amount past due 121 days to 150 days from invoice date

TBAMT7	Amount past due greater than 150 days from invoice date

EXHIBIT D

Form of Servicer’s Certificate

ALERT 2005-A
Receivables Notes	Payment Date
MONTHLY SERVICER REPORT
	Payment Date #	n/a

COMPLIANCE RATIOS

Dilution Ratio - Receivables

Dilution Ratio - Receivables (this month)

Dilution Ratio - Receivables (previous month)

Dilution Ratio - Receivables (second previous month)

Three-Month Rolling Average Dilution Ratio - Receivables

Delinquency Ratio - Receivables

Delinquency Ratio - Receivables (this month)

Delinquency Ratio - Receivables (previous month)

Delinquency Ratio - Receivables (second previous month)

Three-Month Rolling Average Delinquency Ratio - Receivables

Default Ratio - Receivables

Default Ratio - Receivables (this month)

Default Ratio - Receivables (previous month)

Default Ratio - Receivables (second previous month)

Three-Month Rolling Average Default Ratio - Receivables

Days Sales Outstanding - Receivables

Rapid Amortization Event

Three Month Rolling Average Dilution Ratio - Receivables	11.00%
Three Month Rolling Average Delinquency Ratio - Receivables	5.50%
Three Month Rolling Average Default Ratio - Receivables	4.00%
Days Sales Outstanding - Receivables	96

Servicer Default

Three Month Rolling Average Dilution Ratio - Receivables	16.50%
Three Month Average Delinquency Ratio - Receivables	8.25%
Three Month Rolling Average Default Ratio - Receivables	6.00%
Days Sales Outstanding - Receivables	110

OTHER MONTHLY REPORTING

Receivables Required Credit Support

Borrowing Base (%)

CALCULATION OF AMOUNTS AVAILABLE FOR PAYMENT PURSUANT TO THE WATERFALL

Calculation of the Receivables Available Amount (Net of Draws on Reserve or LOC)

Amount in Receivables Collection Account on last day of Interest Period

Proceeds from any Guarantees to the extent received by the Trust

Release of Excess From Reserve Account

Proceeds from the exercise of a Conditional Call with respect to the Receivables

Servicer Modification Credit Proceeds

Receivables Collection Account Reinvestment Earnings (if applicable)

Receivables Available Amount (Net of Draws on Reserve or LOC)

Calculation of Interest Payment Deficiency Amount (as defined in the Ambac Policy)

Insured Payments (as defined in the Ambac Policy)

Total amounts available for payment (Net of Draws on Reserve or LOC)

Calculation of Draws of Reserve Fund or Letters of Credit (Receivables)

Shortfalls in P&I in the waterfall

Draws on Reserve Account

Draws on Letters of Credit

Total amount available from Draws of Reserve Fund or Letters of Credit (Receivables)

DISBURSEMENTS FROM RECEIVABLES COLLECTION ACCOUNT

1	to the Servicer the amount of any Collections consisting of late fees, financing charges and similar charges

2	to the Servicer, the Servicing Fee and any accrued but previously unpaid Servicing Fee

3	to the Indenture Trustee, the Indenture Trustee Fee (to the extent not previously paid)

4	to the Back-up Servicer, the Back-up Servicer Fee (to the extent not previously paid)

5	to the Owner Trustee, the Owner Trustee Fee (to the extent not previously paid)

6	to the extent not paid by the Servicer, payment of unpaid reimbursable expenses and indemnities (limited to $50k per party)

7	to the Insurer, the Premium and Insurer Unused Facility Fee due on the current Distribution Date and any accrued but previously unpaid Premium or Insurer Unused Facility Fee owing from any previous Distribution Dates

8	to each Receivables Noteholder for payment on, a pro rata basis of, the Receivables Note Interest Payment and the Receivables Unused Facility Fee due and owing on such Distribution Date and the payment, on a pro rata basis, of any accrued but previously unpaid Receivables Note Interest Payment or Receivables Unused Facility Fee from any previous Distribution Dates

9	to the Insurer for reimbursement of any interest draws

10	to the Reserve Account, until the amount on deposit herein is equal to the Receivables Reserve Requirement

11	to each Receivables Noteholder for payment of the outstanding principal balance of the Receivables Notes until the Receivables Notes is paid in full

12	to the Insurer for reimbursement for any prior draws on the Ambac Policy for which the Insurer has not been reimbursed previously and interest on such amounts as provided in the Ambac Insurance Agreement, and any other unpaid Reimbursement Amounts or other amounts owed to the Insurer

13	to each Receivables Noteholder for payment of Default Interest relating to the Receivables Notes

14	to each Receivables Noteholder for payment of all NPA Indemnified Amounts and other indemnities due and owing to such Receivables Noteholders and any accrued but previously unpaid NPA Indemnified Amounts and other indemnities due and owing to such Receivables Noteholder from any previous Distribution Dates

15	first, to the Loan Collection Account for application to payments of interest, principal or any other amounts to be paid from the Loan Collection Account to the extent of any shortfall in such amounts and second, to the Reserve Account until the amount on deposit therein is equal to the Reserve Account Required Amount

16	so long as no Rapid Amortization Event or Event of Default has occurred that is continuing, any remaining amounts, released to the Issuer or its designee

RECONCILIATION OF RESERVE ACCOUNT

Beginning Balance (Calendar ME Balance plus any Reserve Account Adj before Determination Date)

Reserve Account Reinvestment Earnings

Gross Balance

Draws on Reserve Account to fund shortfalls in P&I (Equipment Loans)

Draws on Reserve Account to fund shortfalls in P&I (Receivables)

Balance of Reserve Account before releasing excess or making deposits described below

Calculation of Reserve Account Required Amount
Portion relating to Equipment Loans (Net Equipment Loans Balance * 1%)
Portion relating to Receivables (Net Receivables Balance * 1%)
Letter of Credit drawings pursuant to 3.27(d) or (e) of Indenture
Reserve Account Required Amount

Excess to be released from Reserve Account
Excess to be released to Equipment Collection Account for distribution
Excess to be released to Receivables Collection Account for distribution

Deposits necessary to reach Reserve Account Required Amount

Deposit needed from Equipment Loan waterfall
Amount available from Equipment Loan waterfall
Shortfall

Deposit needed from Receivables waterfall
Amount available from Receivables waterfall
Shortfall

Ending Balance

Reserve Shortfall

Amount Allocated to Equipment Loan Notes Pursuant to 8.7 of Indenture
Amount Allocated to Receivables Notes Pursuant to 8.7 of Indenture

CALCULATION OF LC AMOUNT

Calculation of Available Drawing Amount
Portion relating to Loans (Net Equipment Loans Balance * 10%)
Portion relating to Receivables (Net Receivables Balance * 10%)
Available Drawing Amount

Equipment Loan LC Amount
Receivables LC Amount

DAILY COLLECTIONS - INTEREST PERIOD TOTALS

Daily Collections during Interest Period
Amounts Released to Alliance Pursuant to Release Election during Interest Period
Amounts Reserved in Carrying Cost Account during Interest Period
Amounts Used to Amortize Receivables Notes during Interest Period

RECONCILIATION OF RECEIVABLES NOTES

Beginning Principal Balance
Total Principal Payments since last Determination Date
Advances During Interest Period (from Determination Date to day before Determination Date)
Principal Balance as of Determination Date

Interest due this Payment Date
Interest paid this Payment Date
Shortfall

MISCELLANEOUS INFORMATION TO BE PROVIDED

Occurrence of a Servicer Default Under the Pooling & Servicing Agreement

Occurrence of an Rapid Amortization Event Under the Indenture

Occurrence of an Event of Default Under the Indenture

Occurrence of a Payment Event of Default Under the Indenture

Acceleration of the Notes after an Event of Default Under the Indenture

DISTRIBUTIONS (WIRES) ON PAYMENT DATE

Alliance Laundry
Late Fees, Financing Charges, etc.
Servicing Fee
Item 17 of waterfall - release to Alliance
Total

Ambac
Premium
Insurer Unused Fee
Total

Receivables Noteholders
Receivables Note Interest Payment
Receivables Unused Facility Fee
Principal Paid
Total

Reserve Account
Amount Necessary to equal Receivables Reserve Requirement

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Pooling and Servicing Agreement dated as of June 28, 2005.

Alliance Laundry Systems LLC, Servicer

Signed by Servicer

Title:

Date:

Bank of New York, Indenture Trustee

Approved by Indenture Trustee:

Title:

Date:

ALERT 2005-A

Equipment Loan Notes

MONTHLY SERVICER REPORT

PORTFOLIO INFORMATION - GENERAL

Aggregate Loan Balance as of previous Accounting Date

Aggregate Loan Balance as of related Accounting Date
(before Repurchases and Substitutions)

Add:	Principal Amount of Substitute Loans
Less:	Principal Amount of Repurchased and Substituted Loans

Difference in Aggregate Loan Balance

Balance of Newly Transferred Loans

Aggregate number of Loans as of previous Accounting Date

Add:	Number of Newly Transferred Loans
Add:	Number of Substitute Loans
Less:	Number of Paid Off Loans
Less:	Number of Repurchased and Substituted Loans

Aggregate Number of Loans as of this Accounting Date

Number of Defaulted Loans (becoming Defaulted during the Monthly Period)

Weighted Average Life of Loans as of related Accounting Date

Scheduled Principal Payments (including prepayments)

CALCULATION OF EQUIPMENT LOAN REQUIRED CREDIT SUPPORT

Loan Balance of Loans which first became 150+ during Interest Period

Dynamic Equipment Loan Credit Support (this month)
Dynamic Equipment Loan Credit Support (last month)
Dynamic Equipment Loan Credit Support (two months ago)

Equipment Loan Required Credit Support

COMPLIANCE RATIO CALCULATIONS

Calculate Default Ratio

Balance of Loans which became Defaulted Loans during the Monthly Period
Balance of Loans in Trust at beginning of Monthly Period
Default Ratio - Equipment Loans (for this Monthly Period)
Default Ratio - Equipment Loans (for previous Monthly Period)
Default Ratio - Equipment Loans (for second previous Monthly Period)

Three-Month Rolling Average Default Ratio - Equipment Loans

Calculate Delinquency Ratio

Balance of Loans which first became 61+ days dq during the Monthly Period
Balance of Loans in Trust at beginning of Monthly Period
Delinquency Ratio - Equipment Loans (for this Monthly Period)
Delinquency Ratio - Equipment Loans (for previous Monthly Period)
Delinquency Ratio - Equipment Loans (for second previous Monthly Period)

Three-Month Rolling Average Delinquency Ratio - Equipment Loans

Rapid Amortization Event

Rapid Amortization Event - if 3-mo. average Default Ratio greater than 1.00% 1.00% (Yes/No)
Rapid Amortization Event - if 3-mo. average DQ Ratio greater than 2.00% (Yes/No)

Servicer Default

Servicer Default - if 3-mo. average Default Ratio greater than 1.5% (Yes/No)
Servicer Default - if 3-mo. average DQ Ratio greater than 3.00% (Yes/No)

CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT

Equipment Loan Borrowing Base
Equipment Loan Collateral Value
If a borrowing base certificate has been delivered since the prior month end input the the collateral value as per the most recent borrowing base certificate.
Equipment Loan Advance Rate

Principal Distributable Amount

RECONCILIATION OF SERVICER ADVANCES

Beginning Balance of Unreimbursed Servicer Advances

Less:	Servicer Advance Reimbursement Amount
Add:	Current Period Servicer Advances

Ending Balance of Unreimbursed Servicer Advances

CALCULATION OF AMOUNTS AVAILABLE FOR PAYMENT PURSUANT TO THE WATERFALL

Calculation of the Equipment Loan Available Amount (Net of Draws on Reserve or LOC)

Principal and Interest Collections (as defined in Purchase Agreement)
Collection Account Earnings
Amounts described in clause (2) of the “Equipment Loan Available Amount” definition
Servicer Advances
Warranty Payments, the Administrative Purchase Payments or Optional Purchase Price
Prepayments Received
Release of Excess From Reserve Account
Equipment Collection Account Reinvestment Earnings (if applicable)
Proceeds from Cap Counterparty
Non Trust Collections

Equipment Loan Available Amount (Net of Draws on Reserve or LOC)

Calculation of Interest Payment Deficiency Amount (as defined in the Ambac Policy)

Insured Payments (as defined in the Ambac Policy)

Funds For Redemption (Optional Clean-Up Call)

Total amounts available for payment (Net of Draws on Reserve or LOC)
Total amounts in collection account

Calculation of Draws of Reserve Fund or Letters of Credit (Equipment Loans)
Shortfalls in P&I in the waterfall
Draws on Reserve Account
Draws on Letters of Credit
Total amount available from Draws of Reserve Fund or Letters of Credit (Equipment Loans)

DISBURSEMENTS FROM EQUIPMENT COLLECTION ACCOUNT*

*If a rapid am or event of default occurs the waterfall found in section 8.2 f of the Indenture will govern.

1 to the Servicer the amount of any Collections consisting of late fees, financing charges and similar charges (non trust collections)

2	to the Servicer, the Servicer Advance Reimbursement Amount and any accrued but previously unreimbursed Servicer Advance Reimbursement Amount

3	to the Servicer, the Servicing Fee and any accrued but previously unpaid Servicing Fee

4	to the Indenture Trustee, the Indenture Trustee Fee (to the extent not previously paid)

5	to the Custodian, the Custodian Fee (to the extent not previously paid)

6	to the Back-up Servicer, the Back-up Servicer Fee (to the extent not previously paid)

7	to the Owner Trustee, the Owner Trustee Fee (to the extent not previously paid)

8	to the extent not paid by the Servicer, payment of unpaid reimbursable expenses and indemnities (limited to $50k per party)

9	to the Insurer, the Premium and Insurer Unused Facility Fee due on the current Distribution Date and any accrued but previously unpaid Premium or Insurer Unused Facility Fee owing from any previous Distribution Dates

10	to each Equipment Loan Noteholder for payment on, a pro rata basis of, the Equipment Loan Note Interest Payment and the Equipment Unused Facility Fee and due and owing on such Distribution Date and the payment, on a pro rata basis, of any accrued but previously unpaid Equipment Loan Note Interest Payment or Equipment Unused Facility Fee from any previous Distribution Dates

11	to the Insurer for reimbursement of any interest draws

12	to the Equipment Loan Noteholders, the sum of Principal Distributable Amount, plus any amounts necessary to redue the principal balance of the Equipment Loan Notes to an amount equal to an amount equal to the Equipment Loan Borrowing Base from the remaining Equipment Loan Available Amount, if required

13	to the Reserve Account, until the amount on deposit therein is equal to the Equipment Loan Reserve Requirement

14	to the Insurer for payment of any outstanding indemnities and any accrued but previously unpaid indemnities owing from any previous Distribution Dates

15	to each Equipment Noteholder for payment of all NPA Indemnified Amounts and other indemnities due and owing to such Equipment Noteholders and any accrued but previously unpaid NPA Indemnified Amounts and other indemnities due and owing to such Equipment Noteholder from any previous Distribution Dates

16	first, to the Receivables Collection Account or Carrying Cost Account, as the case may be for application to payments of interest, principal or any other amounts to be paid from the Receivables Collection Account to the extent of any shortfall in such amounts and second, to the Reserve Account until the amount on deposit therein is equal to the Reserve Account Required Amount

17	so long as no Rapid Amortization Event or Event of Default has occurred that is continuing, any remaining amounts, released to the Issuer or its designee

RECONCILIATION OF RESERVE ACCOUNT

Most Recent Borrowing Base Certificate Balance
Plus: Reserve Account Reinvestment Earnings
Gross Balance
Draws on Reserve Account to fund shortfalls in P&I (Equipment Loans)
Draws on Reserve Account to fund shortfalls in P&I (Receivables)
Balance of Reserve Account before releasing excess or making deposits described below

Calculation of Reserve Account Required Amount
Portion relating to Equipment Loans (Net Equipment Loans Balance * 1%)
Portion relating to Receivables (Net Receivables Balance * 1%)
Letter of Credit drawings pursuant to 3.27(d) or (e) of Indenture
Reserve Account Required Amount

Excess to be released from Reserve Account
Excess to be released to Equipment Collection Account for distribution
Excess to be released to Receivables Collection Account for distribution

Deposits necessary to reach Reserve Account Required Amount

Deposit needed from Equipment Loan waterfall
Amount available from Equipment Loan waterfall
Shortfall

Deposit needed from Receivables waterfall
Amount available from Receivables waterfall
Shortfall

Ending Balance

Reserve Shortfall

Amount Allocated to Equipment Loan Notes Pursuant to 8.7 of Indenture
Amount Allocated to Receivables Notes Pursuant to 8.7 of Indenture

CALCULATION OF LC AMOUNT

Calculation of Available Drawing Amount
Portion relating to Loans (Net Equipment Loans Balance * 10%)
Portion relating to Receivables (Net Receivables Balance * 10%)
Available Drawing Amount

Equipment Loan LC Amount
Receivables LC Amount

RECONCILIATION OF EQUIPMENT LOAN NOTES

Beginning Principal Balance
Principal Distributable Amount Paid during the Monthly Period
Additional Principal paid during Monthly Period pursuant to item 11 of waterfall
Advances During Monthly Period

Principal Balance as of end of the Monthly Period

Interest due this Payment Date
Interest paid this Payment Date
Shortfall

MISCELLANEOUS INFORMATION TO BE PROVIDED

Occurrence of a Servicer Default Under the Pooling & Servicing Agreement
Occurrence of an Rapid Amortization Event Under the Indenture
Occurrence of an Event of Default Under the Indenture
Occurrence of a Payment Event of Default Under the Indenture
Acceleration of the Notes after an Event of Default Under the Indenture

Cumulative Number of Defaulted Loans

Liquidation Expenses for this Collection Period

Aggregate Losses for this Collection Period
Cumulative Amount of Aggregate Losses since Closing
Letter of Credit - Number of Days prior to Expiration

DISTRIBUTIONS (WIRES) ON PAYMENT DATE

Alliance Laundry
Late Fees, Financing Charges, etc.
Servicer Advance Reimbursement Amount
Servicing Fee
Item 17 of waterfall - release to Alliance
Total

Ambac
Premium
Insurer Unused Fee
Total

Equipment Loan Noteholders
Equipment Loan Note Interest Payment
Equipment Unused Facility Fee
Principal Distributable Amount
Additional Principal Paid
Total

Reserve Account

Amount Necessary to equal Equipment Loan Reserve Requirement

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting in accordance with the Pooling and Servicing Agreement dated as of _November 26, 2002

Alliance Laundry Systems LLC, Servicer

Signed by Servicer:

Title:

Date:

Bank of New York, Indenture Trustee

Approved by Indenture Trustee:

Title:

Date:

EXHIBIT E

Form of Securities Account Control Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of June 28, 2005, among Alliance Laundry Equipment Receivables Trust 2005-A (the “Debtor”), THE BANK OF NEW YORK, a New York banking corporation, as Indenture Trustee (the “Secured Party”) and THE BANK OF NEW YORK (the “Securities Intermediary”) is entered into pursuant to the provisions of Section 6.07(b) of the Pooling and Servicing Agreement, dated as of June 28, 2005, among Alliance Laundry Systems LLC, Alliance Equipment Receivables 2005 LLC and the Debtor (the “Pooling and Servicing Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1. Establishment of Securities Accounts. The Securities Intermediary hereby confirms and agrees that:

(a) The Secured Party was granted by the Debtor a security interest in the Securities Account (as defined below) pursuant to the Indenture, dated as of June 28, 2005, between the Debtor and the Secured Party (the “Indenture”);

The Securities Intermediary has established in the name of the Secured Party the Alliance Laundry Equipment Receivables Trust 2005-A Loan Collection Account (Account No. 977990), the Alliance Laundry Equipment Receivables Trust 2005-A Receivables Collection Account (Account No. 977991) and the Alliance Laundry Equipment Receivables Trust 2005-A Reserve Account (Account No. 977993) (collectively the “Securities Account”). The Securities Intermediary shall not change the names or account numbers of the Securities Account without the prior written consent of the Secured Party;

(b) The Securities Account shall be under the sole dominion and control at all times of the Secured Party. Any securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Secured Party, indorsed to the Secured Party or in blank or credited to another securities account maintained in the name of the Secured Party and in no case will any financial asset credited to a Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed by the Secured Party;

(c) All property delivered to the Securities Intermediary pursuant to the Indenture or the Pooling and Servicing Agreement shall be promptly credited to the applicable Securities Account in accordance with the terms thereof; and

(d) The Securities Account are accounts to which financial assets are or may be credited.

Section 2. “Financial Assets” Election. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3. Entitlement Orders. Notwithstanding Section l(b), the Securities Intermediary may comply with the entitlement orders (as defined in Section 8-102(a)(8) of the

UCC) concerning the Securities Account originated by the Debtor (to the extent they do not conflict with the requirements of the Indenture and the Pooling and Servicing Agreement) prior to receipt from the Secured Party of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto and shall, after the receipt froth the Secured Party of a Notice of Sole Control, cease complying with the entitlement orders concerning the Securities Account originated by the Debtor and comply solely with the entitlement orders originated by the Secured Party (without the requirement of notice to or any action by any other person, including the Debtor).

Section 4. Subordination of Lien, Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party created by the Indenture. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than as created pursuant to the Indenture.

Section 5. Choice of Law. This Agreement and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the State of New York shall be deemed to be the Securities Intermediary’s jurisdiction.

Section 6. Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing, signed by all of the parties hereto and consented to in writing by the Control Party;

(c) The Securities Intermediary hereby confirms and agrees that:

(i) There are no other agreements entered into between the Securities Intermediary and the Debtor or any other person with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any financial asset credited thereto pursuant to which it has agreed to comply with entitlement orders of such other person; and

(iii) It has not entered into, and until the termination of this Agreement will not enter into any agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 7. Adverse Claims. Except for the claims and interest of the Secured Party and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any financial asset credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Debtor, the Secured Party, the Servicer and the Control Party thereof.

Section 8. Maintenance of the Securities Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 3 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a) Notice of Sole Control. If at any time the Secured Party delivers to the Securities Intermediary a Notice of Sole Control, the Securities Intermediary agrees that after receipt of such notice it will take all instruction with respect to the Securities Account solely from the Secured Party and will cease complying with any such instructions made by or on behalf of the Debtor.

(b) Eligible Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Secured Party, the Securities Intermediary shall, notwithstanding any instructions to the contrary from the Debtor, make all Eligible Investments in accordance with the Pooling and Servicing Agreement.

(c) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor, the Secured Party, the Servicer, the Control Party and at the address referenced in Section 12 of this Agreement.

(d) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 9. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Securities Account has been established as set forth in Section 1 above and the Securities Account will be maintained in the manner set forth herein until termination of this Agreement;

(b) The Securities Account constitutes a “securities account” within the meaning of Section 8-501(a) of the UCC;

(c) The Securities Intermediary shall not change the name or the account number of the Securities Account without the prior written consent of the Secured Party;

(d) No financial asset is or will be registered in the name of the Debtor, payable to Debtor’s order, or specifically indorsed to the Debtor, except to the extent such financial asset has been indorsed to the Securities Intermediary or in blank;

(e) This Agreement is the valid and legally binding obligations of the Securities Intermediary; and

(f) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities Account and/or any financial asset credited thereto pursuant to which the Securities Intermediary has agreed to comply with entitlement orders of such person. The Securities Intermediary has not entered into any other agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 3 hereof.

Section 10. Granting Clause. Without limiting the terms of the Indenture, as security for all amounts owed and any remaining payments of interest and principal under the Indenture, the Debtor hereby pledges, assigns and conveys to the Secured Party for the benefit of the Beneficiaries, all of its right, title and interest in and to the Securities Account and all securities, cash, investments or other financial assets now or hereafter credited thereto.

Section 11. Successors, Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtor.

Section 12. Notices. Any communication, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner, and delivered to the address set forth in the Pooling and Servicing Agreement, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Pooling and Servicing Agreement.

Section 13. Termination. The rights and powers granted herein to the Secured Party, granted in order to perfect its security interest in the Securities Account, are powers coupled with interest and will neither be affected by the bankruptcy of the Debtor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Party in the Securities Account have been terminated pursuant to the terms of this Agreement and the Secured Party has notified the Securities Intermediary and the Control Party of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit B hereto to the Securities Intermediary and the Control Party upon the request of the Debtor on or after the termination of the Secured Party’s interest in the Securities Account pursuant to the terns of this Agreement.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 15. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Debtor, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Debtor is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Debtor, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Debtor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Debtor under this Agreement or any other related documents.

Section 16. Incorporation by Reference. In connection with its appointment and acting hereunder, Secured Party (as Secured Party and Securities Intermediary) is entitled to all rights, privileges, protections, benefits, immunities and indemnities to the extent provided to it as Indenture Trustee under the Indenture.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Debtor:
Alliance Laundry Equipment Receivables Trust 2005-A

By:	Wilmington Trust Company, not in its
individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Secured Party:
THE BANK OF NEW YORK, as Indenture Trustee for the benefit of the Beneficiaries under the Indenture

By:
Name:
Title:

Securities Intermediary: THE BANK OF NEW YORK

By:
Name:
Title:

EXHIBIT F

Form of Borrowing Base Certificate

ALERT 2005-A			Borrowing Date:
			4/77/2005
			Cut Off Date:
Equipment Loan - Borrowing Base Certificate			03/31/05

Equipment Loan Roll-forward			Eq BB # 86
	Beginning Gross Equipment Loan Balance		220,516,873.27
	+ New Equipment Loans		—
	- Charged-Off Equipment Loans		(137,920.52)
	+/ - Other Adjustments (Canadian Adjustment)		—
	- Balance of Equipment Loans which are not Eligible Equipment Loans		(3,922,580.91)
	- Security Deposits related to the Equipment Loans		(114,972.36)

	Ending Balance of Eligible Equipment Loans ( Used for all Concentration Compliance )		216,341,399.48

	Cash Collection related to principal received during the current period		8,965,766.11

Equipment Loan - Summary Aging
	Current		$186,646,603.48
	1 - 29 Days Past Due		$15,750,771.08
	30 - 59 Days Past Due		$4,190,246.50
	60 - 89 Days Past Due		$902,984.67
	90 - 119 Days Past Due		$373,752.54
	120 - 149 Days Past Due		$92,777.67
	150 - 179 Days Past Due		$26,641.47
	Over 179 Days Past Due		$3,429,409.23

	Total (Sum should equal tape)		$211,413,186.64
	Fixed-Rate Equipment Loans		45,153,960.74
	Floating-Rate Equipment Loans		166,259,225.90

Top Ten Obligors (Ranked by Decending Dollar Amount)
1	Clean Rite Centers/Laundomax Atlanta	# 1	9,244,779.71
2	Laundromax	# 2	8,501,675.22
3	FDL Holdings/Aaxon Holdings	# 3	3,755,715.60
4	Centre Development	# 4	2,786,363.03
5	Clean King Laundry Systems	# 5	2,327,337.13
6	Dadson Washer Service	# 6	2,066,445.18
7	Laundry Warehouse	# 7	2,038,567.33
8	Laundry Unlimited	# 8	1,702,468.49
9	Laundry Depot	# 9	1,619,149.26
10	FA Super Laundromat/FA Plaza Laundromat	# 10	1,414,700.93

	Total Top Ten		35,457,201.88

Interest Only Loans - Remaining I/O Period Stratification
Remaining I/O Period Between . . .
1 and 6 months		2,907,580.04
7 and 12 months		2,641,209.93
13 and 18 months		1,599,955.49
19 and 24 months		3,690,852.22
Greater than 24 months		—

Total Interest Only Loans		10,839,597.68

Geographic Concentrations
California		45,498,926.05
New York		36,367,224.37
Florida		27,096,362.07
Texas		11,670,733.85
Illinois		4,944,695.84
New Jersey		11,917,074.96
Other (1)		9,895,539.51
Other (2)		9,048,249.65

Monitoring of Ineligible Equipment Loans
Defaulted Loans		3,922,580.91
Balances greater than $1.5mm per location (with one loan exception) — list excess		—
Loans with original term less than 12 months or more than 108 months		—
Loans with Obligor having principal place of business outside US or Canada		—
Loans denominated in currency other than US dollars or Canadian dollars		—
Loans with effective interest rates in violation		—
Loans with greater than 120-day deferral period		—
Any other Loans not considered Eligible Equipment Loans pursuant to the Indenture		—

Total Equipment Loans not considered Eligible Equipment Loans		3,922,580.91

Concentration Limit Monitoring

Original Terms > 96 months and <= 108 months		17,800,046.11
Limit: cannot exceed 10% of balance of Eligible Equipment Loans	15%	21,634,139.95

Overconcentration		0.00

Interest Only Period Loans		20,265,113.85
Limit: cannot exceed 25% of balance of Eligible Equipment Loans	25%	54,085,349.87

Overconcentration		0.00

Balloon Loans		4,554,529.74
Limit: cannot exceed 5% of balance of Eligible Equipment Loans	5%	10,817,069.97

Overconcentration		0.00

Limit: Balloon loans with scheduled amortization periods that are more than four years		189,105.39
longer than the state maturity date of such loan exceeds 1% of the Aggregate Loan
Balance	1%	2,163,413.99

Overconcentration		0.00

Largest Obligor		9,244,779.71
Limit: cannot exceed lesser of 7% of balance of Eligible Equipment Loans or $18.9mm	7%	10,817,069.97

Overconcentration		0.00

Largest Two Obligors		17,746,454.93
Limit: cannot exceed lesser of 10% of balance of Eligible Equipment Loans or $27mm	10%	19,470,725.95

Overconcentration		0.00

Largest Five Obligors		26,615,870.69
Limit: cannot exceed lesser of 18% of balance of Eligible Equipment Loans or $48.6mm	18%	32,451,209.92

Overconcentration		0.00

Obligors (outside top five) (1)		2,066,445.18
Limit: cannot exceed 2% of balance of Eligible Equipment Loans	2%	4,326,827.99

Overconcentration		0.00

Obligors (outside top five) (2)		2,038,567.33
Limit: cannot exceed 2% of balance of Eligible Equipment Loans	2%	4,326,827.99

Overconcentration		0.00

Obligors (outside top five) (3)		1,702,468.49
Limit: cannot exceed 2% of balance of Eligible Equipment Loans	2%	4,326,827.99

Overconcentration		0.00

Payable in Canadian Dollars or with Canadian Obligor		328,749.80
Limit: cannot exceed 3% of balance of Eligible Equipment Loans	3%	6,490,241.98

Overconcentration		0.00

Geographic Concentrations – California		45,498,926.05

Limit: cannot exceed 30% of balance of Eligible Equipment Loans	30%	64,902,419.84

Overconcentration		0.00

Geographic Concentrations – New York		36,367,224.37
Limit: cannot exceed 30% of balance of Eligible Equipment Loans	30%	64,902,419.84

Overconcentration		0.00

Geographic Concentrations – Florida		27,096,362.07
Limit: cannot exceed 20% of balance of Eligible Equipment Loans	20%	43,268,279.90

Overconcentration		0.00

Geographic Concentrations – Texas		11,670,733.85
Limit: cannot exceed 10% of balance of Eligible Equipment Loans	10%	21,634,139.95

Overconcentration		0.00

Geographic Concentrations – Georgia		4,944,695.84
Limit: cannot exceed 10% of balance of Eligible Equipment Loans	10%	21,634,139.95

Overconcentration		0.00

Geographic Concentrations - New Jersey		11,917,074.96
Limit: cannot exceed 10% of balance of Eligible Equipment Loans	10%	21,634,139.95

Overconcentration		0.00

Geographic Concentrations - Massachusetts
Limit: cannot exceed 10% of balance of Eligible Equipment Loans	10%

Overconcentration

Geographic Concentrations - Other (1)
Limit: cannot exceed 7.5% of balance of Eligible Equipment Loans	7.5%	16,225,604.96

Overconcentration		0.00

Geographic Concentrations - Other (2)		9,048,249.65
Limit: cannot exceed 7.5% of balance of Eligible Equipment Loans	7.5%	16,225,604.96

Overconcentration		0.00

Credit Rewrite Equipment Loans		4,712,481.26
Limit: cannot exceed 7.5% of balance of Eligible Equipment Loans	7.5%	16,225,604.96

Overconcentration		0.00

Loans in Deferral Period		5,485,236.14
Limit: cannot exceed 50% of Fixed-Rate Equipment Loans	50.0%	22,576,980.37

Overconcentration		0.00

Cap Notional Schedule - Test Against Balance of Fixed-Rate Portion of VFN		0.00
Only Applicable if LIBOR as measured by the Cap is greater than 7%		0.00

Overconcentration		0.00
TOTAL OVERCONCENTRATIONS		0.00

Borrowing Base Calculation
As of month end or most recent borrowing base certificate.
Equipment Loan Collateral Value		216,341,399.48
Required Equipment Loan Reserve Account		2,163,413.99
Required Equipment Loan LC Amount		21,634,139.95
Equipment Loan Required Credit Support (Link to monthly report: greater of 15% & dynamic)		0.15

Borrowing Base		207,363,231.41
Outstanding Equipment Loan Notes (prior-borrowing base cert.)		207,366,653.29
Less Principal Paydown on Equipment Note Loans		0.00
Outstanding Equipment Loan Notes (pre-borrowing)		207,366,653.29
Gross Borrowing Capability		0.00
Borrowing amount to Alliance		0.00
Borrowing amount to Reserve Account		0.00
Outstanding Equipment Loan Notes (post-borrowing)		207,366,653.29

Reserve Calculation
Required Equipment Loan Reserve Account	2,163,413.99
Required Receivables Reserve Account (from most recent Receivable Borrowing Base Certificate)	401,944.23

2,565,358.22
Less: Actual Reserve Account Balance	2,566,494.51

Required Addition to the Equipment Loan Reserve Account	0.00

Other Information
Weighted Average Life of the Loans prior to the sale on the related Borrowing Date	2.91
Weighted Average Life of the Loans subsequent to the sale on the related Borrowing Date	2.93

Balance of Fixed-Rate Loans subsequent to the sale on the related Borrowing Date	45,153,960.74
APR of Fixed-Rate Loans subsequent to the sale on the related Borrowing Date	9.59%
Equipment Loan Notes - Fixed-Rate Portion	44,289,695.79

Balance Check
Prior Beginning Gross Balance	215,782,629.03
Prior New Loans Added	4,734,244.24
Current New Loans Added	0.00

220,516,873.27
Less: Current Principal Collected	(8,965,766.11)
Less: Charged Off Equipment Loans	(137,920.52)

Current Equipment Loan Total (should equal aging and data tape)	211,413,186.64

ALERT 2005-A	Borrowing Date:
03/31/05
Cut Off Date:
Receivables - Borrowing Base Certificate	03/29/05

Borrowing Request	Trade BB #104

VFN Balance as of previous Borrowing Date or Payment Date	34,839,641.13
Principal Reductions	6,749,072.74
VFN Balance on Cut-Off Date	28,090,568.39
Amount Available for Borrowing	6,055,569.45
Required Reserve Adjustment	0.00
Borrowing Request—Wire Amounts	6,055,569.45
VFN Balance After Borrowing	34,146,137.84

(Note: Required Reserve Adjustment to be wired directly to BONY ALERT 2005-A Reserve Account)

Borrowing Base
Borrowing Base (%)	86.79%
Borrowing Base ($)	34,146,137.84
Receivables Required Credit Support	23.97%

Receivables LC Amount	3,934,396.71

Receivables Reserve Requirement	393,439.67
Equipment Reserve Requirement (from most recent Equipment Loan Borrowing Base Certificate)	2,163,449.70
Total Reserve Requirement	2,556,889.37

Current Actual Reserve Account Balance, per BONY	2,564,880.08
Reserve Shortfall / Adjustment Necessary (when Trade & Eq have same day borrowing, Eq will cover shortfall, if any)	0.00

Transferor’s Interest
Purchaser’s Interest	100.00%
Transferor’s Interest	0.00%

Rollforward
Beginning A/R Balance	51,265,255.00
Gross Sales	6,945,536.88
Credit Memos (FP)	(124,006.13)
Credit Memos (Pts)	(67,321.56)
Other Refunds	—
Total Dilutive Adjustments	(191,327.69)
Net Sales	6,754,209.19
Cash Applications	(6,977,210)
Assignment of Proceeds	—
Change in Unapplied Cash	(401,550)
Chargeback / Acquisition	(3,806)
Other Adjustments	—

Net Write-offs	—
Ending A/R Balance (P304)	50,636,897.41
Sales Tax Reduction	(100,000.00)
Canadian $ Premium	—
Finance Charges	(6,257.16)
Contra Charges	(422,129.70)
Netting of Chargeback / Acquisition	(3,806.25)
Gross Receivables Balance	50,104,704.30

Invoice-Only Aging
Current	43,762,751
1-30 Days	8,277,395
31-60 Days	1,752,781
61-90 Days	311,848
91-120 Days	21,821
121-150 Days	18,602
151 + Days	242,271
Total A/R Balance	54,387,469.31

Eligibility
Gross Receivables Balance	50,104,704
90+ DQ / INELIGIBLE	282,694
Other Ineligible A/R / INELIGIBLE	35,521
Adjustable Receivables Balance	49,786,489

Concentration Limit Monitoring

Coinmach	13,133,152
Limit: cannot exceed 10% of balance of Adjusted Receivables Balance	4,978,649
Overconcentration	8,154,503

Obligors (top ten) (1)	3,216,713
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	PWS
Overconcentration	1,723,118

Obligors (top ten) (2)	1,765,138
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	CISSELL
Overconcentration	271,543

Obligors (top ten) (3)	1,465,231
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	TEXTRON
Overconcentration	0

Obligors (top ten) (4)	1,296,547
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	PRIMUS
Overconcentration	0

Obligors (top ten) (5)	1,248,615
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	LEAD
Overconcentration	0

Obligors (top ten) (6)	1,240,784
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	STATEWIDE
Overconcentration	0

Obligors (top ten) (7)	1,180,477
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	METROPOLITAN LAUNDRY
Overconcentration	0

Obligors (top ten) (8)	966,667
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	LORSA
Overconcentration	0

Obligors (top ten) (9)	958,353
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	CONSOLIDATED
Overconcentration	0

Obligors (top ten) (10)	957,045
Limit: cannot exceed 3% of balance of Adjusted Receivables Balance	1,493,595
Name	ARMSTRONG
Overconcentration	0

Foreign Total	10,216,628
Limit: cannot exceed 25% of balance of Adjusted Receivables Balance	12,446,622
Overconcentration	0

Foreign Non-Investment Grade	620,712
Limit: cannot exceed 5% of balance of Adjusted Receivables Balance	2,489,324
Overconcentration	0

Foreign Between AA and BBB-	6,130,729
Limit: cannot exceed 15% of balance of Adjusted Receivables Balance	7,467,973
Overconcentration	0

Interest-Bearing / Floorplanning	3,449,745
Limit: cannot exceed 10% of balance of Adjusted Receivables Balance	4,978,649
Overconcentration	0

Extensions of Terms (up to 60 days)	—
Limit: cannot exceed 2% of balance of Adjusted Receivables Balance	995,730
Overconcentration	0

>120 but < or = 180 Terms	1,289,088
Limit: cannot exceed 2% of balance of Adjusted Receivables Balance	995,730
Overconcentration	293,358

Government	420,358
Limit: cannot exceed 2% of balance of Adjusted Receivables Balance	995,730
Overconcentration	0

Assignment of Proceeds	1,432,196
Limit: cannot exceed 5% of balance of Adjusted Receivables Balance	2,505,235
Overconcentration	0

Canadian $ - Denominated	—
Limit: cannot exceed 5% of balance of Adjusted Receivables Balance	2,489,324
Overconcentration	0

31-60 Days Delinquent	1,752,781
Limit: cannot exceed 7% of balance of Adjusted Receivables Balance	3,485,054
Overconcentration	0

Net Receivables Balance
Adjusted Receivables Balance	49,786,489
Overconcentrations	10,442,522

Net Receivables Balance (Collateral Value)	39,343,967.12

EXHIBIT G

Agreed Upon Procedures

The Agreed Upon Procedures shall be as provided in Exhibits B-l and B-2 to the Insurance Agreement.

APPENDIX A

PART I - DEFINITIONS

All terms defined in this Appendix shall have the defined meanings when used in the Basic Documents, unless otherwise defined therein.

Accountants’ Report: As defined in Section 5.02 of the Pooling and Servicing Agreement.

Accounting Date: With respect to a Distribution Date, the last day of the related Monthly Period, or, with respect to the Distribution Date, if any, that occurs in the same calendar month as the Closing Date, the close of business on the Closing Date.

Accounts: Has the meaning given to such term in Section 9-102(a) of the UCC.

Act: An Act as specified in Section 12.3(a) of the Indenture.

Additional PSA Assignment: The assignment substantially in the form of Exhibit A-2 to the Pooling and Servicing Agreement.

Adjusted Eurodollar Rate: On any day, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of 1%, obtained by dividing (i) LIBOR on such day by (ii) the decimal equivalent of 100% minus the Eurodollar Reserve Percentage on such day.

Adjusted Receivables Balance: As of any date of determination, the excess of (x) the then Gross Receivables Balance over (y) the sum of the Unpaid Balances of all Receivables owned by the Issuer that are not Eligible Receivables.

Administration Agreement: That certain Administration Agreement, dated as of June 28, 2005, among ALS, as Administrator, the Trust and the Indenture Trustee, as amended and supplemented from time to time.

Administrative Agent: As defined in the Note Purchase Agreement.

Administrative Loan: A Loan which the Servicer is required to purchase as of an Accounting Date pursuant to Section 3.08 of the Pooling and Servicing Agreement or which the Servicer has elected to repurchase as of an Accounting Date pursuant to Section 10.01 of the Pooling and Servicing Agreement.

Administrative Purchase Payment: With respect to a Distribution Date and to an Administrative Loan purchased as of the related Accounting Date, the Unpaid Balance of a Purchased Equipment Loan (as each such term is defined in the Purchase Agreement).

Administrator: ALS or any successor Administrator under the Administration Agreement.

Advances: Advances made on the Equipment Loan Notes and Receivables Notes in accordance with the Note Purchase Agreement.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Office: The Bank of New York, 101 Barclay Street, Floor 8W, New York, New York.

Agents: As defined in the Note Purchase Agreement.

Aggregate Equipment Loan Note Principal Balance: As of any date of determination, the sum of the Note Principal Balances of all Equipment Loan Notes then Outstanding.

Aggregate Initial Loan Balance: The sum of the Initial Loan Balances of the Loans as of the Initial Cutoff Date, which is $218,829,833.24.

Aggregate Loan Balance: The sum of the Loan Balances of all outstanding Loans (other than Defaulted Equipment Loans) held by the Trust, as of any date.

Aggregate Note Principal Balance: As of any date of determination, the sum of the Note Principal Balances for all Notes then Outstanding.

Aggregate Receivables Note Principal Balance: As of any date of determination, the sum of the Note Principal Balances of all Receivables Notes then Outstanding.

ALER: Alliance Laundry Equipment Receivables 2005 LLC, a Delaware limited liability company.

ALH: Alliance Laundry Holdings LLC, a Delaware limited liability company.

Allocated Transfer Consideration: As defined in the Purchase Agreement.

ALS: Alliance Laundry Systems LLC, a Delaware limited liability company.

Alternative Rate: On any day, an interest rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate on any such day for the outstanding principal amount of any Advance, made by an Agent or a Noteholder associated with such Agent, allocated to an Interest Period shall be the Base Rate if (i) on or before the third Business Day prior to such Interest Period, such Agent shall have notified the Indenture Trustee and the Issuer that a Eurodollar Disruption Event has occurred and is continuing and (ii) as a result thereof, such Advance was funded by such Agent and its associated Noteholders, as the case may be, by a source of funds for which interest is determined by reference to the Base Rate.

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Ambac Insurance Agreement: An insurance and indemnity agreement dated as of June 28, 2005, among the Indenture Trustee, ALS, the Transferor, the Issuer and the Insurer.

Ambac Policy: A financial guarantee insurance policy (including any endorsements thereto) issued by Insurer with respect to the Notes in favor of the Indenture Trustee for the benefit of certain holders of the Notes, which guarantees the payment of the Insured Payments on the Notes.

Annual Percentage Rate: With respect to a Loan, the annual rate of finance charges stated in such Loan, stated as a percentage.

Applicable Law: With respect to any Person, all existing laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority and judgments, decrees, injunctions, writs, or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction applicable to such Person.

Applicable Margin: As defined in the Applicable Margin Fee Letter.

Applicable Margin Fee Letter: The letter agreement among the Issuer, the Noteholders, the Insurer and the Indenture Trustee.

Assignment: Any Initial Assignment or Subsequent Assignment.

Assignment of Proceeds Receivables: A Receivable owing from a distributor that is to be repaid from the proceeds of a Loan.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Amount: Either or both, as the context may require, of the Equipment Loan Available Amount or the Receivables Available Amount.

Available Drawing Amount: As of any date of determination, an amount equal to the product of (x) ten percent (10%) and (y) the sum of (i) the Equipment Loan Collateral Value as of the most recent Equipment Loan Borrowing Date or Distribution Date and (ii) the Receivables Collateral Value as of the most recent Receivables Borrowing Date or Distribution Date; provided, however, that upon the occurrence of an Event of Default or Rapid Amortization Event, the Equipment Loan Collateral Value and the Receivables Collateral Value, as the case

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may be, for purposes of the preceding sentence, shall be determined as of the Accounting Date immediately prior to the occurrence of such event; and provided, further, that the Available Drawing Amount shall be subject to adjustment pursuant to Section 3.27(f) of the Indenture.

Backup Servicer: The entity designated as such pursuant to Section 3.14 of the Pooling and Servicing Agreement; initially, The Bank of New York.

Backup Servicer Fee: The amount payable to the Backup Servicer pursuant to Section 6 of the Backup Servicing Agreement.

Backup Servicing Agreement: The Backup Servicing Agreement, dated as of June 28, 2005, among the Servicer, the Issuer, the Indenture Trustee and The Bank of New York.

Balloon Loan: Any Loan for which the principal portion of the final Scheduled Payment for such Loan exceeds the principal amount of the Scheduled Payment for the prior month.

Base Rate: On any date, a fluctuating rate of interest per annum equal to the Federal Funds Rate plus one-half of one percent (0.50%) per annum.

Basic Documents: The Certificate of Trust, the Trust Agreement, the Purchase Agreement, the Pooling and Servicing Agreement, any Assignment, the Custodial Agreement, the Administration Agreement, the Indenture, the Ambac Policy, the Ambac Insurance Agreement, the Note Purchase Agreement, the LLC Agreement, the Certificate of Formation of the Transferor, the Backup Servicing Agreement, any Interest Rate Cap Agreements, the Applicable Margin Fee Letter, the Lockbox Agreements, the Control Agreement and the other documents and certificates delivered in connection therewith.

Beneficiaries: The Noteholders and the Insurer.

Borrowing Base Certificate: The certificate substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

Borrowing Base Shortfall: As of any date of determination, either or both, as the context may require, of a Loan Borrowing Base Shortfall or a Receivables Borrowing Base Shortfall.

Business Day: Any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois or, if a successor Servicer shall have been appointed, the location of the successor Servicer’s principal banking institution may, or are required to, remain closed.

Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

Canadian Translation Premium: An amount equal to the adjustment associated with the translation of the Equipment Loans or Receivables denominated in Canadian dollars to Dollars.

Carrying Cost Account: As defined in Section 6.04(a) of the Pooling and Servicing Agreement.

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Certificate: As defined in the Trust Agreement.

Certificate Distribution Account: As defined in the Trust Agreement.

Certificate of Formation: The certificate of formation of the Transferor to be filed for the Transferor pursuant to and in accordance with the Delaware Limited Liability Company Act.

Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

Certificate Register: As defined in the Trust Agreement.

Certificateholder: As defined in the Trust Agreement.

Chargebacks: The sum of the Unpaid Balances of all Receivables of an Obligor created in connection with the partial payment of previously existing Receivables of such Obligor.

Chattel Paper: Has the meaning given to such term in Section 9-102(a) of the UCC.

Closing Date: June 28, 2005.

Code: The Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

Collateral Documents: As defined in Section 2.09 of the Pooling and Servicing Agreement.

Collateral Value: The sum of (A) the Equipment Loan Collateral Value and (B) the Receivables Collateral Value.

Collection Accounts: Collectively, the Loan Collection Account and the Receivables Collection Account (including the Carrying Cost Account sub-account).

Collections: As defined in the Purchase Agreement.

Commercial Paper: Commercial paper issued by, or on behalf of, a Holder in order to fund or maintain its interest in a Note.

Consolidated Interest Coverage Ratio: As defined in the Credit Agreement as in effect on the Closing Date without regard to any amendment, modification or supplement after such date and regardless of whether such agreement shall be superseded or terminated; provided, that for the purposes of determining the Consolidated Interest Coverage Ratio for the fiscal quarters of the Servicer ending June 30, 2005, September 30, 2005, and December 31, 2005, Consolidated Cash Interest Expense (as such term is defined in the Credit Agreement as in effect on the Closing Date without regard to any amendment, modification, supplement after such date and regardless of whether such agreement shall be superseded or terminated) for the relevant period shall be deemed to equal Consolidated Cash Interest Expense for such fiscal quarter (and, in the

5

case of the latter two such determinations, each previous fiscal quarter commencing after the Effective Date (as such term is defined in the Credit Agreement as in effect on the Closing Date without regard to any amendment, modification, supplement after such date and regardless of whether such agreement shall be superseded or terminated)) multiplied by 4, 2 and 4/3, respectively.

Consolidated Leverage Ratio: As defined in the Credit Agreement as in effect on the Closing Date without regard to any amendment, modification or supplement after such date and regardless of whether such agreement shall be superseded or terminated.

Contra Allowance: During any quarterly period, the highest month-end balance during the preceding quarter of Receivables owing from Obligors with respect to which the Originator owes off-setting amounts payable (measured to the extent of such offset). The Contra Allowance for the period from the Closing Date through June 30, 2005 shall equal $560,388.15. Further, the Contra Allowance for the quarter beginning on July 1, 2005 shall be measured by the highest month-end balance during the period from April 1, 2005 to June 30, 2005.

Contract Management System: All computerized electronic contract management systems maintained by the Servicer for all Loans, Receivables and other agreements similar to the Loans and the Receivables.

Contracts: Has the meaning given to such term in Section 9-102(a) of the UCC.

Control Agreement: As defined in Section 6.07(b) of the Pooling and Servicing Agreement.

Control Party: The Control Party shall be:

(a) the Insurer (i) for so long as the Notes are outstanding, no Insurer Default has occurred and is continuing and the Insurer has not been removed in accordance with the terms of the Ambac Insurance Agreement, or (ii) if no Notes are outstanding and all amounts payable to the Insurer have not been paid in full or the Ambac Policy is still outstanding; or

(b) the Noteholders (i) if the Notes are outstanding and an Insurer Default has occurred and is continuing, or (ii) if the Insurer has been removed in accordance with the terms of the Ambac Insurance Agreement.

If the Noteholders are the Control Party, all decisions, consents and approvals of the Control Party shall require the approval of the Holders of at least 66 2/3% of the aggregate principal balance of the Outstanding Notes (other than ALER); provided, however, that upon the occurrence of an Event of Default, the Holders of more than 25% of the aggregate value of the Outstanding Notes shall have the right to accelerate the outstanding Notes. Any decision by the Noteholders to replace the Insurer in accordance with the Ambac Insurance Agreement shall also require the approval of Holders of at least 66 2/3% of the aggregate principal balance of the Outstanding Notes (other than ALER).

Conversion Date: The earlier to occur of (x) the date that is four (4) years from the Closing Date, (y) the date on which a Rapid Amortization Event first occurs and (z) the

6

termination of the Sellers’ agreements to sell assets to the Transferor, in accordance with Section 7.1 of the Purchase Agreement.

Corporate Trust Office: With respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Closing Date are located, in the case of the Indenture Trustee, at The Bank of New York, 101 Barclay Street, New York, New York, 10286, Attn: Corporate Trust Administration, ABS Group, (fax) 212-815-5544, and in the case of the Owner Trustee, at Wilmington Trust Company, Rodney Square North, 1100 North Market Street CFS, Ninth Floor, Wilmington, Delaware 19890, Attn: Corporate Trust Administration.

Credit Agreement: The Credit Agreement, dated as of January 27, 2005, among the Servicer, Alliance Laundry Holdings LLC, ALH Finance LLC, Lehman Brothers Inc., as Sole Adviser, Sole Lead Arranger, and Sole Bookrunner, The Bank of Nova Scotia, as Syndication Agent, Royal Bank of Canada and LaSalle National Bank, as Documentation Agents, and Lehman Commercial Paper Inc., as Administrative Agent, as amended, modified or supplemented through the Closing Date but not thereafter (without any waivers thereto), a true and complete copy of which has been provided to the Insurer and is attached to the Pooling and Servicing Agreement as Appendix C.

Credit and Collection Policy: Either or both, as the context may require, of the Loan Credit and Collection Policy and the Receivables Credit and Collection Policy.

Credit Rewrite Equipment Loan: A delinquent Equipment Loan which is rewritten for credit reasons related to the Obligor thereof and with respect to which (i) such delinquent Equipment Loan is deemed to have been paid in full with the proceeds of a new Equipment Loan made to such Obligor or a new Obligor, (ii) a new loan number is assigned and (iii) such new Equipment Loan satisfies the requirements of an Eligible Equipment Loan.

Custodial Agreement: The Custodial Agreement, dated as of June 28, 2005, among the Custodian, the Servicer and the Indenture Trustee, as amended or supplemented or replaced from time to time.

Custodian: The custodian named from time to time in the Custodial Agreement; initially, LaSalle Bank National Association.

Custodian Fee: Has the meaning set forth in the letter agreement between the Custodian and the Servicer.

Custodian Receipt Certification: The receipt delivered by the Custodian to the Indenture Trustee certifying that all Collateral Documents pertaining to a Loan have been received by the Custodian.

Cutoff Date: Either or both of the Receivables Cutoff Date or the Loan Cutoff Date, as the context may require.

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Daily Carrying Costs: For each day, an amount equal to the product of (x) the Yield Reserve and (y) the Collections received in the Receivables Collection Account on such day.

Days Sales Outstanding — Receivables: For any Monthly Period, an amount equal to the product of (x) a fraction, the numerator of which is (a) the ending accounts receivable balance at the end of such period and the denominator of which is (b) the aggregate amount of Receivables originated in such Monthly Period and the previous two Monthly Periods and (y) the number of calendar days in such three month period.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Default Interest: An amount of interest that would accrue on the Receivables Notes or the Equipment Notes using two percent (2%) per annum as the rate of interest.

Default Ratio — Equipment Loans: For any Monthly Period a fraction (expressed as a percentage) equal to (i) the Aggregate Loan Balance of Loans which first became Defaulted Equipment Loans during such Monthly Period divided by (ii) the Aggregate Loan Balance of the Trust as of the first day of such Monthly Period.

Default Ratio — Loss Reserve: As of the related Accounting Date, a fraction (expressed as a percentage) the numerator of which is the sum, without duplication, of (i) the aggregate outstanding balance of all Receivables that were unpaid for more than 90 days but less than or equal to 120 days past the dates on which they were due as of such Accounting Date and (ii) the aggregate outstanding balance of all Receivables that have been written off (or should have been written off in accordance with the Credit and Collection policy) in the Monthly Period, less recoveries received during such Monthly Period, and the denominator of which is the aggregate amount of all Receivables originated in the Monthly Period which ended seven months immediately prior to such Accounting Date. For purposes of calculating the Default Ratio — Loss Reserve, the term Receivables when used in reference to periods prior to the Closing Date shall mean all of the trade receivables owned by Alliance Laundry Receivables Warehouse LLC.

Default Ratio — Receivables: As of the related Accounting Date, a fraction (expressed as a percentage) the numerator of which is the sum, without duplication, of (i) the aggregate outstanding balance of all Receivables that were unpaid for more than 90 days but less than or equal to 120 days past the dates on which they were due as of the end of such Monthly Period, and (ii) the aggregate outstanding balance of all Receivables that have been written off (or should have been written off in accordance with the Receivables Credit and Collection Policy) in such Monthly Period less recoveries received during such Monthly Period and the denominator of which is the Net Receivables Balance on such date.

Defaulted Equipment Loan: Any Equipment Loan as to which (1) the Servicer (a) has reasonably determined in accordance with its Servicing Standard that eventual payment of amounts owing on such Loan is unlikely, (b) has repossessed the Equipment or other collateral securing such Loan, or (2) any related Scheduled Payment is at least 90 days past due, or (3) is owed by an Obligor which is the subject of an Insolvency Event or (4) consistent with the Loan Credit and Collection Policy, there has been, or is required to be, a Write-Off.

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Defaulted Receivable: A Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than ninety (90) days from the date on which it was due, (ii) as to which is owed by an Obligor which is the subject of an Insolvency Event or (iii) which, consistent with the Receivables Credit and Collection Policy, there has been, or is required to have been, a Write-Off.

Delinquency Ratio — Equipment Loans: For any Monthly Period, the fraction (expressed as a percentage) equal to (i) the Aggregate Loan Balance of Loans which, during such Monthly Period, first became unpaid for 61 days past their due dates, divided by (ii) the Aggregate Loan Balance as of the first day of such Monthly Period.

Delinquency Ratio — Receivables: For any Monthly Period, the fraction (expressed as a percentage) determined as of the related Accounting Date by dividing (i) the outstanding balance of all Receivables that are Delinquent Receivables on such date by (ii) the aggregate Net Receivables Balance on such date.

Delinquent Receivable: A Receivable which is not a Defaulted Receivable, which remains unpaid for more than 60 days but less than or equal to 90 days from the due date, or which would be classified as delinquent pursuant to the Originator’s Receivables Credit and Collection Policy.

Delivery and Acceptance Receipt: As defined in the Custodial Agreement.

Deposit Account: Has the meaning given to such term in Section 9-102(a) of the UCC.

Designated Accounts: The Collection Accounts and the Reserve Account, collectively.

Determination Date: The day that is the fifth (5th) Business Day of each month, beginning on August 5, 2005.

Diluted Receivable: The portion of any Receivable which is reduced or canceled as a result of or subject to any Dilution. The Seller shall be deemed to have received a collection of each Diluted Receivable on the day such Dilution occurs.

Dilution: Any reduction in the balance of a Receivable issued by any Seller to an Obligor on account of discounts, incorrect billings, incentive payments, credits, rebates (including volume rebates), setoffs, allowances, disputes, chargebacks, returned or repossessed goods, allowances for early payments or any other reduction in the balance of a Receivable for any other reason unrelated to the inability of the Obligor to pay the Receivable.

Dilution Horizon Ratio: For any Monthly Period, an amount equal to the sum of the Receivables originated in such Monthly Period and the immediately preceding Monthly Period, divided by the Net Receivables Balance on the related Accounting Date. For the purpose of calculating the Dilution Horizon Ratio, the term Receivables, when used in reference to periods prior to the Closing Date, shall mean all the trade receivables owned by Alliance Laundry Receivables Warehouse LLC.

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Dilution Ratio — Receivables: For any Monthly Period, a fraction (expressed as a percentage) determined as of the last day of such Monthly Period by dividing (i) the portion of all Receivables which became Diluted Receivables during such Monthly Period (except for those due to the “meet comp” allowance for Coinmach Corporation) by (ii) the aggregate amount of all Receivables originated in the Monthly Period which ended two months immediately prior to such current Monthly Period. For purposes of calculating the Dilution Ratio — Receivables, when used in reference to periods prior to the Closing Date, shall mean all of the trade receivables owned by Alliance Laundry Receivables Warehouse LLC.

Dilution Reserve: As calculated in each Servicer’s Certificate relating to the most recently ended Monthly Period, the percentage resulting from the following formula:

((1.5 x ED) + ((DS - ED) x (DS / ED))) x DHR

where:

ED = Expected Dilution for such Monthly Period

DS = Dilution Spike for such Monthly Period

DHR = Dilution Horizon Ratio for such Monthly Period

Dilution Spike: For any Monthly Period, the highest rolling two-month average Dilution Ratio — Receivables calculated during the twelve Monthly Periods ending on the related Accounting Date.

Distribution Date: The eighth (8th) Business Day of each month, beginning on August 10, 2005.

Documents: Has the meaning given to such term in Section 9-102(a) of the UCC.

Dollars: The lawful currency of the United States of America.

Domestic Lockbox Agreement: The Deposit Account Control Agreement dated as of June 28, 2005, among the Servicer, the Issuer, the Indenture Trustee and Bank of America.

Domestic Person: Any Person that is organized under the laws of the United States or any State thereof, or has a place of business located in the United States or otherwise is subject to the jurisdiction of one or more civil courts of the United States (other than by reason of contractual submission to such jurisdiction).

Domestic Receivables: Receivables generated by US entities.

Domestic Receivables Lockbox: The post office box specified in the Domestic Lockbox Agreement relating to the Domestic Receivables.

Domestic Receivables Lockbox Account: As defined in Section 6.2 of the Pooling and Servicing Agreement.

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Drawing Certificate: A completed drawing certificate substantially in the form attached to the Letter(s) of Credit delivered on the Closing Date.

Dynamic Equipment Loan Credit Support: As of any Accounting Date, the product of (i) the Weighted Average Life of the Equipment Loans as of such Accounting Date, (ii) 2, (iii) 64%, (iv) a fraction expressed as a percentage the numerator of which is equal to the aggregate Loan Balance of Loans which first became more than 150 days past due during the related Monthly Period, and the denominator of which is equal to the Aggregate Loan Balance of the Trust as of the first day of such Monthly Period, and (v) 12.

Eligible Bank: Either (a) a banking institution capable of issuing an Eligible Letter of Credit, the unsecured long-term senior debt obligations (or long-term deposits) of which are rated “A+” or better by S&P or “A1” by Moody’s or (b) such other banking, financial or similar institution acceptable to the Control Party.

Eligible Cap Provider: Any of the following: (A) any Person acceptable to the Control Party that itself has, or whose Credit Support Provider (as defined in the relevant Interest Rate Cap Agreement) has, both (x) a long-term unsecured debt rating of at least “A/A2” (or the equivalent) from the applicable Rating Agency and (y) a short-term unsecured debt rating of “A1/P1” (or the equivalent) from the applicable Rating Agency or (B) any counterparty that is otherwise acceptable to the Control Party.

Eligible Deposit Account: A segregated account with an Eligible Institution.

Eligible Equipment Loan: At any time, an Equipment Loan that satisfies all of the following criteria or that is otherwise permitted by the Control Party as an Eligible Equipment Loan:

(a) it is secured by a first priority perfected security interest in the Equipment;

(b) it is not a Defaulted Equipment Loan;

(c) no payment is more than 60 days past due on the date on which such Equipment Loan is acquired by the Issuer, and the related Obligor is not then subject to an Insolvency Event;

(d) it is not more than ninety (90) days delinquent;

(e) it does not have a Loan Balance of more than $1,500,000;

(f) it has an original term of not less than twelve months and not more than one hundred eight (108) months;

(g) it has a remaining term of not more than one hundred eight (108) months;

(h) the principal place of business of the related Obligor is located in either the United States or Canada;

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(i) it is denominated in Dollars or Canadian dollars; provided, however, that if it is denominated in Canadian dollars, it shall be expressed in Dollars pursuant to the Canadian Translation Premium;

(j) (a) if it has a fixed interest rate, it must have an effective interest rate over its life of not less than 8.0% per annum and not greater than 22.0% per annum; and (b) if it has a variable interest rate, it must have an effective interest rate over its life based on the prime rate and the margin over the prime rate on such loan must not be less than 1.00%;

(k) the written and electronic information (including but not limited to, the information provided on the Funding Date Data Report and the Schedule of Loans) provided by the Seller, the Transferor and the Servicer to the Issuer, the Indenture Trustee or the Insurer with respect to any Equipment Loan and the Equipment subject to such Equipment Loan is true and correct in all material respects;

(l) the representations and warranties set forth in Section 3.1 of the Purchase Agreement are true and correct, to the extent such are applicable, to such Equipment Loan;

(m) no provision of such Loan has been waived, altered or modified in any respect more than once since origination (except as permitted under the Excess Loan Concentration Amount);

(n) it constitutes “chattel paper” as defined under the UCC;

(o) the Obligor is an Eligible Obligor, and either an individual or is organized under the laws of any state of the United States or any province of Canada and is acquiring Equipment for commercial and not personal, family or household use;

(p) it does not require prior written consent of an Obligor for, or contain any restriction on, its transfer or assignment;

(q) unless the Initial Loan Balance was $25,000 or less, its Obligor is required to maintain casualty insurance with respect to the related collateral in an amount at least equal to the Initial Loan Balance; provided, however, that Loans with route operators as the Obligor will be exempt from this requirement to the extent that the Obligor has less than $25,000 of Equipment per location;

(r) it is not subject to any guarantee by the Originator or any affiliate of the Originator, the Obligor is not an affiliate of the Originator, and neither the Servicer nor the Originator has established any specific credit reserve that relates solely to the related Obligor;

(s) it provides that the lender party providing the financing thereunder, may accelerate all remaining Scheduled Payments (subject to all applicable grace periods) if a payment default occurs under such Loan;

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(t) it is not a “lease” as defined in Section 2A-103 (1)(j) of the UCC and it is not a lease intended as a security interest within the meaning of Section 1-201(37) of the UCC; the Equipment covered thereby is not a “fixture” as defined in the applicable UCC;

(u) with respect to it, the Originator has no material performance obligation in favor of the Obligor, and the Obligor is solely responsible for all maintenance, repairs and taxes to be paid with respect to the related Equipment;

(v) it provides for Scheduled Payments that fully repay the amount financed over its term;

(w) other than an initial 120 day deferral period, if any, it provides that the Obligor thereunder is required to make at least one Scheduled Payment per month during the term of the Loan;

(x) the assets financed pursuant to and which secure such Loan consist primarily of commercial stand alone laundry equipment and related accessories and leasehold improvements;

(y) with respect to all Loans with an Initial Loan Balance in excess of $75,000 per location, the owner of any real property (and mortgage thereon) on which the Equipment is located has, by written consent, waived any liens or claims thereon and agreed to permit the Originator or its appointee to take over and operate the leased premises and assume or sublet the lease;

(z) all Equipment associated with each Loan has been delivered, inspected, installed, is in good working condition, free of all disputes, claims or encumbrances, and either (A) such Equipment has been accepted by the Obligor as satisfactory or (B) as of the Determination Date, the Obligor has made at least one Scheduled Payment;

(aa) the Obligor has irrevocably waived any claim or offset against the Originator and recognized the Originator’s right to enforce the loan according to it terms free of any defenses, offsets or counterclaims, and the Obligor is obligated to pay all scheduled principal and interest on the loan regardless of the performance of the related Equipment;

(bb) the Loan Balance is net of any prepayments and security deposits;

(cc) it is substantially in the form of one of the forms attached to the Pooling and Servicing Agreement or otherwise approved in writing by the Control Party;

(dd) if any Scheduled Payment for such Loan does not include a component allocable to the repayment of principal of such Loan, such loan does not permit such “interest only” Scheduled Payments for more than 24 months;

(ee) with respect to (a) any Loan transferred on the Closing Date, the Collateral Documents for such Loan have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian on the Closing Date, except with

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respect to the two percent (2%) of the Equipment Loans that may be delivered to the Custodian within three Business Days following the Closing Date, in which case the Custodian shall have certified such Collateral Documents as complete and without Exception (as defined in the Custodial Agreement) within five (5) Business Days following the Closing Date and (b) any Loan transferred to the Issuer after the Closing Date, the Collateral Documents for such Loan have been certified as complete and without Exception (as defined in the Custodial Agreement) by the Custodian no later than 3:00 p.m. New York City time on the Business Day prior to, and as a condition to the funding of the Equipment Loan under the Indenture on, the applicable Equipment Loan Borrowing Date;

(ff) the UCC filing with respect to such Equipment Loan was made within twenty (20) days of the date on which the Obligor receives such Equipment;

(gg) the terms of such Equipment Loan provide that a default by the Obligor under any Loan originated by the Seller (or, in the case of any Loan originated by an Affiliate of the Seller, any default that allows the holders of such Loan to accelerate its maturity) will result in a default under such Equipment Loan; and

(hh) the Obligor is required to remit payment to the Equipment Lockbox Account.

Eligible Institution: A depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating of at least “A+” from S&P and “A1” from Moody’s or (2) a short-term unsecured debt or certificate of deposit rating of at least “A-1” from S&P and “P-1” from Moody’s, (B) whose deposits are insured by the FDIC and (C) having a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

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(c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby;

(d) investments in money market or common trust funds having a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating);

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company the deposits of which are insured by FDIC or (y) the counterparty for which has a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations, the collateral for which is held by a custodial bank for the benefit of the Trust or the Indenture Trustee, is marked to market daily and is maintained in an amount that exceeds the amount of such repurchase obligation, and which requires liquidation of the collateral immediately upon the amount of such collateral being less than the amount of such repurchase obligation (unless the counterparty immediately satisfies the repurchase obligation upon being notified of such shortfall);

(g) commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category for short-term unsecured debt obligations; and

(h) any other investment permitted by each of the Rating Agencies,

in each case, other than as permitted by the Rating Agencies, maturing not later than the Business Day immediately preceding the next Distribution Date.

Eligible Letter of Credit: Any irrevocable, transferable, unconditional, direct-pay standby letter of credit (a) issued by an Eligible Bank for the benefit of the Indenture Trustee, (b) either has a stated expiration date of not earlier than the Final Scheduled Distribution Date or permits drawing thereon on non-renewal thereof, at least 60 days prior thereto (c) that may be drawn at sight upon at the principal offices of the Eligible Bank as the same shall be designated from time to time by notice to the Indenture Trustee pursuant to the terms of such letter of credit, (d) which is payable in Dollars in immediately available funds in an amount, in the aggregate with all other Eligible Letters of Credit, of not less than the Available Drawing Amount, (e) that is governed by the Uniform Customs and Practice for Documentary credits (1993 Revision), International

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Chamber of Commerce Publication No. 500 (the “UCP”), and any amendments or revisions thereto, except for waivers with respect to (A) the time periods in Articles 13(b) and 14(d)(i) of the UCP, (B) the application of Article 17 of the UCP and (C) any provisions of Article 48 of the UCP invalidating transfers made in accordance with clause (g) below, and, to the extent not governed thereby, the laws of the State of New York, except for waiver of Section 5-112 of the New York Uniform Commercial Code, (f) that may be transferred by the Indenture Trustee, without a fee payable by the Indenture Trustee to any replacement Indenture Trustee appointed in accordance with the terms of the Indenture, and (g) that otherwise contains terms and conditions that are acceptable to the Control Party.

Eligible Obligor: At any time, an Obligor that satisfies all of the following criteria:

(a) it is not an Affiliate of ALS; and

(b) no Insolvency Event had occurred and was continuing with respect to such Obligor as of the end of the most recent Monthly Period and is continuing.

Eligible Receivable: At any time, a Receivable:

(a) that arose from a bona fide sale of goods or services by a Seller in the ordinary course of its business;

(b) that represents the legal, valid and binding bona fide obligation of the Obligor, to pay the stated amount;

(c) that constitutes an “account” or “general intangible” as defined in the UCC;

(d) the Obligor of which is an Eligible Obligor;

(e) that arises under a Contract that does not require the Obligor of such Contract or any other Person to consent to the sale, assignment or transfer of, and the granting of a security interest in such Contract;

(f) that is denominated and payable only in Dollars or Canadian dollars, provided, however, that if it is denominated in Canadian Dollars, it shall be expressed in Dollars pursuant to the Canadian Translation Premium;

(g) that arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and represents the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

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(h) is not subject to any right of rescission, encumbrance, lien, security interest, charge, express right of set-off (or the Obligor is not currently exercising set off), dispute, counterclaim, defense, or other right or claim of any third-party;

(i) that, together with the Contract related thereto, was created without any fraud or misrepresentation and was created in accordance with, and conforms in all material respects with, all applicable laws, rules, regulations, orders, judgments, decrees and determinations of all courts and other governmental authorities (whether Federal, state, local or foreign and including usury laws);

(j) that satisfies in all material respects the applicable requirements of the Receivables Credit and Collection Policy of the applicable Transferor as in effect on its date of origination;

(k) that has not been compromised, adjusted, satisfied, subordinated, rescinded, impaired or modified (other than as permitted under the Excess Receivables Concentration Amount or the granting of any discounts, allowances or credits);

(l) that is not a Defaulted Receivable;

(m) the Obligor is required to remit payment to the Receivables Collection Account or a Lockbox Account;

(n) that arises under a Contract that is governed by the laws of a state of the United States and which is substantially similar to one of the forms attached approved by the Control Party and that remains in full force and effect;

(o) that arises out of a “current transaction” within the meaning of the Securities Act of 1933, as amended;

(p) that pursuant to its Contract, is required to be paid in full no later than 180 days from the original invoice date therefor;

(q) that pursuant to its Contract, has no outstanding performance obligations (e.g. shipment of goods or rendering of services) on the part of the originator under such Receivable;

(r) all written and electronic information in respect of such Receivable set forth in the Schedule of Receivables and the Funding Date Data Pool Report is true and correct in all material respects and such Receivable and all accompanying documents are complete and authentic and all signatures thereon are genuine;

(s) following the transfers contemplated by the Purchase Agreement and the Pooling and Servicing Agreement, the Issuer holds good and indefeasible title to, and is the sole owner (or assignee) of such Receivable, and such Receivable is not subject to any Liens, other than Permitted Adverse Claims; and

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(t) all taxes, other than sales taxes that are not yet required to be remitted to the relevant taxing authority, of any nature or description whatsoever relating to such Receivable that are due and owing have been paid in full.

Equipment: The stand alone commercial laundry equipment and related accessories, including any additions, substitutions or accessions thereto, securing an Obligor’s indebtedness under a Loan, other than pursuant to cross collateralization provisions in such Loan as described in clause (d) of the definition of Exempt Collateral. A Loan may be secured by one or more items of Equipment.

Equipment Loan: Shall mean a Loan.

Equipment Loan Advance Rate: An amount equal to a fraction (expressed as a percentage) the numerator of which is equal to the Equipment Loan Borrowing Base and the denominator of which is equal to the Equipment Loan Collateral Value.

Equipment Loan Available Amount: For any Distribution Date, with respect to the related Monthly Period, or with respect to the first Distribution Date, the period from and including the initial Loan Cutoff Date to the last day of the related Monthly Period, the sum of without duplication (1) that portion of all Collections on the Loans received by or on behalf of the Trust, (2) all Liquidation Proceeds, Insurance Proceeds, proceeds from casualty loss, Guarantees and early termination charges to the extent received by the Trust, (3) all Servicer Advances on the Equipment Loans other than payments made with respect to fees owing under the Lockbox Agreement, (4) the Warranty Payment, the Administrative Purchase Payment or the Optional Purchase Price of each Loan that the Transferor or Originator repurchased or the Servicer purchased during such related Monthly Period, (5) any Prepayment with respect to Loans, (6) any amounts drawn from the Reserve Account but solely to the extent available to pay interest and principal pursuant to Section 8.2(h) of the Indenture, (7) any amount drawn from the Letters of Credit but solely to the extent available to pay interest and principal pursuant to Section 8.2(h), (8) earnings on amounts in the Accounts and (9) any payments received from an Interest Rate Cap Provider.

Equipment Loan Availability: As of any date of determination for any Holder of an Equipment Loan Note, the lesser of (A) the excess, if any, of (x) the Equipment Loan Note Commitment of such Equipment Loan Noteholder on such date of determination over (y) the then outstanding Note Principal Balance of the Equipment Loan Note held by such Equipment Loan Noteholder on such date; and (B) the excess, if any, of (x) such Equipment Loan Noteholder’s Percentage of the Equipment Loan Borrowing Base, over (y) the then Note Principal Balance of the Equipment Loan Note owned by such Equipment Loan Noteholder on such Determination Date.

Equipment Loan Borrowing Base: As of any date of determination, the then amount equal to the sum of (A) product of (i) 100% minus the Equipment Loan Required Credit Support and (ii) the sum of (a) the Equipment Loan Collateral Value and (b) the amount in the Reserve Account related to the Loans (as determined in accordance with Section 8.7 of the Indenture), and (B) the Equipment Loan LC Amount including amounts drawn pursuant to Sections 3.27(d) and 3.27(e) of the Indenture.

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Equipment Loan Borrowing Date: As defined in Section 1.1 of the Note Purchase Agreement.

Equipment Loan Collateral Value: As of any date of determination, the Equipment Loan Collateral Value shall be equal to the Net Equipment Loans Balance.

Equipment Loan LC Amount: The undrawn face amount of the Letters of Credit that are attributable (as determined in accordance with Section 8.7 of the Indenture) to the Equipment Loan Notes.

Equipment Loan Note: Any one of the Notes substantially in the form of Exhibit A-1 to the Indenture, issued pursuant to the terms of the Indenture.

Equipment Loan Note Commitment: As of any date of determination, an amount equal to the excess of (x) Three Hundred-Thirty Million Dollars ($330,000,000) over (y) the Aggregate Receivables Note Principal Balance on such date. On and after the Conversion Date, the Equipment Loan Note Commitment shall be zero.

Equipment Loan Note — Fixed Rate Portion: On any date of determination, an amount equal to the product of (x) the sum of the then Note Principal Balances of all Equipment Loan Notes then outstanding and (y) a fraction expressed as a percentage, the numerator of which is equal to the sum of the then Loan Balances of all fixed-rate Eligible Equipment Loans included in the Trust Estate on such date and the denominator of which is equal to the sum of the then Loan Balances of all Eligible Equipment Loans included in the Trust Estate on such date.

Equipment Loan Note Interest Payment: For each Distribution Date and each Noteholder, an amount equal to the sum, for each day during the related Interest Period, of an amount equal to the sum, for each Advance then outstanding, equal to the product of (i) the principal amount of such Advance (or a portion thereof), (ii) a rate equal to the sum of (x) the Alternative Rate on such day and (y) the Applicable Margin and (iii) 1/360; and subsequent to the occurrence of an Event of Default, an additional amount equal to the Default Interest will be payable to the Noteholders on each Distribution Date.

Equipment Loan Noteholder: A Holder of an Equipment Loan Note.

Equipment Loan Required Credit Support: The percentage which is calculated as of each Accounting Date, which (i) prior to the Conversion Date, is equal to the greater of (a) 15% and (b) the three-month rolling average of the Dynamic Equipment Loan Credit Support and (ii) on and after the Conversion Date, is equal to the greater of (a) 15% and (b) the Dynamic Equipment Loan Credit Support in effect as of the Conversion Date. The Equipment Loan Required Credit Support is effective for the period beginning on the Determination Date on which the information is reported until the day prior to the following Determination Date.

Equipment Loan Reserve Requirement: With respect to any Distribution Date, the amount of the Reserve Account Required Amount allocated to the Equipment Loan Notes pursuant to Section 8.7 of the Indenture.

Equipment Note: A commercial loan evidenced by a note and secured by Equipment.

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Equipment Unused Facility Fee: As defined in Section 2.7(e) of the Indenture.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Eurodollar Disruption Event: Any of the following: (a) a determination by a Co-Administrative Agent, a Noteholder or its related liquidity bank that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain any Advance for such Interest Period, (b) a determination by a Co-Administrative Agent or an Agent, that, in its reasonable judgment, the rate at which deposits of Dollars are being offered to such Person in the London interbank market does not accurately or fairly reflect its cost of making, funding or maintaining any Advance for such Interest Period, such determination (including the factual basis for such determination) to be certified by such Person to the Indenture Trustee, the Issuer and the Servicer no later than the third day prior to the commencement of the related Interest Period (such determination to be re-certified each month during the continuation of such condition) or (c) the inability of a Co-Administrative Agent, a Noteholder or its related liquidity bank to obtain Dollars in the London interbank market to make, funds or maintain any Advance for such Interest Period.

Eurodollar Reserve Percentage: With respect to any Interest Period (or portion thereof), the reserve percentage (rounded upwards, if necessary, to the nearest 1/16th of one percent per annum) applicable during such Interest Period (or portion thereof) (or, if more than one such percentage shall be so applicable during such Interest Period, the daily average of such percentages for those days in such Interest Period (or portion thereof) during which any such percentages shall be in effect) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for banks or other financial institutions subject to such regulations with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period (or portion thereof).

Event of Default: The occurrence of an event described in Section 5.1 of the Indenture, and the continuation of such condition beyond the applicable grace period set forth therein.

Excess Loan Concentration Amount: As of any date of determination, an amount equal to the sum of:

(a) [Reserved]

(b) the amount by which (x) the sum of the Loan Balances for all Loans that have an original term of greater than 96 months but less than or equal to 108 months, exceeds (y) an amount equal to fifteen percent (15%) of the Aggregate Loan Balance; plus

(c) the amount by which (x) the sum of the Loan Balances for all Interest Only Loans, exceeds (y) an amount equal to twenty-five percent (25%) of the Aggregate Loan Balance; plus

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(d) the amount by which (x) the sum of the Loan Balances of all Balloon Loans, exceeds (y) an amount equal to five percent (5%) of the Aggregate Loan Balance; plus

(e) the amount by which (x) the Loan Balance owing by any single Obligor (together with any other Obligors whose majority owner is the same as such Obligor), exceeds (y) an amount equal to the lesser of (i) $18,900,000, and (ii) an amount equal to 7% of the Aggregate Loan Balance; plus

(f) the amount by which (x) the sum of the Loan Balances owing by any two Obligors (together with any other Obligors whose majority owner is the same as either such Obligor), exceeds (y) an amount equal to the lesser of (i) $27,000,000 and (ii) an amount equal to 10% of Aggregate Loan Balance; plus

(g) the amount by which (x) the Loan Balances owing by any five Obligors (together with any other Obligors whose majority owner is the same as any such Obligor), exceeds (y) an amount equal to the lesser of (i) $48,600,000 and (ii) an amount equal to 18% of the Aggregate Loan Balance; plus

(h) the amount by which (x) the Loan Balances for all Loans for which the related Obligor is obligated to make Scheduled Payments denominated in Canadian dollars or maintains its principal place of business in Canada, exceed (y) an amount equal to 3% of the Aggregate Loan Balance; plus

(i) the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in the State of California, exceeds (y) an amount equal to 30% of the Aggregate Loan Balance; plus

(j) the amount by which (x) the sum of the Loan Balance for all Loans secured by Equipment located (as set forth in the related loan agreement) in the State of New York, exceeds (y) an amount equal to 30% of the Aggregate Loan Balance; plus

(k) the amount by which (x) the sum of the Loan Balance for all Loans secured by Equipment located (as set forth in the related loan agreement) in the State of Florida, exceeds (y) an amount equal to 20% of the Aggregate Loan Balance; plus

(l) the amount by which (x) the sum of the Loan Balance for all Loans secured by Equipment located (as set forth in the related loan agreement) in any of the State of Texas, the State of Georgia, the State of New Jersey or the Commonwealth of Massachusetts exceeds (y) an amount equal to 10% of the Aggregate Loan Balance; plus

(m) the amount by which (x) the sum of the Loan Balances for all Loans secured by Equipment located (as set forth in the related loan agreement) in any state (other than California, New York, Florida, Texas, Georgia, New Jersey or the Commonwealth of Massachusetts), exceeds (y) an amount equal to 7.5% of the Aggregate Loan Balance; plus

(n) the amount by which (x) the sum of the Loan Balances owing by any single Obligor (other than the five Obligors with the highest Loan Balances) exceeds (y) an amount equal to 2% of the Aggregate Loan Balances; plus

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(o) the amount by which (x) the sum of the Loan Balances for all Loans that have been waived, altered or modified in any respect more than one (1) time since origination exceeds (y) five percent (5%) of the Aggregate Loan Balance; plus

(p) the amount by which (x) the sum of the Loan Balances of all Balloon Loans with scheduled amortization periods that are more than four (4) years longer than the stated maturity date of such Loan exceeds (y) 1% of the Aggregate Loan Balance; plus

(q) the amount by which (x) the sum of the Loan Balances of all Credit Rewrite Equipment Loans exceeds (y) 7.5% of the Aggregate Loan Balance; plus

(r) the amount by which (x) the sum of the Loan Balances of all fixed rate Equipment Loans where the Obligor thereunder is not as of such date of determination required to make any payment exceeds (y) 50% of the aggregate Loan Balance of all fixed rate Equipment Loans; plus

(s) the amount by which (x) the sum of the Loan Balances of all Obligors which are Governmental Authorities exceeds (y) 3% of the aggregate Loan Balance of all fixed rate Equipment Loans; plus

(t) as of any date of determination occurring after the Conversion Date, so long as “USD-LIBOR-BBA” (as defined in the Interest Rate Cap Agreement) is in excess of the Cap Strike Rate (as defined in the Note Purchase Agreement), the amount by which (x) the Equipment Loan Note - Fixed Rate Portion as of such date of determination, exceeds (y) the then notional balance of the Interest Rate Cap Agreement.

Notwithstanding the foregoing, specified Loans may be excluded from the concentration limits set forth in clauses (e), (f) and (g) of the definition of Excess Loan Concentration Limits with the written consent of the Control Party and Moody’s; provided that no such Loans may be excluded if such Loans, together with all previous exclusions, would exceed the concentrations provided in the parentheticals set forth in clauses (e), (f) and (g).

Excess Receivables Concentration Amount: As of any date of determination an amount equal to the sum of:

(a) for all Receivables for which Coinmach Corporation is the Obligor, the amount by which (x) the sum of the then Unpaid Balances of all such Receivables exceeds (y) an amount equal to ten percent (10%) of the Adjusted Receivables Balance; plus

(b) for Receivables payable by a single Obligor that is not otherwise addressed herein, the amount by which (x) the sum of the then Unpaid Balances of all Receivables owing by such Obligor exceeds (y) an amount equal to three percent (3%) of the Adjusted Receivables Balance; plus

(c) for all Receivables for which a Governmental Authority is the Obligor, the amount by which (x) the sum of the then Unpaid Balances of all such Receivables,

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exceeds (y) an amount equal to two percent (2%) of the Adjusted Receivables Balance; plus

(d) for all Receivables that are Interest Bearing Receivables, the amount by which (x) the sum of the then Unpaid Balances of all such Interest Bearing Receivables, exceeds (y) an amount equal to ten percent (10%) of the Adjusted Receivables Balance; plus

(e) for all Receivables with an original scheduled due date that is greater than 121 days but less than or equal to 180 days, the amount by which (x) the sum of the then Unpaid Balances of all such Receivables, exceeds (y) an amount equal to two percent (2%) of the Adjusted Receivables Balance; plus

(f) for all Receivables that are more than 30 days but less than or equal to 60 days past due, the amount by which (x) the sum of the then Unpaid Balances of all such Receivables, exceeds (y) an amount equal to seven percent (7%) of the Adjusted Receivables Balance; plus

(g) for all Receivables for which the Obligor is a Foreign Obligor, the amount by which (x) the sum of the then Unpaid Balance of all such Receivables exceeds (y) an amount equal to twenty five percent (25%) of the Adjusted Receivables Balance; plus

(h) for all Receivables payable by Obligors that are located in a country other than the United States that has a long-term currency rating of, with respect to each country, less than “BBB-” by S&P or “Baa3” by Moody’s, the amount by which (x) the sum of the then Unpaid Balances of all such Receivables, exceeds (y) an amount equal to five percent (5%) of the Adjusted Receivables Balance; plus

(i) for all Receivables payable by Obligors that are located in a country other than the United States that has a long-term currency rating of, with respect to each country, the lower of less than “AA” by S&P or “Aa2” by Moody’s and greater than or equal to the lower of “BBB-” by S&P or “Baa3” by Moody’s, the amount by which (x) the sum of the then Unpaid Balances of all such Receivables, exceeds (y) an amount equal to fifteen percent (15%) of the Adjusted Receivables Balance; plus

(j) for all Receivables for which the original due date has been extended for up to 60 days, the amount by which (x) the sum of the then Unpaid Balances of all such Receivables, exceeds (y) an amount equal to two percent (2%) of the Adjusted Receivables Balance; plus

(k) for all Receivables denominated in Canadian dollars, the amount by which (x) the sum of the then Unpaid Balance of all such Receivables exceeds (y) an amount equal to five percent (5%) of the Adjusted Receivables Balance; plus

(l) for all Assignment of Proceeds Receivables, the amount by which (x) the sum of the then Unpaid Balance of all such Receivables exceeds (y) an amount equal to five percent (5%) of the Adjusted Receivables Balance; plus

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(m) the amount by which (x) the sum of the Unpaid Balances of all Receivables for which Textron Financial Corporation is the Obligor exceeds (y) 3% of the Adjusted Receivables Balance.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President or the Treasurer of such corporation; with respect to any partnership, any general partner thereof; and with respect to any limited liability company, the Chief Executive Officer, Chief Financial Officer, any Vice President, the Treasurer or the Controller.

Exempt Collateral: All (a) Insurance Policies, (b) security deposits relating to any Loan, (c) collateral for loans which were not transferred to the trust which is collateral for the Loans solely as a result of a cross collateralization provision, and (d) collateral constituting real property, a leasehold improvement or a fixture or an interest in real property, a leasehold improvement or a fixture.

Expected Dilution: For any Monthly Period, a percentage equal to the average Dilution Ratio — Receivables for the previous twelve-Monthly Periods ending on the related Accounting Date.

Expenses: The expenses described in Section 6.9 of the Trust Agreement.

FCIA: The Foreign Credit Insurance Agency, and its successors.

FCIA Insurance: Credit insurance issued by FCIA.

FDIC: Federal Deposit Insurance Corporation or any successor agency.

Federal Funds Rate: With respect to any Interest Period and any Noteholder, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by the related Deal Agent from three Federal funds brokers of recognized standing selected by it.

Fee Letter: The fee letter dated as of January 7, 2005 among IXIS Capital Markets North America Inc., Lehman Brothers Inc. and ALH Holding Inc.

Final Scheduled Distribution Date: The ninth (9th) annual anniversary of the Conversion Date.

Floorplan Receivable: A Receivable generated through a program under which ALS loans funds to dealers to finance their inventory which Receivable accrues interest (at short-term

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rates agreed to by such Obligor and the Originator) on the Unpaid Balance thereof, excluding any Receivable for which Textron Financial Corporation is the Obligor.

Foreign Obligor: An Obligor who is not a Domestic Person.

Foreign Receivables: Receivables generated by foreign entities.

Foreign Receivables Lockbox: The post office box specified in the Foreign Receivables Lockbox Agreement relating to the Foreign Receivables.

Foreign Receivables Lockbox Account: As defined in Section 6.2 of the Pooling and Servicing Agreement.

Foreign Receivables Lockbox Agreement: The Collection Account Agreement dated as of June 28, 2005, among, the Servicer, the Issuer, the Indenture Trustee and U.S. Bank National Association.

Full Prepayment: With respect to a Monthly Period, a Prepayment of the entire Loan Balance of such Loan and all accrued and unpaid interest and other outstanding amounts thereon (other than fees).

Funding Date Data Pool Report: As defined in the Purchase Agreement.

General Intangibles: Has the meaning given to such term in Section 9-102(a) of the UCC.

Goods: Has the meaning given to such term in Section 9-102(a) of the UCC.

Governmental Authority: Any applicable federal, state county, or municipal authority that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Grant: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

Gross Receivables Balance: The sum of the then Unpaid Balances of all Receivables then owned by the Issuer, reduced by the sum of (i) unapplied cash, (ii) unapplied credits including the “meet comp” allowance for Coinmach Corporation, (iii) the Sales Tax Allowance, (iv) the Canadian Translation Premium, (v) finance charges, late payments or similar charges, (vi) Contra Allowances and (vii) Chargebacks.

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Guaranties: With respect to any Loan, personal or commercial guaranties of an Obligor’s performance with respect thereto.

Holder: The Person in whose name a Note is registered on the Note Register or the Certificate Register, as applicable.

Indemnified Parties: The Persons specified in Section 6.9 of the Trust Agreement.

Indenture: The Indenture, dated as of June 28, 2005, between the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

Indenture Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

Indenture Trustee Fee: Has the meaning given to such term as set forth in the letter agreement between the Issuer and the Indenture Trustee.

Independent: When used with respect to any specified Person, that the Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor, ALS and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor, ALS or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Transferor, ALS or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

Initial Assignment: Any Initial PA Assignment or Initial PSA Assignment.

Initial Cutoff Date: June 24, 2005, with respect to the Receivables; and June 24, 2005, with respect to the Loans.

Initial Loan Balance: With respect to a Loan, the excess of (x) the aggregate amount advanced under such Loan toward the purchase price of the Equipment, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of an Equipment Note and related costs, over (y) payments received from the Obligor prior to the Cutoff Date that have been allocated in accordance with the terms of such Loan to the reduction of the unpaid principal balance of such Loan.

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Initial Loans: The Loans, including without limitation all documents and instruments evidencing or governing the Loans and all Loan Files relating thereto, identified in the schedule to the Initial PA Assignment and the Initial PSA Assignment.

Initial PA Assignment: The assignment substantially in the form of Exhibit A-1 to the Purchase Agreement.

Initial PSA Assignment: The assignment substantially in the form of Exhibit A-1 to the Pooling and Servicing Agreement.

Insolvency Event: With respect to a specified Person, (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for such Person, in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the consent by such Person to the appointment of a conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person’s property, or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Instruments: Has the meaning given to such term in Section 9-102(a) of the UCC.

Insurance Policy: With respect to a Loan, an insurance policy covering Equipment securing such Loan.

Insurance Proceeds: With respect to any Loan, proceeds of any Insurance Policy with respect to such Loan.

Insured Amount: As defined in the Ambac Policy.

Insured Payment: As defined in the Ambac Policy.

Insurer: Ambac Assurance Corporation, a Wisconsin corporation.

Insurer Default: The Insurer has failed (and continues to fail) to make any payment required under the Ambac Policy in accordance with the terms thereof.

Insurer Unused Facility Fee: As defined in the Premium Letter among ALS, the Issuer and the Insurer.

Interest Bearing Receivable: A Floorplan Receivable and any other Receivable with respect to which interest (at short-term interest rates agreed to by such Obligor and the Originator) accrues on the Unpaid Balance thereof, provided that a Receivable shall not be deemed to be interest-bearing solely as a result of an Originator’s imposition of an interest or other charge on any such Receivable that remains unpaid after its due date for some specified

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period (but such interest charge or other charge shall not be included in the Unpaid Balance of a Receivable).

Interest Only Loan: With respect to any date of determination, any Loan for which the Scheduled Payment owing by the related Obligor does not include a component allocable to the repayment of the Loan Balance of such Loan.

Interest Period: With respect to any Distribution Date, the period commencing on the second immediately preceding Determination Date and ending on the day prior to the immediately preceding Determination Date, except that (x) the initial Interest Period will be the period commencing on the Closing Date and ending on the day prior to the first Determination Date and (y) the last Interest Period will be the period commencing on the immediately preceding Determination Date and ending on the date on which the outstanding principal balance of the Notes has been reduced to zero.

Interest Rate Cap Agreement: A cap or other hedging instrument, in form and substance satisfactory to the Control Party, between the Issuer and Interest Rate Cap Provider named therein, including any schedules and confirmations prepared and delivered in connection therewith, pursuant to which the Issuer will receive payments from the Interest Rate Cap Provider based on “USD-LIBOR-BBA” (as defined in the Interest Rate Cap Agreement).

Interest Rate Cap Provider: Any Eligible Cap Provider or any counterparty to an interest rate swap, cap, collar or other hedging instrument permitted to be entered into pursuant to the Indenture.

Interested Parties: The Issuer, each Beneficiary and each other party identified or described in the Purchase Agreement or the Transfer and Servicing Agreements as having an interest as owner, trustee or secured party with respect to the Purchased Property.

Inventory: Has the meaning given to such term in Section 9-102(a) of the UCC.

Investment Company Act of 1940: The Investment Company Act of 1940, as amended.

Investment Earnings: Investment earnings on funds deposited in the Designated Accounts, the Lockbox Account and the Certificate Distribution Account, net of losses and investment expenses, during the applicable Monthly Period.

Investment Property: Has the meaning given to such term in Section 9-102(a) of the UCC.

Issuer: Alliance Laundry Equipment Receivables Trust 2005-A and any successors and permitted assigns.

Issuer Order and Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LC Recourse Draw Determination Date: As defined in Section 3.27(f) of the Indenture.

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Letter(s) of Credit: The Letter(s) of Credit issued for the benefit of the Indenture Trustee.

Letter of Credit Bank: The bank issuing the Letter of Credit.

Letter of Credit Drawing: As defined in Section 3.27(b) of the Indenture.

Letter-of-Credit Rights: Has the meaning given to such term in Section 9-102(a) of the UCC.

LIBOR: An interest rate per annum equal to the rate for deposits in U.S. Dollars for a period of one month which appears on Telerate Service Page 3750 as of 11:00 a.m., London time, on the related date of determination. If the rate does not appear on that date on Telerate Service Page 3750 (or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Transferor), then LIBOR will be the Reference Bank Rate.

Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind other than (i) liens for taxes not yet due and payable, (ii) mechanics’ liens, (iii) any liens that attach by operation of law, and (iv) any liens being contested by appropriate measures.

Liquidation Expenses: The out of pocket expenses reasonably incurred by the Servicer in connection with the repossession, refurbishment and disposition of the collateral relating to a Defaulted Equipment Loan.

Liquidation Proceeds: The proceeds of the liquidation of any Defaulted Equipment Loan, net of Liquidation Expenses.

LLC Agreement: The Limited Liability Company Agreement of the Transferor, dated as of June 1, 2005, as amended, supplemented or modified from time to time.

Loan: A commercial loan evidenced by an Equipment Note and the related security agreement that grants a security interest in the related Equipment, including, after the applicable addition date, Substitute Loans.

Loan Balance: With respect to any Loan, as of an Accounting Date, the Initial Loan Balance thereof minus the sum of: (i) the principal portion of all Scheduled Payments received on or after the applicable Cutoff Date and on or prior to the Accounting Date, (ii) the principal portion of all Prepayments received, and (iii) the principal portion of proceeds from any Insurance Policies covering the Equipment, Liquidation Proceeds and proceeds from any Guaranties received and allocated to principal by the Servicer (it being understood that Servicer Advances with respect to any Loan do not decrease the Loan Balance of such Loan).

Loan Borrowing Base Shortfall: As of any date of determination the excess (if any) of (x) the then Aggregate Equipment Loan Note Principal Balance over (y) the Equipment Loan Borrowing Base as of such date.

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Loan Collection Account: The account designated as such, established and maintained pursuant to Section 6.03 of the Pooling and Servicing Agreement.

Loan Credit and Collection Policy: With respect to the Equipment Loans, the Credit and Collection Policy and procedures of the initial Servicer as in effect on the Closing Date, a true and complete copy of which (to the extent reflected in written form) has been provided to the Control Party and the Noteholders, as the same shall be amended from time to time as permitted by the Pooling and Servicing Agreement or, if a successor Servicer shall have been appointed, the standard credit and collection policies of such successor Servicer as shall be in effect from time to time provided that such credit and collection policies shall have been approved by the Control Party and the Noteholders.

Loan Cutoff Date: With respect to the initial transfer, the Initial Cutoff Date; and with respect to transfers of Loans on any subsequent Purchase Date, the close of business on the third Business Day prior to such Purchase Date.

Loan File: The documents pertaining to a particular Loan, all other documents or instruments evidencing or governing such Loan and all other agreements, instruments, documents and records maintained by the Servicer on behalf of the Issuer and relating to such Loan.

Loan Lockbox: The post office box specified in the Domestic Lockbox Agreement.

Loan Lockbox Account: As defined in Section 6.01(a) of the Pooling and Servicing Agreement.

Loan Schedule: The list of Loans to be delivered to the Custodian in connection with the delivery of Collateral Documents.

Loan Servicing Standards: As defined in Section 3.01 of the Pooling and Servicing Agreement.

Lockbox Accounts: Collectively, the Loan Lockbox Account, the Domestic Receivables Lockbox Account and the Foreign Receivables Lockbox Account.

Lockbox Agreements: The Domestic Lockbox Agreement and the Foreign Receivables Lockbox Agreement each as amended, supplemented or modified or superceded from time to time.

Lockbox Bank: Bank of America and US Bank, National Association, and any of their respective successors in interest thereof, or any other Lockbox Bank designated by the Servicer and acceptable to the Control Party and the Indenture Trustee.

Lockboxes: Collectively, the Loan Lockbox and the Receivables Lockboxes.

Loss Horizon Ratio: For any Monthly Period, an amount equal to the sum of the Receivables originated in such Monthly Period and the immediately preceding six Monthly Periods, divided by the Net Receivables Balance on the related Accounting Date. For purposes

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of calculating the Loss Horizon Ratio, the term Receivables, when used in reference to periods prior to the Closing Date, shall mean all of the trade receivables owned by Alliance Laundry Receivables Warehouse LLC.

Loss Reserve: As calculated in each Servicer’s Certificate relating to the most recently ended Monthly Period, the percentage resulting from the following formula:

l.5 x LHR x PLR

where:

LHR = Loss Horizon Ratio for such Monthly Period

PLR = Peak Loss Ratio for such Monthly Period

Monthly Period: With respect to a Determination Date, a Record Date and a Distribution Date, the calendar month preceding the month in which such date occurs. With respect to an Accounting Date, the calendar month in which such Accounting Date occurs.

Moody’s: Moody’s Investors Service, Inc.

Net Equipment Loans Balance: As of any date of determination, an amount equal to (x) the sum of all Loan Balances of all Eligible Equipment Loans then owned by the Issuer minus (y) the sum of (i) any security deposits held by, or on behalf of, the Issuer with respect to all such Eligible Equipment Loans and (ii) the Excess Loan Concentration Amount.

Net Receivables Balance: As of any date of determination, (x) the then Adjusted Receivables Balance minus (y) the Excess Receivables Concentration Amount.

New York UCC: The UCC as in effect in the State of New York.

Note Principal Balance: With respect to any Note as of any date of determination the excess of (x) all Advances made by the Holder of such Note on and after the Closing Date over (y) the cumulative amount of all principal payments and prepayments actually received by such Holder on and after the Closing Date.

Note Purchase Agreement: The Note Purchase Agreement dated as of June 28, 2005, among the Issuer, the Servicer, the Transferor, the Administrative Agent, the Noteholders and the Agents as amended and supplemented from time to time.

Note Register: With respect to any class of Notes, the register of such Notes specified in Section 2.4 of the Indenture.

Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

Noteholders: Holders of the Notes pursuant to the Indenture and, with respect to any class of Notes, Holders of such class of Notes pursuant to the Indenture.

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Notes: Collectively, the Equipment Loan Notes and the Receivables Notes.

NPA Indemnified Amounts: The amounts payable pursuant to Sections 2.3, 2.4, 2.5 and 2.6 of the Note Purchase Agreement.

Obligor: With respect to any Loan, the purchaser or any co-purchaser of the related Equipment or any other Person, other than the maker of any Guaranty, who owes payments under a Loan. With respect to any Receivable, the Person who owes payment under a Receivable.

Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Transferor or the Servicer. In addition, for purposes of the Indenture: (i) such counsel shall be satisfactory to the Indenture Trustee and the Insurer; (ii) the opinion shall be addressed to the Indenture Trustee as Trustee and the Insurer; and (iii) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee and the Insurer.

Optional Purchase Price: As defined in Section 10.01 of the Pooling and Servicing Agreement.

Originator: Alliance Laundry Systems LLC.

Outstanding: With respect to the Notes, as of the Determination Date, all Notes theretofore authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and

(iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and

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deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons. Notwithstanding the foregoing, any Note on which any portion of principal or interest has been paid by the Insurer pursuant to the Ambac Policy shall be Outstanding until the Insurer has been reimbursed in full therefor in accordance with the Ambac Insurance Agreement.

Outstanding Amount: As of any date, the aggregate principal amount of all Notes, or a class of Notes, as applicable, Outstanding at such date.

Outstanding Obligations: As of any date of determination an amount equal to the sum of (i) the then outstanding principal balance of, and accrued interest payable on, all Notes issued under the Indenture or any Note Purchase Agreement and (ii) all other amounts owing to Noteholders or to any Person under the Indenture, any Note Purchase Agreement or any other Basic Document.

Owner: For purposes of the Purchase Agreement, the Custodial Agreement and the Pooling and Servicing Agreement, the “Owner” of a Loan or Receivable means (i) ALER until the execution and delivery of the Transfer and Servicing Agreements and (ii) thereafter, the Issuer; provided that ALS or ALER, as applicable, shall be the “Owner” of any Loan or Receivable from and after the time that such Person shall acquire such Loan or Receivable, as the case may be, pursuant to Section 6.4 of the Purchase Agreement, Sections 2.12 and 3.08, as applicable, of the Pooling and Servicing Agreement and any other provision of the Transfer and Servicing Agreements.

Owner Trust Estate: All right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Pooling and Servicing Agreement, all funds on deposit from time to time in the Lockbox Accounts, Reserve Account, Collection Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Pooling and Servicing Agreement and the Administration Agreement.

Owner Trustee: Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee under the Trust Agreement, or any successor trustee under the Trust Agreement.

Owner Trustee Fee: An initial fee and first year annual fee to be paid to the Owner Trustee on the Closing Date and the annual fee to be paid to the Owner Trustee on each anniversary of the Closing Date as determined in a separate fee agreement between the depositor and the Owner Trustee.

Party: A Party as defined in Section 7.01 of the Pooling and Servicing Agreement.

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Paying Agent: With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement, and initially the Owner Trustee.

Payment Intangibles: Has the meaning given to such term in Section 9-102(a) of the UCC.

Peak Loss Ratio: For any Monthly Period, the highest rolling three-month average Default Ratio — Loss Reserve calculated during the twelve Monthly Periods ending on the related Accounting Date.

Percentage: With respect to any Noteholder and its Equipment Loan Commitment or Receivables Commitment, as the case may be, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Equipment Loan Commitment or Receivables Commitment, as the case may be, of such Noteholder and the denominator of which is equal to the sum of the Equipment Loan Commitments or Receivables Commitments, as the case may be, of all Noteholders of such class.

Permitted Adverse Claim: As defined in the Purchase Agreement.

Person: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Physical Property: (i) Bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a) of the UCC and are susceptible of physical delivery and (ii) certificated securities.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of June 28, 2005, among ALS, the Transferor and the Issuer, as amended, supplemented or modified from time to time.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Premium: As defined in the Premium Letter among ALS, the Issuer and the Insurer.

Premium Letter: The Premium Letter, dated June 28, 2005, among ALS, the Issuer and the Insurer.

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Prepayment: Collections on a Loan held by the Trust made during a Monthly Period (including Warranty Payments and Administrative Purchase Payments) which are not late fees, prepayment charges or certain other similar fees or charges and which would be allocated to principal prepayments pursuant to Section 3.11 of the Pooling and Servicing Agreement.

Principal Distributable Amount: An amount equal to the product of (x) the Equipment Loan Advance Rate and (y) the Scheduled Payments (including prepayments) on the Loans during such Interest Period.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proceeds: Has the meaning given in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (i) any and all Accounts, Chattel Paper, Instruments, cash or other proceeds payable to the Issuer from time to time in respect of the Collateral, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Issuer from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Issuer from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral above by any Governmental Authority (or any Person acting under color of Governmental Authority), and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

Program: As defined in subsection 5.02(a) of the Pooling and Servicing Agreement.

PSA Assignment: The certificate substantially in the form of Exhibit A-2 to the Pooling and Servicing Agreement.

Purchase Agreement: The Purchase Agreement, dated as of June 28, 2005, between ALS and the Transferor, as amended, supplemented or modified from time to time in accordance with its terms.

Purchase Date: As defined in the Purchase Agreement.

Purchase Termination Date: The earlier to occur of the date specified in Section 7.11 or Section 7.2 of the Purchase Agreement.

Purchased Property: As of any date, means all of the Loans and Receivables transferred by ALS to ALER pursuant to Section 2.1 of the Purchase Agreement as of or prior to such date.

Purchasers’ Interest: A percentage, calculated in accordance with the following formula:

PI	=	(NPB + RRCSA) (NRB + RLCA + RRA)

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Where:

PI	=	Purchasers’ Interest

NPB	=	the outstanding principal of the Receivables Notes

RRCSA	=	the RRCS x NRB

RRCS	=	the Receivable Required Credit Support

NRB	=	the Net Receivables Balance

RLCA	=	the lesser of (x) the Receivables LC Amount and (y) the actual amount available under such Letters of Credit at any given time that is allocated to the Receivables Notes

RRA	=	(1 - RRCS) x (the lesser of (x) 1% x NRB (y) the actual amount on deposit in the Reserve Account that is allocated to the Receivables Notes)

Qualified Special Purpose Entity: As defined in FAS140 and any successor promulgations.

Rapid Amortization Event: As defined in Article IV of the Indenture.

Rating Agencies: As of any date, the nationally recognized statistical rating organizations requested by the Transferor to provide ratings on the Notes which are rating the Notes on such date.

Rating Agency Condition: With respect to any action, the condition that (x) each Rating Agency shall have been given at least 10 days (or such shorter period as is acceptable to each Rating Agency), prior notice thereof, that each of the Rating Agencies shall have notified the Transferor, the Servicer the Issuer and the Insurer in writing that such action shall not result in a downgrade or withdrawal of the then current rating of the Notes and (y) the Control Party has consented to such action.

Receivables: Any right to payment (other than a right to payment under any Equipment Loans), whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods, services or future services by a Seller or an Originator and includes the right to payment of any interest or finance charges and other obligations with respect thereto and any other rights to payment recorded as a receivable on a Seller’s or an Originator’s accounts receivable ledger.

Receivables Availability: As of any date of determination for any Holder of a Receivables Note, the lesser of (A) the excess, if any, of (x) the Receivables Commitment of such Receivables Noteholder on such date of determination over (y) the then Note Principal Balance of such Receivables Note held by such Receivables Noteholder on such date; and (B) the excess, if any, (x) of such Receivables Noteholder’s Percentage of the Receivables

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Borrowing Base over (y) the then Note Principal Balance of such Receivables Note held by such Receivables Noteholder on such date.

Receivables Available Amount: For any Distribution Date, with respect to the related Monthly Period, or with respect to the first Distribution Date, the period from and including the initial Cutoff Date to the last day of the related Monthly Period, the sum of without duplication (1) that portion of all Collections on the Receivables held by the Trust in the Receivables Collection Account, (2) all proceeds, Guarantees to the extent received by the Trust, (3) any amounts drawn from the Reserve Account, (4) any amounts drawn from the Letters of Credit, (5) all Servicer Modification Credit proceeds and (6) earnings on amounts in the relevant Accounts.

Receivables Borrowing Base: Is an amount equal to the sum of (A) product of (i) 100% minus the Receivables Required Credit Support (expressed as a percentage of the Net Receivables Balance) and (ii) the sum of (a) the Receivables Collateral Value and (b) the amount in the Reserve Account related to the Receivables (as determined in accordance with Section 8.7 of the Indenture) and (B) the Receivables LC Amount including amounts drawn pursuant to Sections 3.27(d) and 3.27(e) of the Indenture.

Receivables Borrowing Base Shortfall: Shall exist if, on any date of determination (including each date of transfer for any Receivables), the Receivables Borrowing Base is less than the then unpaid principal balance of the Receivables Notes.

Receivables Borrowing Date: As defined in Section 1.1 of the Note Purchase Agreement.

Receivables Collateral Value: As of any date of determination, an amount equal to the then Net Receivables Balance.

Receivables Collection Account: The account designated as such, established and maintained pursuant to Section 6.04(a) of the Pooling and Servicing Agreement.

Receivables Commitment: Sixty Million Dollars ($60,000,000). On or after the Conversion Date, the Receivables Commitment shall be zero.

Receivables Credit and Collection Policy: With respect to the Receivables, the Credit and Collection Policy and procedures of the initial Servicer as in effect on the Closing Date, a true and complete copy of which (to the extent reflected in written form) has been provided to the Control Party and the Noteholders, as the same shall be amended from time to time as permitted by the Pooling and Servicing Agreement or, if a successor Servicer shall have been appointed, the standard credit and collection policies of such successor Servicer as shall be in effect from time to time provided that such credit and collection policies shall have been approved by the Control Party and the Noteholders.

Receivables Cutoff Date: With respect to the initial transfer, the Initial Cutoff Date; and with respect to transfers of Receivables on any subsequent Purchase Date, the close of business on the third Business Day prior to the date of transfer of such Receivable.

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Receivables Files: All documents or instruments evidencing or governing such Receivable and all other agreements, instruments, documents and records maintained by Servicer on behalf of the Issuer relating to such Receivable.

Receivables LC Amount: The undrawn amount of the Letters of Credit that are attributable (as determined in accordance with Section 8.7 of the Indenture) to the Receivables Notes.

Receivables Lockbox: Either or both, as the context may require, of the Domestic Receivables Lockbox and the Foreign Receivables Lockbox.

Receivables Lockbox Account: Either or both, as the context may require, of the Domestic Receivables Lockbox Account and the Foreign Receivables Lockbox Account.

Receivables Note: Any one of the Notes substantially in the form of Exhibit A-2 to the Indenture, issued pursuant to the terms of the Indenture.

Receivables Note Interest Payment: For each Distribution Date and Noteholder, an amount equal to the sum, for each day during the Interest Period, of an amount equal to the sum for each Advance then outstanding of an amount equal to the product of (i) the principal amount of such Advance (or a portion thereof), (ii) a rate equal to the sum of (x) the Alternative Rate on such day and (y) the Applicable Margin and (iii) 1/360; and subsequent to the occurrence of an Event of Default an additional amount equal to the Default Interest will be payable to the Receivables Noteholders on each Distribution Date.

Receivables Noteholder: A Holder of a Receivables Note.

Receivables Required Credit Support: The amount which is calculated as of the end of each Accounting Date and equal to the greater of (i) the sum of the Loss Reserve, Dilution Reserve and Yield Reserve and (ii) the sum of the Yield Reserve and the Reserve Floor. The Receivables Required Credit Support is effective for the period beginning on the Determination Date on which the information is reported until the day prior to the following Determination Date.

Receivables Reserve Requirement: With respect to any Distribution Date, the amount of the Reserve Account Required Amount allocated to the Receivables Notes pursuant to Section 8.7 of the Indenture.

Receivables Servicing Standards: As defined in Section 4.02 of the Pooling and Servicing Agreement.

Receivables Unused Facility Fee: As defined in Section 2.7(f) of the Indenture.

Record Date: With respect to any Distribution Date, the related Accounting Date.

Records: As defined in the Purchase Agreement.

38

Recourse Limit: As of any date of determination, an amount equal to the greater of (i) 13% of the Outstanding Amount of the Notes at such time and (ii) the lower of the maximum amount of “Limited Originator Recourse” permitted at such time pursuant to (x) the Credit Agreement (as such agreement may be amended, supplemented, restated, replaced or otherwise modified from time to time) or (y) the Indenture, dated as of January 27, 2005, among ALH Finance LLC, ALH Finance Corporation and the Bank of New York Trust Company, N.A., as Trustee (as such agreement may be amended, supplemented, restated, replaced or otherwise modified from time to time).

Redemption Date: The Distribution Date specified by the Servicer or the Issuer pursuant to Section 10.1(a) of the Indenture.

Redemption Price: An amount equal to the sum of (a) the aggregate of the Outstanding Amount of such Notes, together with all accrued and unpaid interest thereon and (b) the Outstanding Obligations, as of the Redemption Date.

Reference Bank Rate: The per annum rate determined on the basis of the rates at which deposits in Dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Transferor) as of 11:00 a.m., London time, on any date of determination to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the principal amount of the then outstanding Equipment Loan Notes or Receivables Notes, as the case may be. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Transferor, as of 11:00 a.m., New York City time, on the date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal amount of the then outstanding Equipment Loan Notes or Receivables Notes, as the case may be.

Registered Owner: As defined in Section 3.1(a) of the Trust Agreement.

Regulatory Change: As defined in the Note Purchase Agreement.

Reimbursement Amount: As defined in the Ambac Policy.

Related Security: As defined in the Purchase Agreement.

Reporting Date: As defined in the Purchase Agreement.

Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody’s and A-1 by S&P. Any requirement that short-term unsecured debt obligations have the “Required Deposit Rating” means that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

39

Reserve Account: The account designated as such, established and maintained pursuant to Section 6.05 of the Pooling and Servicing Agreement.

Reserve Account Required Amount: With respect to any Distribution Date, means the sum of (A) the lesser of:

(a) the sum of (x) 1.0% of the Net Equipment Loans Balance, as of the last day of the immediately preceding Monthly Period (or, upon the occurrence of an Event of Default or Rapid Amortization Event, as of the Accounting Date immediately prior to the occurrence of such event) and (y) 1.0% of the Net Receivables Balance, as of the last day of the immediately preceding Monthly Period (or, upon the occurrence of an Event of Default or Rapid Amortization Event, as of the Accounting Date immediately prior to the occurrence of such event); and

(b) the Aggregate Note Principal Balance;

and (B) the amount of any Letter of Credit Drawings pursuant to Section 3.27(d) or Section 3.27(e) of the Indenture (less distributions from the deposit of such amount from the Reserve Account in respect of principal or interest)

Reserve Floor: For any Monthly Period, the percentage resulting from the following formula:

RFCF + (the greater of (i) ED x DHR and (ii) 6%)

where:

RFCF = Reserve Floor – Concentration Factor for such Monthly Period

ED = Expected Dilution for such Monthly Period

DHR = Dilution Horizon Ratio for such Monthly Period

Reserve Floor — Concentration Factor: For each Monthly Period, 16.00%.

Responsible Officer: With respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of such trustee, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rule 144A: Rule 144A under the Securities Act.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Sales Tax Allowance: An allowance which shall be $100,000 initially, but is subject to annual review and revision by the Servicer with the consent of the Control Party.

40

Schedule of Loans: The schedule of Loans, annexed to the Pooling and Servicing Agreement and on file at the locations listed on Exhibit B to the Pooling and Servicing Agreement as it may be amended from time to time in accordance with the Pooling and Servicing Agreement, and the schedule of Loans attached to the Initial PSA Assignment.

Schedule of Receivables: The schedule of Receivables, annexed to the Pooling and Servicing Agreement and on file at the locations listed on Exhibit B-2 to the Pooling and Servicing Agreement, as it may be amended from time to time in accordance with the Pooling and Servicing Agreement.

Scheduled Payment: A payment which (i) is in the amount required under the terms of a Loan then in effect, except, in the case of any Loan secured by more than one item of Equipment, including any changes in the terms of such Loan resulting from a Full Prepayment with respect to any item of Equipment related thereto, (ii) is payable by the Obligor and (iii) includes finance charges equivalent to the then applicable Annual Percentage Rate. When Scheduled Payment is used with reference to a Distribution Date, it means the payment which is due in the related Monthly Period; provided, however, that in the case of the first Distribution Date, the Scheduled Payment shall include all such payments due from the Obligor on or after the Initial Cutoff Date.

Second Tier Purchased Assets: As defined in Section 2.01 of the Pooling and Servicing Agreement.

Securities: The Notes and the beneficial interests in the Issuer.

Securities Act: The Securities Act of 1933, as amended.

Security Entitlements: Has the meaning given to such term in Section 8-102(a) of the UCC.

Securityholder: Any of the Noteholders and Registered Owners.

Seller: The Person executing the Purchase Agreement as the Seller, or its successor in interest.

Servicer: The Person executing the Pooling and Servicing Agreement as the Servicer, or its successor in interest pursuant to Section 8.02 of the Pooling and Servicing Agreement.

Servicer Advance: The amount, as of an Accounting Date, which the Servicer advances on the respective Loan pursuant to Section 6.10 of the Pooling and Servicing Agreement.

Servicer Advance Reimbursement Amount: With respect to the Equipment Loan Notes for any Distribution Date, the aggregate for each Loan the sum of (a) amounts received in the related Monthly Period on each Loan to the extent that the Servicer has previously made an unreimbursed Servicer Advance and (b) to the extent that the Servicer, in its sole discretion, determines that any prior unreimbursed Servicer Advances are not collectable, the unreimbursed amounts of those Servicer Advances.

41

Servicer’s Certificate: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.10 of the Pooling and Servicing Agreement.

Servicer Default: As defined in Section 9.01 of the Pooling and Servicing Agreement.

Servicer Modification Credit: As defined in Section 3.08 of the Pooling and Servicing Agreement.

Servicer Modification Credit Amount: As defined in Section 3.08 of the Pooling and Servicing Agreement.

Servicing Fee: A fee payable to Servicer on each Distribution Date equal to the sum of (a) for the Equipment Loans held by the Issuer, the product of 1.00% and the average principal balance of the Equipment Loans held by the Issuer during the prior Monthly Period (less Defaulted Equipment Loans except as otherwise agreed to by the Control Party), and (b) for the Receivables held by the Issuer, the product of 1.00% and the average receivables balance during the prior Monthly Period and relating to the Receivables held by the Issuer.

Servicing Standards: Either or both, as the context may require, of the Loan Servicing Standards or the Receivables Servicing Standards.

Specified Assets: As defined in Section 2.2 of the Purchase Agreement.

Subsequent Purchase Agreement Assignment: The assignment substantially in the form of Exhibit A-2 to the Purchase Agreement.

Substitute Loan: As defined in Section 2.13 of the Pooling and Servicing Agreement.

Substitution Assignment: As defined in Section 2.13 of the Pooling and Servicing Agreement.

Substitution Cutoff Date: As defined in Section 2.13(b) of the Pooling and Servicing Agreement.

Substitution Date: The date on which a Substitution Loan is transferred pursuant to Section 2.13 of the Pooling and Servicing Agreement.

Support Party: Has the meaning given to such term in the Note Purchase Agreement.

Supporting Obligations: Has the meaning given to such term in Section 9-102(a) of the UCC.

Termination of Sale Notice: As defined in Section 7.1 of the Purchase Agreement.

Third Party Financier: As defined in the Purchase Agreement.

TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

42

Transfer and Servicing Agreements: The Purchase Agreement, the assignments pursuant to Section 2.1 of the Purchase Agreement, the Pooling and Servicing Agreement, the Trust Agreement, the Indenture, the Administration Agreement and the Custodial Agreement.

Transferor: Alliance Laundry Equipment Receivables 2005 LLC.

Transferor’s Interest: A percentage equal to 1 minus the Purchasers’ Interest.

Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust: Alliance Laundry Equipment Receivables Trust 2005-A, a Delaware statutory trust created by the Trust Agreement.

Trust Agreement: The Trust Agreement dated as of June 14, 2005, between the Transferor and the Owner Trustee as amended, modified or supplemented from time to time.

Trust Estate: As defined in the Granting Clause of the Indenture.

Trustees: The Owner Trustee and the Indenture Trustee.

UCC: The Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

UCC Collateral: Any property a security interest in which may be perfected by filing under the applicable UCC.

UCC Equipment: Has the meaning given to such term in Section 9-102(a) of the UCC.

Unpaid Balance: As defined in the Purchase Agreement.

Unused Facility Fee: Either or both, as the context may require, of the Equipment Unused Facility Fee and the Receivables Unused Facility Fee.

Unused Facility Fee Percentage: As defined in the Applicable Margin Fee Letter.

Warranty Event: With respect to a Loan, the receipt by the Transferor of notice of an event or condition that with the passage of time would result in such Loan becoming a Warranty Loan.

Warranty Loan: A Loan which the Warranty Purchaser has become obligated to repurchase pursuant to Section 2.12 of the Purchase Agreement or Section 2.12 of the Pooling and Servicing Agreement.

Warranty Payment: With respect to a Distribution Date and to a Warranty Loan repurchased as of the related Accounting Date, the sum of (i) the Loan Balance of such Loan, (ii)

43

the interest portion of all due and past due and unpaid Scheduled Payments and (iii) any other amounts due and owing on such Loan.

Warranty Purchaser: Either (i) the Transferor or Originator pursuant to Section 2.12 of the Pooling and Servicing Agreement or (ii) ALS pursuant to Section 5.04 of the Purchase Agreement.

Weighted Average Life: As of any date of determination and any Equipment Loans, the average amount of time that will elapse from such date to the date of payment by the related Obligors on such Equipment Loans of each dollar of principal paid pursuant to the Scheduled Payments of such loans, assuming no losses or prepayments.

Write-Off: As defined in the Purchase Agreement.

Yield Reserve: The percentage equal to a fraction, the numerator of which is equal to the product of (i) 1.5 times the Days Sales Outstanding - Receivables as of such date and (ii) 1.5 times the sum of the Receivables Note Interest Payment, the Unused Facility Fee, the Indenture Trustee Fees, the Owner Trustee Fees, the Backup Servicer Fees, the Servicer Fees, the Premium and the Insurer Unused Fee (each calculated (x) for a one day period and (y) based only on the amounts allocable to the Receivables Notes in accordance with the Indenture) and the denominator of which is 365.

44

PART II - RULES OF CONSTRUCTION

(a) Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(b) “Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(c) Reference to Distribution Dates. With respect to any Distribution Date, the “related Monthly Period,” and the “related Record Date,” will mean the Monthly Period and Record Date, respectively, immediately preceding such Distribution Date, and the relationships among Monthly Periods and Record Dates will be correlative to the foregoing relationships.

(d) Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(e) Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(f) Calculations. Whenever calculations are to be performed and a component of such calculation consists of information regarding the Receivables or the Equipment for a time period prior to the Closing Date, such calculation shall be based on historical data, as contained in the “model” as it existed on the Closing Date.

APPENDIX B

Notice Addresses and Procedures

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with ALS, the Transferor, the Servicer, the Administrator, the Indenture Trustee, the Issuer, the Owner Trustee, the Insurer or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(a) in the case of the Transferor, at the following address:

Alliance Laundry Equipment Receivables 2005 LLC

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

with a copy to:

Alliance Laundry Equipment Receivables 2005 LLC

Shepard Street and Hall Street

Suite 200

Ripon, WI 54971-0990

Attention: General Counsel

Telecopy: 920-748-4334

Confirmation: 920-748-4320

and

Ropes & Gray

One International Place

Boston, MA 02110-2624

Attention: Alison T. Bomberg

Telecopy: 617-951-7050

Confirmation: 617-951-7000

(b) in the case of the Servicer, at the following address:

Alliance Laundry Systems LLC

Shepard Street

P.O. Box 990

Ripon, WI 54971-0990

Attention: Chief Financial Officer

Telecopy: 920-748-1629

Confirmation: 920-748-1634

with a copy to:

Alliance Laundry Systems LLC

Shepard Street

P.O. Box 990

Ripon, WI 54971-0990

Attention: General Counsel

Telecopy: 920-748-4334

Confirmation: 920-748-4320

and

Ropes & Gray

One International Place

Boston, MA 02110-2624

Attention: Alison T. Bomberg

Telecopy: 617-951-7050

Confirmation: 617-951-7000

(c) in the case of the Custodian, at the following address:

LaSalle Bank National Association

2571 Busse Road, Suite 200

Dock 49

Elk Grove Village, IL 60007

Attention: Manager of Collateral Services

(d) in the case of the Indenture Trustee, at its Corporate Trust Office

(e) in the case of the Issuer or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office, with copies to:

Alliance Laundry Equipment Receivables 2005 LLC

Shepard Street and Hall Street

Suite 200

Ripon, WI 54971-0990

Attention: Chief Financial Officer

Telecopy: 920-748-1629

Confirmation: 920-748-1634

and:

Alliance Laundry Equipment Receivables 2005 LLC

Shepard Street and Hall Street

Suite 200

Ripon, WI 54971-0990

Attention: General Counsel

Telecopy: 920-748-4334

Confirmation: 920-748-4320

2

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

(f) in the case of Moody’s, to

Moody’s Investors Service

ABS Monitoring Department

99 Church Street

New York, New York 10007

Telecopy: 212-552-4642

Confirmation: 212-553-0300

(g) in the case of S&P, to

Standard & Poor’s Ratings Services,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention: Asset Backed Surveillance Department

Telecopy: 212-438-2648

Confirmation: 212-438-2000

(h) in the case of Ambac Assurance Corporation, to:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: Structured Finance Department - ABS

Telecopy No.: 212-208-3547

Confirmation: 212-668-0340

(in each case in which notice or other communication to the Insurer refers to Servicer Default, an Event of Default, a Rapid Amortization Event, a claim on the Ambac Insurance Policy or any event with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall also be sent to the attention of the general counsel of each of the Insurer and the Indenture Trustee and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

3

(i) in the case of the Noteholders, to:

IXIS Capital Markets North America, Inc.

9 West 57th Street, 36th Floor

New York, NY 10019

Attention: Yazmin Vasconez

Telecopy No.: (212) 891-5780

Confirmation: (212) 891-5800

Lehman Brothers Holding, Inc.

745 Seventh Avenue, 7th Floor

New York, NY 10019

Attention: Julie Wright

Telecopy No.: (212) 520-0512

Confirmation: (407) 740-7953

or at such other address as shall be designated by such party in a written notice to the other parties to this Agreement.

Where any Basic Document provides for notice to the Noteholders of any condition or event, such notice shall be sufficiently given (unless otherwise expressly provided in a Basic Document) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such condition or event, at such Person’s address as it appears on the Note Register not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

4

APPENDIX C

CREDIT AGREEMENT

SCHEDULE 7.01

PERFECTION CERTIFICATE – TRANSFEROR

June 28, 2005

The undersigned, Alliance Laundry Equipment Receivables 2005 LLC (the “Transferor”), hereby certifies, with reference to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of June 28, 2005 (terms defined in this certificate shall have the same meanings herein as specified in the Pooling and Servicing Agreement), among the Servicer, the Originator, the Transferor and the Issuer, to the Issuer as follows:

1. Name. The exact legal name of the Company as that name appears on its Certificate of Formation is as follows:

Alliance Laundry Equipment Receivables 2005 LLC

2. Other Identifying Factors.

(a) The following is the mailing address of the Company:

Shepard and Hall Streets

Suite 200

Ripon, Wisconsin 54971

(b) If different from its mailing address, the Company’s place of business or, if more than one, its chief executive office is located at the following address:

None

(c) The following is the type of organization of the Company:

Limited Liability Company

(d) The following is the jurisdiction of the Company’s organization:

Delaware

3. Other Names, Etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

None

Sch. 3.1(k)-1

(b) Attached hereto is the information required in Section 2 for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years.

Not Applicable

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Specified Assets consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

None

(b) The following are all other locations in the United States of America where any of the Specified Assets consisting of inventory or equipment is located:

Not Applicable

(c) The following are the names and addresses of all persons or entities other than the Company, such as, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Specified Assets consisting of instruments, chattel paper, inventory or equipment:

LaSalle Bank National Association

2571 Busse Road

Suite 200

Elk Grove Village, IL 60007

5. Prior Locations.

(a) Set forth below is the information required by Section 4(a) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

Not Applicable

Sch. 3.1(k)-2

IN WITNESS WHEREOF, we have hereunto signed this Certificate as of the date first above written.

ALLIANCE LAUNDRY EQUIPMENT RECEIVABLES 2005 LLC

By:
Name:
Title: